PAYDEN & RYGEL INVESTMENT GROUP              [Full page graphic with corporate
             SEMI-ANNUAL REPORT               logo for Payden and Rygel.]
                 APRIL 30, 1997

CONTENTS

         President's Letter

         -------------------------
         1
         Management Discussion
            Equity Markets
            Bond Markets
         -------------------------

         8
         Portfolio Highlights
         -------------------------

         16
         Statements of Assets
         and Liabilities
         -------------------------

         20
         Statements of Operations
         -------------------------

         24
         Statements of Changes
         in Net Assets
         -------------------------

         31
         Schedules of Portfolio
         Investments
         -------------------------

         77
         Notes to Financial Statements
         -------------------------

         92
         Financial Highlights
         -------------------------

Dear Shareholders:

It's been an exciting six-month period for the Payden & Rygel mutual funds. Our commitment to long-term investment strategies and our conviction that inflation in the U.S. economy would remain under wraps during 1997 helped boost the investment performance of our funds.

Going into this year, many market observers and economists questioned whether inflation would be held in check. A tightening labor market, which increased pressures on employee wages for the first time in several years, and a robust economy, which boosted GDP by 5.8%, seemed to confirm the fears of inflation hawks and contributed to the extremely volatile market sessions that characterized the first quarter of 1997. The Fed's 0.25% tightening of short-term interest rates in March and public concern over the sustainability of U.S. corporate profits also helped roil the markets.

In the second quarter, however, it became apparent that inflation was not as close to hatching as the markets and the Fed had supposed. Renewed investor confidence and a wave of unexpectedly higher earnings reports from many of the biggest U.S. companies drove the Dow Jones Industrial Average to record highs. Prices in the bond market were also driven higher as investors bet that the Fed would leave short-term interest rates unchanged at its FMOC meeting in May, which it did.

Yet, despite the positive economic reports of the second quarter, Payden & Rygel believes that the Fed's concerns about the labor market and its role in pushing up consumer prices will continue to dominate market news in 1997. Therefore, we have decided to stick to a conservative investment style in the coming months.

Indeed, the solid performance of our investment portfolios in general has stemmed from our fairly conservative approach to the markets. Our high-quality, domestic fixed-income funds have benefited from a relatively market-neutral duration vis-a-vis the broad, investment-grade bond market. Short Bond Fund, Intermediate Bond Fund, and Investment Quality Bond Fund have all turned in notable performances. Our large-cap domestic equity funds have also done well. Market Return Fund, which invests in S&P futures contracts and a portfolio of enhanced cash, has beaten the S&P 500 Index over the trailing twelve months and year-to-date, a feat that, according to Morningstar, only 3% of all actively managed U.S. diversified stock funds have been able to accomplish. On the international front, Global Fixed Income Fund, the third biggest global bond fund in the mutual fund industry, has continued to post strong numbers. This year's performance adds to a fine long-term record. For the three-year period ending April 30, 1997, the Fund earned a 5-star rating by Morningstar (based on its risk-adjusted performance against 1,193 fixed income funds for that period). It achieved its strong returns with an average credit weighting of AAA and without engaging in high risk securities such as emerging markets debt.

As you may know, in mid-to-late 1996, several new funds joined the Payden & Rygel fund family. Among the new offerings were Growth & Income Fund, International Equity Fund, Global Balanced Fund, Global Short Bond Fund, and Total Return Fund.

                             [PHOTO OF JOAN PAYDEN]

Within the last six months, all of these funds have offered competitive returns. But, two of the funds, in particular, have stood out. Growth & Income Fund, launched on November 1, 1996, now has approximately $100 million in assets and has risen in tandem with the strong-performing big-cap stocks of the Dow and the S&P 500 Index. The Fund employs the well-known Dow Dogs strategy, which invests in the ten highest-yielding stocks in the Dow Jones Industrial Average, and combines it with the S&P 500 Index to provide added diversification to the portfolio. Global Short Bond Fund has also had a very positive showing year-to-date relative to other global bond funds. The Fund, which has an average credit quality of AAA, provides money market and short-bond fund investors with a way to diversify into foreign bonds with limited interest-rate, credit quality, and currency risks.

Looking forward, we believe that moderate inflation growth, large-cap equities, and high-quality global bonds will continue to benefit our shareholders and will provide us with a very positive outlook for the rest of the year and beyond. We appreciate your investment in our funds and we hope to produce another profitable six months for you in 1997.

Best Wishes,



/s/Joan A. Payden
-----------------
Joan A. Payden
Chairman of the Board
Payden & Rygel Investment Group



Morningstar's proprietary ratings reflect historical risk-adjusted performance, are subject to change monthly and are calculated from the Fund's three-year average annual returns in excess of 90-day T-bill returns with appropriate fee adjustments. Return scores that fall into the top 10% of the Fund's broad investment category are labeled High; the next 22.5% are considered Above Average; the middle 35% are Average; the next 22.5% are labeled Below Average; and the bottom 10% are considered Low.

MANAGEMENT DISCUSSION AND ANALYSIS


EQUITY MARKETS

The U.S. stock market continued its bull market run, with the S&P 500 Index earning 14.72% for the six months ended April 30, 1997. The Dow Jones Industrial Average did even better than that, posting a 17.48% return over the same period. The DJIA index led all other U.S. stock market indices over this time period. As the semi-annual review comes to a close, the S&P 500 Index and the Dow Jones Industrial Average are approaching the highs that they reached in the previous month.

DATE                       S&P 500      Dow Jones Industrial Average
----                       -------      ----------------------------
N '96                      703.77                   6021.93
11/8/96                    730.82                   6219.82
11/15/96                   737.62                   6348.03
11/22/96                   748.73                   6471.76
D                          757.02                   6521.7
12/6/96                    739.6                    6381.94
12/13/96                   728.64                   6304.87
12/20/96                   748.87                   6484.4
J '97                      756.79                   6560.91
1/3/97                     748.03                   6544.09
1/10/97                    759.5                    6703.79
1/17/97                    776.17                   6833.1
F                          770.52                   6696.48
1/31/97                    786.16                   6813.09
2/7/97                     789.56                   6855.8
2/14/97                    808.48                   6988.96
M                          801.77                   6931.62
2/28/97                    790.82                   6877.74
3/7/97                     804.97                   7000.89
3/14/97                    793.17                   6935.46
A                          784.1                    6804.79
3/28/97                    773.88                   6740.59
4/4/97                     757.9                    6526.07
4/11/97                    737.65                   6391.69
M                          766.34                   6703.55
4/25/97                    765.37                   6738.87
5/2/97                     812.97                   7071.2


The GROWTH & INCOME FUND earned a very respectable 13.69% in its first six months of operation. The Fund's strategy of investing half of its assets in the S&P 500 Index and the other half in the 10 highest yielding stocks in the Dow Jones Industrial Average (popularly known as the Dow Dogs) worked well. The assets invested in the S&P 500 contributed the bulk of the portfolio return, as the Dow Dogs lagged the market over this six month period. Among the best performers in the portfolio were Exxon, which gained 20.5%, and Philip Morris, which gained 28.9%, despite a slew of well-publicized (and potentially costly) law suits that have been brought against the company's tobacco unit. AT&T Corp. was the worst performer in the portfolio and the only stock in the Dow Jones Industrial Average to post a negative return. Other underachievers were Chevron, International Paper, and General Motors, which each earned less than half of the Index return. Management believes that with the benefit of time, the Dow Dogs strategy will work as successfully as it has for the past 24 years. That is, these stocks will eventually recover from temporary problems within their businesses and from undervalued stock prices because they are among some of America's best managed and most globally diversified corporations.


Despite considerable volatility in the U.S. bond market, which will be addressed later in the report, the MARKET RETURN FUND posted a strong return of 13.50%. Management is generally pleased with this result and believes that the Fund's good strategy of using short-intermediate bonds and S&P 500 stock index futures will produce very competitive returns.


                                                            SEMI-ANNUAL REPORT 1


DATE              German DAX       UK FTSE 100         Japan Nikkei 225
----              ----------       -----------         ----------------
N '96              2683.25           3948.5                20633.1
11/8/96            2739.83           3910.8                21201
11/15/96           2795.8            3958.2                20929.7
11/22/96           2763.69           4018.7                21216.1
D                  2845.52           4058                  21020.4
12/6/96            2791.96           3963                  20276.7
12/13/96           2799.71           3972.4                20341.4
12/20/96           2854.45           4077.6                19690.5
J '97              2852.88           4091                  19369
1/3/97             2859.28           4089.5                19361.3
1/10/97            2933.39           4056.6                17303.7
1/17/97            3001.37           4207.7                18090
F                  2998.24           4218.8                17689.4
1/31/97            3035.15           4275.8                18330
2/7/97             3138.01           4307.8                17867
2/14/97            3248.18           4341                  18722
M                  3184.09           4336.8                19034.5
2/28/97            3259.64           4308.3                18557
3/7/97             3376.2            4420.3                18198.7
3/14/97            3359.29           4424.3                17923.6
A                  3298.24           4254.8                18633.2
3/28/97            3429.05           4312.9                18189.7
4/4/97             3244.93           4236.6                17860.6
4/11/97            3340.05           4270.7                17847
M                  3344.39           4310.5                18352.1
4/25/97            3374.1            4369.7                18612.9
5/2/97             3460.37           4455.6                19514.8


The INTERNATIONAL EQUITY FUND performed well in a difficult environment. Since the Fund's inception on December 9, 1996, through April 30, 1997, the Fund has posted a return of 2.18%, while the MSCI Europe, Australia and Far East Index has lost 0.45% over the same period.


Stock selection, particularly in Japan, was the primary reason for the relatively strong performance of the Fund. An emphasis on import-related stocks, such as Sony and Toyota Motors, helped boost the portfolio's return. The decline of the Japanese yen, down 11.1% for the six months ended April 30, 1997, was the primary reason that these Japanese exporters did so well.


Within Europe, the Fund was overweight in the high-performing German, Dutch, and Swiss stock markets. The German DAX index gained 20.3% since the Fund's inception date. As in Japan, export-related companies were the big gainers, helped by a 10.5% decline in the German mark. Unfortunately, the stock positions in the Fund were unhedged and its European currency exposure negatively impacted its return. In the U.K., the stock market gained 11.9% since the Fund's inception date. The Fund was overweight in the U.K. market, and the British pound stayed generally stable versus the dollar, so the Fund was able to keep nearly all of its gains.


DATE             Japanese Yen    German Mark
----             ------------    -----------
N '96              113.3            1.512
11/8/96            111.74           1.5015
11/15/96           111.05           1.509
11/22/96           111.45           1.5066
D                  113.92           1.539
12/6/96            112.95           1.547
12/13/96           113.85           1.557
12/20/96           114.25           1.5515
J '97              115.25           1.553
1/3/97             116.41           1.567
1/10/97            116.13           1.5854
1/17/97            117.36           1.6172
F                  118.85           1.6285
1/31/97            121.25           1.637
2/7/97             123.15           1.662
2/14/97            124.25           1.6878
M                  122.91           1.6885
2/28/97            120.33           1.69
3/7/97             121.92           1.7135
3/14/97            123.5            1.694
A                  122.6            1.6863
3/28/97            123.91           1.6761
4/4/97             124.26           1.685
4/11/97            125.87           1.7204
M                  125.8            1.7098
4/25/97            126.43           1.727
5/2/97             126.65           1.7294


2 PAYDEN & RYGEL INVESTMENT GROUP

The GLOBAL BALANCED FUND earned 0.22% for the period from its inception on December 9, 1996 through April 30, 1997. The portfolio was split approximately 50% in bonds and 50% in stocks over this time period. The large weighting in bonds hurt the portfolio, particularly as half of the bond allocation, or 25% of the total Fund, was invested in U.S. bonds. The U.S. bond market was among the worst performing markets over this time period. In addition, the Fund had significant exposure to European currency, and since 25% of the Fund was invested in foreign bonds, those bonds did not rise in value enough to offset the losses in the European currency over that time.


Management is generally satisfied that the Fund is meeting its investment objective, as the Fund seeks maximum appreciation within a balanced framework over long periods of time. The portfolio's conservative construction reflects our worries about the level of stock market valuations worldwide. We believe they are expensive, and this contributed to the Fund's conservative equity allocation. Should the equity markets correct significantly, bringing valuations more in line with what we believe is a reasonable price for stocks, then the equity allocation of this Fund may be substantially increased.


BOND MARKETS

                 MUNICIPAL BOND YIELD CURVE       TREASURY BOND YIELD CURVE
                 --------------------------       -------------------------
                   11/1/96         4/30/97          11/1/96      4/30/97
                   -------         -------          -------      -------
     1 yr           3.60%           3.85%            5.40%        5.88%
     2 yr           3.85%           4.40%            5.73%        6.27%
     3 yr           4.05%           4.60%            5.86%        6.39%
     5 yr           4.35%           4.80%            6.07%        6.56%
    10 yr           4.85%           5.10%            6.34%        6.70%
    15 yr           5.25%           5.45%            6.44%        6.75%
    20 yr           5.40%           5.60%            6.44%        6.80%
    25 yr           5.45%           5.65%            6.54%        6.85%
    30 yr           5.50%           5.70%            6.64%        6.95%


During the six months ended April 30, 1997, bond yields moved modestly higher, rising approximately 0.25%. This increase in rates was prompted by stronger economic growth and fears that the Federal Reserve would raise interest rates to keep inflation under wraps. Yields first began ticking upward in late February, when it became apparent that the Fed was indeed going to make a preemptive strike on inflation. It announced a rate hike of 0.25% on March 20.


                                                            SEMI-ANNUAL REPORT 3

         Tax-Exempt Bonds

         The agreement to balance the budget by the year 2002 and the inclusion of some form of tax cut have the potential to impact the bond market. However, the tax cuts that are proposed, i.e., a reduction in the capital gains tax rate, an increase in the child credit and tax relief for college savings plans, should have little impact on the municipal bond market. The issue of a flat tax continues to surface on Capital Hill, as well; however, there is little popular support for it at this time.

         The emphasis in the core of Payden & Rygel's Tax-Exempt Funds continues to be high quality, non-callable bonds. Management has also targeted some high quality housing bonds, which have stable price movement and provide incremental yield over other high quality bonds. The Funds have been broadly diversified across states and issuer types to limit the risk undertaken from any one economic area or issuer. Over the past six months, we have emphasized the two- and three-year maturity area for the SHORT DURATION TAX EXEMPT FUND, in order to take advantage of the steep slope of this portion of the yield curve, and the 10-15 year maturity range in the TAX EXEMPT BOND FUND. The 10-15 year maturity range produced the greatest return over the past six months and proved to be a profitable position for the Tax Exempt Fund.

         For the six months ended April 30, 1997, the Short Duration Tax Exempt Fund total return was 1.82%. The Tax Exempt Bond Fund returned 1.74%.

         The outlook for the municipal bond market continues to be positive in our opinion. Tax-exempt bonds provide attractive after-tax total returns, when compared to other fixed income investments. The credit quality of municipal issuers has firmed, as states continue to benefit from the strength of the U.S. economy, and tax revenues remain high. We weigh the maturity characteristics, structure, credit quality and appreciation potential of every bond we analyze for purchase in the Funds. We currently favor the three-year maturity range for the Short Duration Tax Exempt Fund, and the 10-15 year maturity range for the Tax Exempt Bond Fund.

         Taxable Bonds

         The LIMITED MATURITY FUND earned 2.51% for the six months ended April 30, 1997. The Fund recently earned a 4-star rating from Morningstar for the trailing 3-years (based on its risk-adjusted performance against 1,193 fixed income funds for the period

4 PAYDEN & RYGEL INVESTMENT GROUP
         ended April 30, 1997).* The Fund's stake in corporate and mortgage-backed bonds contributed significantly to the portfolio's performance. Higher yielding mortgage securities performed especially well over this period due to a combination of higher yield, tighter yield spreads, and decreased prepayment risk.

         The SHORT BOND FUND returned 2.23% for the six months ended April 30, 1997. The Short Bond Fund, which primarily invests in securities with maturities less than 5 years, also carries a 4-star rating from Morningstar for the trailing 3-years (based on its risk-adjusted performance against 1,193 fixed income funds for the period ended April 30, 1997).* Management overweighted the corporate bond and mortgage-backed bond sectors and shortened the Fund's maturity to protect it from a rising interest rate environment. The combination of lower average maturities, along with the use of mortgages and corporates, reduced portfolio volatility and enhanced returns.

         The U.S. TREASURY FUND returned 1.50% for the six months ended April 30, 1997. The Fund invests 100% of its assets in U.S. Treasury securities, concentrated its investments in the two- to seven-year maturity buckets. Intermediate-term Treasuries offer yield advantages over shorter-term securities because they are positioned at the steepest part of the yield curve and can benefit from "rolling" down the yield curve, thereby increasing significantly in price.

         The INTERMEDIATE BOND FUND earned 2.02% for the six months ended April 30, 1997. The Fund invests in Treasuries, corporate bonds, mortgages and asset-backed securities with maturities generally under 10 years. The Fund carries a 3-star rating from Morningstar for the trailing 3-years (based on its risk-adjusted performance against 1,193 fixed income funds for the period ended April 30, 1997).* Despite the rising interest-rate environment, the inclusion of mortgages, corporates and asset-backeds helped performance as these higher yield securities performed well.

         The INVESTMENT QUALITY BOND FUND returned 1.50% for the six months ended April 30, 1997. The Fund invests in intermediate- and long-term bonds, including Treasuries, corporate bonds, mortgages, and asset-backed. The Fund carries a 3-star rating from Morningstar for the trailing 3-years (based on its risk-adjusted performance against 1,193 fixed income funds for the period ended April 30, 1997).*

         * Morningstar's proprietary ratings reflect historical risk-adjusted performance, are subject to change monthly and are calculated from the Fund's three-year average annual returns in excess of 90-day T-Bill returns with appropriate fee adjustments. Return scores that fall into the top 10% of the Fund's broad investment category are labeled High; the next 22.5% are considered Above Average, the middle 35% are Average; the next 22.5% are labeled Below Average; and the bottom 10% are considered Low.



                                                            SEMI-ANNUAL REPORT 5

         Although the recent rise in interest rates negatively affected returns, the impact was muted because the Fund's overall maturity profile was shortened in March. As with our other fixed-income funds, an increased allocation to non-Treasury securities provided an enhancement to returns during this period. The tightening of mortgage-backed and corporate bond yields further boosted portfolio returns, as did our aggressive use of high quality asset-backed securities.

         The TOTAL RETURN FUND returned 0.31% since inception on December 9, 1996, through April 30, 1997. Interest rates rose significantly during the past several months which negatively impacted bond returns. However, the Fund's performance was enhanced by the use of mortgages, corporate bonds and asset-backeds. Each of these sectors has performed relatively well and has contributed to overall returns. Payden & Rygel continues to believe that these sectors offer attractive return opportunities. In addition, 20% of the portfolio is invested in intermediate-maturity, BB-rated corporate bonds which offer additional returns because of their below investment-grade ratings. These securities provide over 1% of additional yield while limiting risk because of the positive credit conditions of the individual securities.


         International Bonds

         The geographical investment focus of the three Payden & Rygel GLOBAL BOND FUNDS is on the major industrialized economies of the world, (e.g., Germany, Japan, United Kingdom, Canada, France, etc.). Over the past six months, several major themes have influenced the bond performance in these regions around the world. European bonds have been strongly influenced by the viability of European Monetary Union and its ability to start on January 1, 1999. Japanese bonds have been affected by the weakness in the Japanese economy and the loose monetary policy of the Bank of Japan, which has held short term rates at 0.50% for the past six months. In the U.S. and the U.K., bond investors have been worried about economies, which appear to be gaining steam, and thus may be subject to future inflation pressures.


6 PAYDEN & RYGEL INVESTMENT GROUP

         In addition, the U.S. dollar has risen relative to most of the major currencies in the world because of higher interest rates and a strong domestic economy. THE INTERNATIONAL BOND FUND took advantage of this situation by hedging a significant percentage of its foreign currency exposure. This strategy enabled the Fund to outperform the JP Morgan International Bond Index by 3.72% over the half year.


         Another strategy employed by all three Funds was to sell their exposure to the Japanese bond market in anticipation of interest rates rising from historically low levels. The move paid off. Japanese bond yields rose throughout the month of April, thereby lowering bond prices, which helped the GLOBAL FIXED INCOME FUND and the International Bond Fund outperform that segment of their respective indices. Overall, the Global Fixed Income Fund returned 2.18%, the GLOBAL SHORT BOND FUND returned 3.25% and the International Bond Fund returned - 3.19% over the past six months.


                                                            SEMI-ANNUAL REPORT 7

   --------------------
   GROWTH & INCOME FUND
   --------------------

                              Portfolio Composition

        S&P Depositary
        Receipts 51%                               Other Issues, and Cash 2%
                                                          Texaco 3%
                                                          AT&T   4%
                                                          Dupont 5%
                                                    International Paper 5%
                                                      General Motors  5%
                                              Minnesota Mining & Manufacturing 5%
        Exxon 5%                                         J.P. Morgan 5%
        Chevron 5%                                       Philip Morris 5%

--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
        Net Assets:                $81,567,000                       Fund Not In
        Number of Issues:                   13                         Operation
--------------------------------------------------------------------------------

   ------------------
   MARKET RETURN FUND
   ------------------
                              Portfolio Composition

                                     Asset-Backed 9%
                                     Corporate 10%                          Equity
                                                                            Exposure
                                                                            --------
                                                                        S&P Futures      98%
                                     Mortgage Backed 18%                S&P Depositary
                                     S&P Depositary                     Receipts          2%
        Treasury/                    Receipts 2%
        Agency 57%                        Cash 4%

--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
        Net Assets:                $10,814,000                        $5,789,000
        Number of Issues:                   24                                22
        Average Maturity:            0.4 years                         2.1 years
        SEC Yield:                       5.15%                             6.03%
--------------------------------------------------------------------------------

8 Payden & Rygel Investment Group

   -------------------------
   INTERNATIONAL EQUITY FUND
   -------------------------

                              Portfolio Composition

                                    Japan      29%               Top 5 Countries
                                                                 ---------------
                                                               Japan         29%
                                                               U.K.          14%
                                    Other        5%            Switzerland    9%
                                    Pacific Rim 11%            France         8%
                                                               Netherlands    7%
                                    U.K.        14%
                                    Continental
                                     Europe     41%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
        Net Assets:                 $8,800,000                       Fund Not In
        Number of Issues:                   55                         Operation
--------------------------------------------------------------------------------

   --------------------
   GLOBAL BALANCED FUND
   --------------------

                              Portfolio Composition
       Stocks                         Bonds
         53%                           47%                       Top 5 Countries
                                                                 ---------------
      U.S.       19%                     U.S.       21%         U.S.          40%
                                                                U.K.          13%
                                                                Japan          8%
      Europe     21%                                            Germany        6%
                                         Europe     21%         Australia      5%

      Japan       8%                     Pacific Rim 5%
      Pacific Rim 4%
      Other       1%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
        Net Assets:                $10,393,000                       Fund Not In
        Number of Issues:                   73                         Operation
--------------------------------------------------------------------------------
                                                            SEMI-ANNUAL REPORT 9

------------------------------
SHORT DURATION TAX EXEMPT FUND
------------------------------


                              Portfolio Composition

                         General Obligation Bonds      16%
                         Insured Bonds                 31%
                         Revenue Bonds                 39%
                         Cash                           8%
                         Pre-refunded Bonds             6%


                                     Credit
                                     Quality
                                     -------
                                 AAA           48%
                                 AA            16%
                                 A             27%
                                 BBB            9%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                       $32,420,000                       $36,336,000
 Number of Issues:                          34                                35
 Average Maturity:                   1.8 years                         2.1 years
 SEC Yield:                              3.97%                             3.76%
--------------------------------------------------------------------------------

--------------------
TAX EXEMPT BOND FUND
--------------------

                              Portfolio Composition
                         General Obligation Bonds      30%
                         Revenue Bonds                 29%
                         Cash                           3%
                         Pre-refunded Bonds             5%
                         Insured Bonds                 33%


                                     Credit
                                     Quality
                                     -------
                                AAA           54%
                                AA            35%
                                A              7%
                                BBB            4%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                       $48,365,000                       $49,862,000
 Number of Issues:                          42                                43
 Average Maturity:                   9.6 years                         9.3 years
 SEC Yield:                              4.88%                             4.75%
--------------------------------------------------------------------------------


10 PAYDEN & RYGEL INVESTMENT GROUP

---------------------
LIMITED MATURITY FUND
---------------------

                              Portfolio Composition
                             Treasury/Agency     15%
                             Commercial Paper    39%
                             Mortgage Backed     17%
                             Cash                 1%
                             Asset Backed         6%
                             Corporate           22%

                                     Credit
                                     Quality
                                     -------
                                 AAA         75%
                                 AA          12%
                                 A           13%

--------------------------------------------------------------------------------
                               April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                      $113,775,000                       $50,771,000
 Number of Issues:                          36                                27
 Average Maturity:                   0.4 years                         0.7 years
 SEC Yield:                              5.58%                             5.63%

---------------
SHORT BOND FUND
---------------

                              Portfolio Composition

                             Mortgage Backed     20%
                             Corporate           41%
                             Asset Backed         9%
                             Commercial Paper    12%
                             Cash                 4%
                             Treasury/Agency     14%

                                     Credit
                                     Quality
                                     -------
                                AAA              59%
                                AA               15%
                                A                26%

--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                      $109,504,000                       $97,966,000
 Number of Issues:                          40                                34
 Average Maturity:                   1.3 years                         1.9 years
 SEC Yield:                              6.12%                             5.80%
--------------------------------------------------------------------------------


                                                           SEMI-ANNUAL REPORT 11

------------------
U.S. TREASURY FUND
------------------

                              Portfolio Composition
                       Treasury/Agency               100%

                                     Credit
                                     Quality
                                     -------
                                 AAA          100%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                       $21,524,000                       $22,114,000
 Number of Issues:                           8                                13
 Average Maturity:                   2.5 years                         4.7 years
 SEC Yield:                              6.14%                             5.85%
--------------------------------------------------------------------------------


----------------------
INTERMEDIATE BOND FUND
----------------------


                              Portfolio Composition
                           Treasury/Agency          33%
                           Commercial Paper          4%
                           Mortgage Backed          20%
                           Asset Backed             13%
                           Corporate                30%

                                     Credit
                                     Quality
                                     -------
                                AAA           70%
                                AA             9%
                                A             13%
                                BBB            8%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                       $35,968,000                       $52,767,000
 Number of Issues:                          24                                31
 Average Maturity:                   3.8 years                         3.1 years
 SEC Yield:                              6.33%                             5.74%
--------------------------------------------------------------------------------


12 PAYDEN & RYGEL INVESTMENT GROUP

-----------------------
INVESTMENT QUALITY FUND
-----------------------

                              Portfolio Composition
                            Treasury/Agency          22%
                            Asset Backed              8%
                            Mortgage Backed          35%
                            Cash                      1%
                            Corporate                34%


                                     Credit
                                     Quality
                                     -------
                                AAA           82%
                                AA             6%
                                A              7%
                                BBB            5%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                       $48,141,000                       $32,304,000
 Number of Issues:                          37                                32
 Average Maturity:                   6.5 years                         8.8 years
 SEC Yield:                              6.30%                             6.63%
--------------------------------------------------------------------------------

-----------------
TOTAL RETURN FUND
-----------------


                              Portfolio Composition
                            Mortgage Backed          34%
                            Treasury/Agency          10%
                            Cash                      1%
                            Non-U.S.$                10%
                            Asset Backed             20%
                            Corporate                25%


                                     Credit
                                     Quality
                                     -------
                                 AAA           77%
                                 BBB            3%
                                 BB            17%
                                 B              3%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                       $12,583,000                              Fund
 Number of Issues:                          37                            Not In
 Average Maturity:                   6.4 years                         Operation
 SEC Yield:                              6.26%
--------------------------------------------------------------------------------


                                                           SEMI-ANNUAL REPORT 13

-----------------------
INTERNATIONAL BOND FUND
-----------------------


                              Maturity Composition
                               Italy          4.4
                               Spain          5.1
                               Germany        7.2
                               U.K.           4.3
                               Denmark        7.6
                               Netherlands    7.8
                               Sweden         6.4
                               Australia      5.4

                                  Country Allocation
                                  ------------------
                                   U.K.          27%
                                   Germany       21%
                                   Sweden        11%
                                   Denmark       10%
                                   Spain          4%
                                   Italy          4%
                                   Australia     21%
                                   Netherlands    2%


                              Currency Composition
                                  U.S.      41%
                                  Germany   20%
                                  Spain      4%
                                  U.K.      11%
                                  Japan     12%
                                  Canada    12%


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                       $22,432,000                       $18,364,000
 Number of Issues:                          24                                23
 Average Maturity:                   5.5 years                         6.6 years
 SEC Yield:                              6.01%                             5.31%
--------------------------------------------------------------------------------


14 PAYDEN & RYGEL INVESTMENT GROUP

------------------------
GLOBAL FIXED INCOME FUND
------------------------


                              Maturity Composition
                               Spain          5.1
                               U.S.           3.4
                               U.K.           7.6
                               Sweden         4.7
                               Germany        7.0
                               Australia      8.5


                               Country Allocation
                               ------------------
                               U.S.          51%
                               U.K.          15%
                               Germany        9%
                               Sweden        10%
                               Australia     10%
                               Spain          5%


                                  CURRENCY 100%
                                   HEDGED INTO
                                     U.S. $


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                      $597,510,000                      $651,165,000
 Number of Issues:                          17                                21
 Average Maturity:                   5.2 years                         5.7 years
 SEC Yield:                              6.22%                             5.40%
--------------------------------------------------------------------------------


----------------------
GLOBAL SHORT BOND FUND
----------------------


                              Maturity Composition
                               U.S.           1.2
                               Sweden         2.2
                               Australia      3.5
                               Germany        2.5
                               U.K.           2.1



                               Country Allocation
                                U.S.          21%
                                U.K.          10%
                                Germany       24%
                                Sweden        15%
                                Spain         10%
                                Australia     20%

                                  CURRENCY 100%
                                   HEDGED INTO
                                     U.S. $


--------------------------------------------------------------------------------
                                April 30, 1997                  October 31, 1996
                                --------------                  ----------------
 Net Assets:                      $153,877,000                       $28,913,000
 Number of Issues:                          15                                13
 Average Maturity:                   2.3 years                         2.4 years
 SEC Yield:                              5.15%                             5.12%
--------------------------------------------------------------------------------


                                                           SEMI-ANNUAL REPORT 15

  STATEMENTS OF ASSETS AND LIABILITIES
April 30, 1997 (Unaudited)

                                          GLOBAL             GLOBAL         INTERNATIONAL      SHORT DURATION       TAX EXEMPT
                                        SHORT BOND        FIXED INCOME           BOND            TAX EXEMPT            BOND
                                           FUND               FUND               FUND               FUND               FUND
                                       ============       ============       ============       ============       ============
ASSETS:
Investments, at value*..............   $147,884,722       $580,988,569       $ 21,784,381       $ 31,969,812       $ 47,725,256
Interest receivable.................      4,087,116         14,431,478            603,288            474,051            716,197
Dividends receivable................
Open forward currency contracts.....      1,906,900          2,457,364             37,038
Closed forward currency contracts...         14,504             43,513              7,991
Receivable for investments sold.....
Receivable for open futures
  contracts.........................
Receivable for fund shares sold.....
Unamortized organization costs (Note
  4)................................          1,254              6,185              2,674              1,643              3,897
Deferred expense subsidy (Note 5)...         86,141                               126,135            216,184            302,598
Other assets........................
                                       ------------       ------------        -----------        -----------        -----------
    Total Assets....................    153,980,637        597,927,109         22,561,507         32,661,690         48,747,948
                                       ------------       ------------        -----------        -----------        -----------
LIABILITIES:
Open forward currency contracts.....
Closed forward currency contracts...
Payable for investments purchased...
Payable for open futures
  contracts.........................                                                                                     13,406
Payable for fund shares redeemed....                             9,993                                20,000             60,000
Payable to Payden & Rygel (Note
  5)................................
Accrued expenses:
  Investment advisory fees..........         60,453            235,735             93,685            172,953            247,056
  Administration fees...............          7,433             29,198             15,001             24,290             40,066
  Other expenses....................         34,661            140,212             21,093             24,218             20,948
Other liabilities...................            717              2,128                 63                                 1,833
                                       ------------       ------------        -----------        -----------        -----------
    Total Liabilities...............        103,264            417,266            129,842            241,461            383,309
                                       ------------       ------------        -----------        -----------        -----------
    NET ASSETS......................   $153,877,373       $597,509,843       $ 22,431,665       $ 32,420,229       $ 48,364,639
                                       ============       ============        ===========        ===========        ===========
NET ASSETS:
Paid in capital.....................   $153,697,373       $603,499,937       $ 23,022,341       $ 32,448,385       $ 49,610,327
Undistributed net investment
  income............................       (567,895)        (5,791,720)           366,749              7,246             12,700
Accumulated net realized gains
  (losses) from:
  Investments.......................     (1,580,812)       (11,994,986)          (298,382)            85,706         (1,282,527)
  Foreign currency transactions.....      3,790,489         21,383,195             21,597
  Futures contracts.................                           170,675                              (108,515)          (303,315)
  Options contracts.................                          (863,801)
Net unrealized appreciation
  (depreciation) from:
  Investments.......................     (3,264,903)       (10,844,384)          (700,851)           (12,593)           322,485
  Translation of assets and
    liabilities in foreign
    currencies......................      1,803,121          1,950,927             20,211
  Open futures contracts............                                                                                      4,969
  Open options contracts written....
                                       ------------       ------------        -----------        -----------        -----------
    NET ASSETS......................   $153,877,373       $597,509,843       $ 22,431,665       $ 32,420,229       $ 48,364,639
                                       ============       ============        ===========        ===========        ===========
Outstanding shares of beneficial
  interest..........................     15,230,124         58,920,948          2,268,493          3,242,863          5,139,012
                                       ============       ============        ===========        ===========        ===========
NET ASSET VALUE -- offering and
  redemption price per share........   $      10.10       $      10.14       $       9.89       $      10.00       $       9.41
                                       ============       ============        ===========        ===========        ===========
------------
*Investments, at cost...............   $151,149,625       $591,832,953       $ 22,485,232       $ 31,982,405       $ 47,402,771


                                         TREASURY
                                           FUND
                                       ============
ASSETS:
Investments, at value*..............   $ 21,285,362
Interest receivable.................        240,061
Dividends receivable................
Open forward currency contracts.....
Closed forward currency contracts...
Receivable for investments sold.....
Receivable for open futures
  contracts.........................
Receivable for fund shares sold.....
Unamortized organization costs (Note
  4)................................          1,584
Deferred expense subsidy (Note 5)...        157,850
Other assets........................
                                        -----------
    Total Assets....................     21,684,857
                                        -----------
LIABILITIES:
Open forward currency contracts.....
Closed forward currency contracts...
Payable for investments purchased...
Payable for open futures
  contracts.........................
Payable for fund shares redeemed....
Payable to Payden & Rygel (Note
  5)................................         21,921
Accrued expenses:
  Investment advisory fees..........         99,998
  Administration fees...............         17,221
  Other expenses....................         22,077
Other liabilities...................
                                        -----------
    Total Liabilities...............        161,217
                                        -----------
    NET ASSETS......................   $ 21,523,640
                                        ===========
NET ASSETS:
Paid in capital.....................   $ 21,758,768
Undistributed net investment
  income............................          6,472
Accumulated net realized gains
  (losses) from:
  Investments.......................       (185,818)
  Foreign currency transactions.....
  Futures contracts.................
  Options contracts.................
Net unrealized appreciation
  (depreciation) from:
  Investments.......................        (55,782)
  Translation of assets and
    liabilities in foreign
    currencies......................
  Open futures contracts............
  Open options contracts written....
                                        -----------
    NET ASSETS......................   $ 21,523,640
                                        ===========
Outstanding shares of beneficial
  interest..........................      2,069,453
                                        ===========
NET ASSET VALUE -- offering and
  redemption price per share........   $      10.40
                                        ===========
------------
*Investments, at cost...............   $ 21,341,144

                       See notes to financial statements.

 16   PAYDEN & RYGEL INVESTMENT GROUP

      LIMITED           SHORT         INTERMEDIATE      INVESTMENT         TOTAL            GLOBAL        INTERNATIONAL
      MATURITY           BOND             BOND         QUALITY BOND        RETURN          BALANCED          EQUITY
        FUND             FUND             FUND             FUND             FUND             FUND             FUND
    ===========      ===========       ==========       ==========       ==========       ==========       ==========
    $121,474,418     $108,079,793     $38,164,089      $59,004,044      $14,808,428      $10,264,044       $8,665,222
         534,483        1,245,035         393,880          473,081          114,080          114,367               31
                                                                                              21,545           40,084
                                                                             13,229
                                                                                                 588
                                        2,011,081        5,764,852          290,514                            92,405
                                                                             21,266            4,500
          67,500          180,000                              200                                              5,000
                                                                              2,657            3,385            3,144
         346,605          283,139         216,524          348,021           32,512           37,695           35,452
                                                                                887
     -----------      -----------     -----------      -----------      -----------      -----------       ----------
     122,423,006      109,787,967      40,785,574       65,590,198       15,283,573       10,446,124        8,841,338
     -----------      -----------     -----------      -----------      -----------      -----------       ----------
                                                                                              10,427
                                                                              4,533
                                        4,601,097       17,100,108        2,659,880
       8,298,311
                                                           122,487           13,973           13,584           11,718
         265,195          199,208         165,139          173,477            8,939           11,391            8,572
          44,492           42,688          30,234           28,409            1,916            1,904            1,722
          39,954           42,506          21,058           24,976           11,205           15,413           17,916
                                                                                                 874            1,132
     -----------      -----------     -----------      -----------      -----------      -----------       ----------
       8,647,952          284,402       4,817,528       17,449,457        2,700,446           53,593           41,060
     -----------      -----------     -----------      -----------      -----------      -----------       ----------
    $113,775,054     $109,503,565     $35,968,046      $48,140,741      $12,583,127      $10,392,531       $8,800,278
     ===========      ===========     ===========      ===========      ===========      ===========       ==========
    $113,851,181     $109,971,895     $35,852,687      $48,844,577      $12,649,162      $10,388,041       $8,634,896
          29,628           28,482           9,489           16,376           41,854          109,663           33,472
        (120,732)        (334,178)        233,706         (666,185)         (60,748)        (130,810)         (23,999)
                                                                              6,364          (60,897)         (72,262)
                                                           165,973          (49,612)
          14,977         (162,634)       (127,836)        (220,000)         (20,464)          32,778          231,714
                                                                             12,727          (12,562)          (3,543)
                                                                              3,844           49,950
                                                                                              16,368
     -----------      -----------     -----------      -----------      -----------      -----------       ----------
    $113,775,054     $109,503,565     $35,968,046      $48,140,741      $12,583,127      $10,392,531       $8,800,278
     ===========      ===========     ===========      ===========      ===========      ===========       ==========
      11,334,193       11,065,278       3,789,871        4,983,342        1,274,484        1,038,321          861,759
     ===========      ===========     ===========      ===========      ===========      ===========       ==========
    $      10.04     $       9.90     $      9.49      $      9.66      $      9.87      $     10.01       $    10.21
     ===========      ===========     ===========      ===========      ===========      ===========       ==========
    $121,459,441     $108,242,427     $38,291,925      $59,224,044      $14,828,892      $10,231,266       $8,433,508


         INCOME           RETURN
          FUND             FUND
       ==========       ==========
      $83,339,088      $10,729,100
              115           38,644
           24,281

                             8,075
                            39,000
          226,869
           10,102           33,697
           26,374          147,700

      -----------      -----------
       83,626,829       10,996,216
      -----------      -----------

        1,990,234
           30,295
                           135,841
           28,585           18,060
            3,410            3,870
            6,912           24,641

      -----------      -----------
        2,059,436          182,412
      -----------      -----------
      $81,567,393      $10,813,804
      ===========      ===========
      $79,080,648      $10,031,016
          (19,910)           3,012
             (405)        (345,609)

                         1,107,960
        2,507,060           11,600

                             5,825

      -----------      -----------
      $81,567,393      $10,813,804
      ===========      ===========
        7,224,929          937,363
      ===========      ===========
      $     11.29      $     11.54
      ===========      ===========
      $80,832,028      $10,717,500

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    17

  STATEMENTS OF OPERATIONS
Period ended April 30, 1997 (Unaudited)

                                                                                       SHORT
                                       GLOBAL          GLOBAL       INTERNATIONAL     DURATION       TAX-EXEMPT         U.S.
                                     SHORT BOND     FIXED INCOME        BOND         TAX EXEMPT         BOND          TREASURY
                                        FUND            FUND            FUND            FUND            FUND            FUND
                                    ===========     ===========     ===========     ===========     ===========     ===========
INVESTMENT INCOME:
Interest income..................   $ 1,968,494     $19,317,161      $  623,737       $686,862       $1,254,299       $788,201
Dividend income..................
                                     ----------     -----------      ----------      ---------       ----------     ----------
  Investment Revenues............     1,968,494      19,317,161         623,737        686,862        1,254,299        788,201
                                     ----------     -----------      ----------      ---------       ----------     ----------
EXPENSES:
Investment advisory fees (Note
  5).............................       108,425         925,302          28,639         51,279           77,154         37,135
Administration fees (Note 5).....        21,685         185,060           5,728          9,615           14,466          7,958
Custodian fees...................        11,285          92,012           9,118          4,063            4,465          4,000
Accounting fees (Note 5).........        11,845         114,443           6,229          8,611           11,551          7,613
Legal fees.......................         1,129          15,500             449            820            1,253            628
Audit fees.......................         8,809          20,071          11,943          8,184            8,322          8,007
Insurance........................         2,332          28,534             835          1,440            2,195          1,182
Organization expenses (Note 4)...           259           9,027             980          1,462            2,664            761
Trustees' fees and expenses......         2,712          35,641           1,036          1,835            2,728          1,294
Transfer agent fees (Note 5).....         5,011          29,123           4,635          5,982            6,648          6,045
Registration and filing fees.....        22,196          21,983           3,226          7,989            7,399          6,091
Printing costs...................           740          16,341             480            739            1,215            611
Other expenses...................         1,905          20,816           1,147          3,571            4,984          1,867
Waived advisory fee (Note 5).....
Expense subsidy (Note 5).........       (35,683)                         (7,618)       (33,474)         (36,540)       (23,506)
                                     ----------     -----------      ----------      ---------       ----------     ----------
  Net Expenses...................       162,650       1,513,853          66,827         72,116          108,504         59,686
                                     ----------     -----------      ----------      ---------       ----------     ----------
    Net Investment Income........     1,805,844      17,803,308         556,910        614,746        1,145,795        728,515
                                     ----------     -----------      ----------      ---------       ----------     ----------
REALIZED AND UNREALIZED GAINS
  (LOSSES):
Net realized gains (losses) from:
  Investments....................    (1,580,812)       (146,253)        (67,698)        20,431           34,457        (51,586)
  Foreign currency
    transactions.................     3,790,489      21,383,195          21,597
  Futures contracts..............                                                                      (145,483)
  Options contracts..............                      (863,801)
Change in net unrealized
  appreciation (depreciation)
  from:
  Investments....................    (3,724,875)    (29,289,677)     (1,235,988)       (65,144)        (354,997)      (291,633)
  Translation of assets and
    liabilities in foreign
    currencies...................     2,160,759       4,815,651         108,179
  Futures contracts..............                                                                       173,407
  Open options contracts
    written......................
                                     ----------     -----------      ----------      ---------       ----------     ----------
    Net realized and unrealized
      gains (losses).............       645,561      (4,100,885)     (1,173,910)       (44,713)        (292,616)      (343,219)
                                     ----------     -----------      ----------      ---------       ----------     ----------
CHANGE IN NET ASSETS RESULTING
  FROM OPERATIONS................   $ 2,451,405     $13,702,423      $ (617,000)      $570,033       $  853,179       $385,296
                                     ==========     ===========      ==========      =========       ==========     ==========
------------
(a) The Fund commenced operations on December 9, 1996.
(b) The Fund commenced operations on November 1, 1996.

                       See notes to financial statements.

 18   PAYDEN & RYGEL INVESTMENT GROUP

                                                            INVESTMENT
          LIMITED           SHORT         INTERMEDIATE       QUALITY           TOTAL            GLOBAL        INTERNATIONAL
          MATURITY           BOND             BOND             BOND            RETURN          BALANCED          EQUITY
            FUND             FUND             FUND             FUND           FUND (A)         FUND (A)         FUND (A)
         ==========       ==========       ==========       ==========       ==========       ==========       ==========
         $2,294,291       $3,429,906       $1,056,395       $1,408,278       $  210,067       $  111,129        $ 14,819
                                                                                                  28,709          50,067
         ----------       ----------       ----------       ----------        ---------        ---------       ---------
          2,294,291        3,429,906        1,056,395        1,408,278          210,067          139,838          64,886
         ----------       ----------       ----------       ----------        ---------        ---------       ---------
            110,787          154,929           45,788           62,052            8,939           15,865          17,222
             23,740           33,199            9,812           13,297            1,916            1,904           1,722
              4,905            5,526            4,070            4,429            4,661            8,758           8,924
             15,581           22,960            9,610           10,965            3,575            3,506           3,513
              1,681            2,725              914            1,351              161              154             155
              8,335            8,691            8,050            8,648            7,793            9,419           9,420
              3,338            5,132            1,704            1,996              288              264             267
                880                                                                 598              678             655
              4,052            6,473            2,062            2,443              339              337             342
              7,684            8,055            6,658            5,905            4,521            4,519           4,519
             18,522           19,532            8,855           13,963           12,839           12,507          12,546
              1,579            2,305              893            1,070              124              115             115
              3,540            6,216            3,417            3,537            1,126            1,882           1,886
            (85,908)         (54,399)         (28,241)         (29,921)         (32,512)         (37,695)        (35,452)
         ----------       ----------       ----------       ----------        ---------        ---------       ---------
            118,716          221,344           73,592           99,735           14,368           22,213          25,834
         ----------       ----------       ----------       ----------        ---------        ---------       ---------
          2,175,575        3,208,562          982,803        1,308,543          195,699          117,625          39,052
         ----------       ----------       ----------       ----------        ---------        ---------       ---------
            (57,689)          22,365          285,107         (231,303)         (60,748)        (130,810)        (23,999)
                                                                                  6,364          (60,897)        (72,262)
                                                                                (49,612)
            (99,247)        (782,412)        (578,190)        (477,189)         (20,464)          32,778         231,714
                                                                                 12,727          (12,562)         (3,543)
                                                                                  3,844           49,950
                                                                                                  16,368
         ----------       ----------       ----------       ----------        ---------        ---------       ---------
           (156,936)        (760,047)        (293,083)        (708,492)        (107,889)        (105,173)        131,910
         ----------       ----------       ----------       ----------        ---------        ---------       ---------
         $2,018,639       $2,448,515       $  689,720       $  600,051       $   87,810       $   12,452        $170,962
         ==========       ==========       ==========       ==========        =========        =========       =========


        GROWTH &          MARKET
         INCOME           RETURN
        FUND (B)           FUND
       ==========       ==========
       $   49,492        $215,519
          287,369
       ----------      ----------
          336,861         215,519
       ----------      ----------
           75,606          10,029
            9,073           2,149
            3,829           3,666
            6,324           4,141
              592             158
            8,948           7,683
              871             241
            1,345           7,730
            1,022             375
            6,883           5,418
           20,898             318
              465           1,727
            2,421             902
          (30,242)
          (26,374)        (28,418)
       ----------      ----------
           81,661          16,119
       ----------      ----------
          255,200         199,400
       ----------      ----------
             (405)         (7,166)

                          995,291
        2,507,060         (23,398)

                         (219,950)

       ----------      ----------
        2,506,655         744,777
       ----------      ----------
       $2,761,855        $944,177
       ==========      ==========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    19

  STATEMENTS OF CHANGES IN NET ASSETS

                                                                            GLOBAL SHORT BOND FUND
                                                                        ==============================
                                                                          SIX MONTHS
                                                                            ENDED         PERIOD ENDED
                                                                        APRIL 30, 1997    OCTOBER 31,
                                                                         (UNAUDITED)        1996 (C)
                                                                        =============     ============
INCREASE (DECREASE) IN NET ASSETS:
FROM OPERATIONS:
Net investment income.................................................   $  1,805,844     $   130,720
Net realized gains (losses)...........................................      2,209,677              (8)
Change in net unrealized appreciation (depreciation)..................     (1,564,116)        102,334
                                                                        --------------    -----------
  Change in net assets resulting from operations......................      2,451,405         233,046
                                                                        --------------    -----------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income.................................................     (2,399,452)       (104,999)
Net realized gains from investments...................................
In excess of net realized gains from investments......................
                                                                        --------------    -----------
  Change in net assets from distributions to shareholders.............     (2,399,452)       (104,999)
                                                                        --------------    -----------
FROM CAPITAL TRANSACTIONS:
Proceeds from fund shares sold........................................    124,787,001      28,680,369
Reinvestment of distributions.........................................      2,232,171         104,999
Cost of fund shares redeemed..........................................     (2,107,167)
                                                                        --------------    -----------
  Change in net assets from capital transactions......................    124,912,005      28,785,368
                                                                        --------------    -----------
     Total Change in Net Assets.......................................    124,963,958      28,913,415
NET ASSETS:
Beginning of period...................................................     28,913,415               0
                                                                        --------------    -----------
End of period.........................................................   $153,877,373     $28,913,415
                                                                        ==============    ===========
FUND SHARES OF BENEFICIAL INTEREST:
Outstanding shares at beginning of period.............................      2,871,151               0
                                                                        --------------    -----------
Shares sold...........................................................     12,345,206       2,860,724
Shares issued in reinvestment of distributions........................        220,802          10,427
Shares redeemed.......................................................       (207,035)              0
                                                                        --------------    -----------
Change in shares outstanding..........................................     12,358,973       2,871,151
                                                                        --------------    -----------
Outstanding shares at end of period...................................     15,230,124       2,871,151
                                                                        ==============    ===========

------------
(a)  The Fund commenced operations on December 9, 1996.

(b)  The Fund commenced operations on November 1, 1996.

(c)  The Fund commenced operations on September 18, 1996.

(d)  The Fund commenced operations on December 1, 1995.

                       See notes to financial statements.

 20   PAYDEN & RYGEL INVESTMENT GROUP

                                                                                                   SHORT DURATION
          GLOBAL FIXED INCOME FUND                   INTERNATIONAL BOND FUND                       TAX EXEMPT FUND
     ===================================       ===================================       ===================================
       SIX MONTHS                                SIX MONTHS                                SIX MONTHS
         ENDED                                     ENDED                                     ENDED
     APRIL 30, 1997         YEAR ENDED         APRIL 30, 1997         YEAR ENDED         APRIL 30, 1997         YEAR ENDED
      (UNAUDITED)        OCTOBER 31, 1996       (UNAUDITED)        OCTOBER 31, 1996       (UNAUDITED)        OCTOBER 31, 1996
    ================     ================     ================     ================     ================     ================

     $   17,803,308       $   36,295,168        $    556,910         $  1,048,759         $    614,746         $  1,063,571
         20,373,141              476,129             (46,101)            (956,437)              20,431              (43,242)
        (24,474,026)           7,532,019          (1,127,809)             614,017              (65,144)             (83,247)
    ---------------      ---------------      --------------       --------------       ---------------      --------------
         13,702,423           44,303,316            (617,000)             706,339              570,033              937,082
    ---------------      ---------------      --------------       --------------       ---------------      --------------
        (26,263,574)         (44,142,948)           (184,316)             (51,924)            (609,725)          (1,063,018)
                                                    (126,510)             (23,827)                                  (32,675)
                                                                         (110,019)
    ---------------      ---------------      --------------       --------------       ---------------      --------------
        (26,263,574)         (44,142,948)           (310,826)            (185,770)            (609,725)          (1,095,693)
    ---------------      ---------------      --------------       --------------       ---------------      --------------
         79,368,229          230,552,397           4,986,878            4,234,969            9,651,839           28,660,093
         23,076,972           40,665,055             289,719              180,026              470,791              826,992
       (143,538,785)        (160,254,143)           (281,510)          (5,765,447)         (13,998,338)          (9,011,463)
    ---------------      ---------------      --------------       --------------       ---------------      --------------
        (41,093,584)         110,963,309           4,995,087           (1,350,452)          (3,875,708)          20,475,622
    ---------------      ---------------      --------------       --------------       ---------------      --------------
        (53,654,735)         111,123,677           4,067,261             (829,883)          (3,915,400)          20,317,011

        651,164,578          540,040,901          18,364,404           19,194,287           36,335,629           16,018,618
    ---------------      ---------------      --------------       --------------       ---------------      --------------
     $  597,509,843       $  651,164,578        $ 22,431,665         $ 18,364,404         $ 32,420,229         $ 36,335,629
    ===============      ===============      ==============       ==============       ===============      ==============
         62,918,935           52,327,237           1,766,919            1,912,673            3,630,620            1,589,820
    ---------------      ---------------      --------------       --------------       ---------------      --------------
          7,744,694           22,249,887             500,834              421,938              965,018            2,854,221
          2,249,818            4,006,005              27,887               17,707               47,000               82,428
        (13,992,499)         (15,664,194)            (27,147)            (585,399)          (1,399,775)            (895,849)
    ---------------      ---------------      --------------       --------------       ---------------      --------------
         (3,997,987)          10,591,698             501,574             (145,754)            (387,757)           2,040,800
    ---------------      ---------------      --------------       --------------       ---------------      --------------
         58,920,948           62,918,935           2,268,493            1,766,919            3,242,863            3,630,620
    ===============      ===============      ==============       ==============       ===============      ==============

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    21

                                                                           TAX EXEMPT BOND FUND
                                                                   ====================================
                                                                      SIX MONTHS
                                                                        ENDED
                                                                    APRIL 30, 1997        YEAR ENDED
                                                                     (UNAUDITED)       OCTOBER 31, 1996
                                                                   ================    ================
INCREASE (DECREASE) IN NET ASSETS:
FROM OPERATIONS:
Net investment income............................................    $  1,145,795        $  2,353,994
Net realized gains (losses)......................................        (111,026)           (167,524)
Change in net unrealized appreciation (depreciation).............        (181,590)           (707,043)
                                                                   --------------      --------------
  Change in net assets resulting from operations.................         853,179           1,479,427
                                                                   --------------      --------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income............................................      (1,139,330)         (2,352,923)
Net realized gains from investments..............................
In excess of net realized gains from investments.................
                                                                   --------------      --------------
  Change in net assets from distributions to shareholders........      (1,139,330)         (2,352,923)
                                                                   --------------      --------------
FROM CAPITAL TRANSACTIONS:
Proceeds from fund shares sold...................................       5,283,261          19,067,316
Reinvestment of distributions....................................         940,975           1,985,629
Cost of fund shares redeemed.....................................      (7,435,549)        (10,369,014)
                                                                   --------------      --------------
  Change in net assets from capital transactions.................      (1,211,313)         10,683,931
                                                                   --------------      --------------
     Total Change in Net Assets..................................      (1,497,464)          9,810,435
NET ASSETS:
Beginning of period..............................................      49,862,103          40,051,668
                                                                   --------------      --------------
End of period....................................................    $ 48,364,639        $ 49,862,103
                                                                   ==============      ==============
FUND SHARES OF BENEFICIAL INTEREST:
Outstanding shares at beginning of period........................       5,266,366           4,177,567
                                                                   --------------      --------------
Shares sold......................................................         556,508           1,986,272
Shares issued in reinvestment of distributions...................          99,137             208,658
Shares redeemed..................................................        (782,999)         (1,106,131)
                                                                   --------------      --------------
Change in shares outstanding.....................................        (127,354)          1,088,799
                                                                   --------------      --------------
Outstanding shares at end of period..............................       5,139,012           5,266,366
                                                                   ==============      ==============

------------
(a)  The Fund commenced operations on December 9, 1996.

(b)  The Fund commenced operations on November 1, 1996.

(c)  The Fund commenced operations on September 18, 1996.

(d)  The Fund commenced operations on December 1, 1995.

                       See notes to financial statements.

 22   PAYDEN & RYGEL INVESTMENT GROUP

             U.S. TREASURY FUND                       LIMITED MATURITY FUND                        SHORT BOND FUND
     ===================================       ===================================       ===================================
       SIX MONTHS                                SIX MONTHS                                SIX MONTHS
         ENDED                                     ENDED                                     ENDED
     APRIL 30, 1997         YEAR ENDED         APRIL 30, 1997         YEAR ENDED         APRIL 30, 1997         YEAR ENDED
      (UNAUDITED)        OCTOBER 31, 1996       (UNAUDITED)        OCTOBER 31, 1996       (UNAUDITED)        OCTOBER 31, 1996
    ================     ================     ================     ================     ================     ================

      $    728,515         $    992,553         $  2,175,575         $  2,049,447         $  3,208,562         $  3,057,159
           (51,586)            (130,766)             (57,689)             (60,491)              22,365             (353,688)
          (291,633)             (94,523)             (99,247)              53,290             (782,412)             439,764
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
           385,296              767,264            2,018,639            2,042,246            2,448,515            3,143,235
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
          (729,339)            (988,707)          (2,158,775)          (2,041,488)          (3,202,577)          (3,039,378)
                                (37,939)                                                                            (16,883)
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
          (729,339)          (1,026,646)          (2,158,775)          (2,041,488)          (3,202,577)          (3,056,261)
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
        11,285,075           21,850,747          119,464,960          111,950,760           46,580,699           95,063,381
           378,269              821,001            2,158,459            2,027,495            4,143,522            2,857,489
       (11,909,303)         (11,192,992)         (58,479,036)         (81,622,509)         (38,432,836)         (19,198,388)
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
          (245,959)          11,478,756           63,144,383           32,355,746           12,291,385           78,722,482
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
          (590,002)          11,219,374           63,004,247           32,356,504           11,537,323           78,809,456

        22,113,642           10,894,268           50,770,807           18,414,303           97,966,242           19,156,786
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
      $ 21,523,640         $ 22,113,642         $113,775,054         $ 50,770,807         $109,503,565         $ 97,966,242
    ===============      ===============      ===============      ===============      ===============      ===============
         2,098,931            1,026,380            5,047,881            1,830,050            9,829,447            1,907,327
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
         1,066,679            2,071,280           11,882,862           11,140,482            4,814,349            9,562,749
            36,100               78,390              214,919              201,954              287,125              287,635
        (1,132,257)          (1,077,119)          (5,811,469)          (8,124,605)          (3,865,643)          (1,928,264)
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
           (29,478)           1,072,551            6,286,312            3,217,831            1,235,831            7,922,120
    ---------------      ---------------      ---------------      ---------------      ---------------      ---------------
         2,069,453            2,098,931           11,334,193            5,047,881           11,065,278            9,829,447
    ===============      ===============      ===============      ===============      ===============      ===============

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    23

                                                    INTERMEDIATE                      INVESTMENT QUALITY
                                                     BOND FUND                            BOND FUND
                                         ==================================   ==================================
                                            SIX MONTHS                           SIX MONTHS
                                              ENDED                                ENDED
                                          APRIL 30, 1997      YEAR ENDED       APRIL 30, 1997      YEAR ENDED
                                           (UNAUDITED)     OCTOBER 31, 1996     (UNAUDITED)     OCTOBER 31, 1996
                                         ================  ================   ================  ================
INCREASE (DECREASE) IN NET ASSETS:
FROM OPERATIONS:
Net investment income...................   $    982,803      $  2,345,073       $  1,308,543      $  1,904,675
Net realized gains (losses).............        285,107           (52,914)          (231,303)         (268,919)
Change in net unrealized appreciation
  (depreciation)........................       (578,190)         (479,438)          (477,189)         (342,583)
                                         ---------------   --------------     ---------------   --------------
  Change in net assets resulting from
     operations.........................        689,720         1,812,721            600,051         1,293,173
                                         ---------------   --------------     ---------------   --------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income...................       (985,273)       (2,340,379)        (1,359,349)       (1,843,583)
Net realized gains from investments.....                         (255,413)                             (13,424)
In excess of net realized gains from
  investments...........................
                                         ---------------   --------------     ---------------   --------------
Change in net assets from distributions
  to shareholders.......................       (985,273)       (2,595,792)        (1,359,349)       (1,857,007)
                                         ---------------   --------------     ---------------   --------------
FROM CAPITAL TRANSACTIONS:
Proceeds from fund shares sold..........     11,839,850        32,977,552         27,658,426        25,161,170
Reinvestment of distributions...........        664,823         1,610,996          1,167,398         1,728,421
Cost of fund shares redeemed............    (29,007,803)      (15,429,671)       (12,229,522)      (19,843,931)
                                         ---------------   --------------     ---------------   --------------
  Change in net assets from capital
     transactions.......................    (16,503,130)       19,158,877         16,596,302         7,045,660
                                         ---------------   --------------     ---------------   --------------
     Total Change in Net Assets.........    (16,798,683)       18,375,806         15,837,004         6,481,826
NET ASSETS:
Beginning of period.....................     52,766,729        34,390,923         32,303,737        25,821,911
                                         ---------------   --------------     ---------------   --------------
End of period...........................   $ 35,968,046      $ 52,766,729       $ 48,140,741      $ 32,303,737
                                         ===============   ==============     ===============   ==============
FUND SHARES OF BENEFICIAL INTEREST:
Outstanding shares at beginning of
  period................................      5,497,972         3,490,147          3,294,124         2,591,405
                                         ---------------   --------------     ---------------   --------------
Shares sold.............................      1,240,873         3,433,330          2,830,738         2,556,961
Shares issued in reinvestment of
  distributions.........................         69,722           166,498            120,255           177,262
Shares redeemed.........................     (3,018,696)       (1,592,003)        (1,261,775)       (2,031,504)
                                         ---------------   --------------     ---------------   --------------
Change in shares outstanding............     (1,708,101)        2,007,825          1,689,218           702,719
                                         ---------------   --------------     ---------------   --------------
Outstanding shares at end of period.....      3,789,871         5,497,972          4,983,342         3,294,124
                                         ===============   ==============     ===============   ==============

------------
(a) The Fund commenced operations on December 9, 1996.

(b) The Fund commenced operations on November 1, 1996.

(c) The Fund commenced operations on September 18, 1996.

(d) The Fund commenced operations on December 1, 1995.

                       See notes to financial statements.

 24   PAYDEN & RYGEL INVESTMENT GROUP

      TOTAL RETURN        GLOBAL BALANCED       INTERNATIONAL       GROWTH & INCOME
          FUND                 FUND              EQUITY FUND              FUND                    MARKET RETURN FUND
    ================     =================     ================     ================      ===================================
         PERIOD               PERIOD                PERIOD             SIX MONTHS           SIX MONTHS
         ENDED                 ENDED                ENDED                ENDED                ENDED             PERIOD ENDED
     APRIL 30, 1997       APRIL 30, 1997        APRIL 30, 1997       APRIL 30, 1997       APRIL 30, 1997        OCTOBER 31,
    (UNAUDITED) (A)       (UNAUDITED) (A)      (UNAUDITED) (A)      (UNAUDITED) (B)        (UNAUDITED)            1996 (D)
    ================     =================     ================     ================     ================     ================

      $    195,699          $   117,625           $   39,052          $    255,200         $    199,400          $  171,576
          (103,996)            (191,707)             (96,261)                 (405)             988,125              16,524
            (3,893)              86,534              228,171             2,507,060             (243,348)            260,773
    --------------       ---------------       --------------       --------------       --------------       --------------
            87,810               12,452              170,962             2,761,855              944,177             448,873
    --------------       ---------------       --------------       --------------       --------------       --------------

          (153,845)              (7,962)              (5,580)             (275,110)            (197,925)           (170,039)
                                                                                               (242,298)
    --------------       ---------------       --------------       --------------       --------------       --------------
          (153,845)              (7,962)              (5,580)             (275,110)            (440,223)           (170,039)
    --------------       ---------------       --------------       --------------       --------------       --------------
        12,556,101           10,404,285            8,645,968            82,033,186            4,806,831           5,468,086
           112,710                5,546                3,938               257,719              391,805             141,367
           (19,649)             (21,790)             (15,010)           (3,210,257)            (677,988)            (99,085)
    --------------       ---------------       --------------       --------------       --------------       --------------
        12,649,162           10,388,041            8,634,896            79,080,648            4,520,648           5,510,368
    --------------       ---------------       --------------       --------------       --------------       --------------
        12,583,127           10,392,531            8,800,278            81,567,393            5,024,602           5,789,202

                 0                    0                    0                     0            5,789,202                   0
    --------------       ---------------       --------------       --------------       --------------       --------------
      $ 12,583,127          $10,392,531           $8,800,278          $ 81,567,393         $ 10,813,804          $5,789,202
    ==============       ===============       ==============       ==============       ==============       ==============

                 0                    0                    0                     0              532,943                   0
    --------------       ---------------       --------------       --------------       --------------       --------------
         1,265,082            1,039,982              862,835             7,498,965              429,240             528,431
            11,407                  554                  393                23,444               34,790              13,760
            (2,005)              (2,215)              (1,469)             (297,480)             (59,610)             (9,248)
    --------------       ---------------       --------------       --------------       --------------       --------------
         1,274,484            1,038,321              861,759             7,224,929              404,420             532,943
    --------------       ---------------       --------------       --------------       --------------       --------------
         1,274,484            1,038,321              861,759             7,224,929              937,363             532,943
    ==============       ===============       ==============       ==============       ==============       ==============

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    25

GLOBAL SHORT BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     AUSTRALIA (AUSTRALIAN DOLLAR) (18.9%)
     Government Bonds (18.9%)
             4,950,000   Queensland Treasury Note, 8.00%, 7/14/99........    $   3,978,553
             8,550,000   Treasury Corporation of Victoria, 10.25%,
                         9/15/99.........................................        7,201,418
             4,200,000   Government Bond, 13.00%, 7/15/00................        3,853,912
             7,400,000   Australian Treasury Corporation, 12.00%,
                         8/1/01..........................................        6,775,769
             9,100,000   New South Wales Treasury Note, 8.00%, 12/1/01...        7,292,775
                                                                            --------------
     Total Australia (Cost -- $29,080,702)...............................       29,102,427
                                                                            --------------
     GERMANY (GERMAN MARK) (23.0%)
     Government Bonds (19.8%)
            49,500,000   6.75%, 09/15/99.................................       30,508,607
     U.S. Government Agencies (2.5%)
             6,370,000   Federal National Mortgage Association, 6.00%,
                         8/23/00.........................................        3,867,553
     Supranational Bonds (0.7%)
             1,850,000   IBRD, 7.25%, 10/13/99...........................        1,149,518
                                                                            --------------
     Total Germany (Cost -- $36,972,840).................................       35,525,678
                                                                            --------------
     GREAT BRITAIN (BRITISH POUND) (9.8%)
     Government Bonds (4.6%)
             4,000,000   Exchequer, 12.25%, 3/26/99......................        7,103,208
     Supranational Bonds (3.5%)
             3,395,000   Abbey National Treasury, 6.00%, 8/10/99.........        5,366,380
     Finance (1.7%)
               840,000   KFW International Finance, 7.88%, 7/6/98........        1,374,639
               700,000   European Investment Bank, 8.75%, 12/7/00........        1,185,731
                                                                            --------------
                                                                                 2,560,370
                                                                            --------------
     Total Great Britain (Cost -- $14,998,367)...........................       15,029,958
                                                                            --------------
     SPAIN (SPANISH PESETA) (9.6%)
     Government Bonds (9.6%)
         1,850,000,000   12.25%, 3/25/00.................................       14,848,384
                                                                            --------------
     Total Spain (Cost -- $15,150,142)...................................       14,848,384
                                                                            --------------

                       See notes to financial statements.

 26   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     SWEDEN (SWEDISH KRONA) (13.7%)
     Government Bonds (13.7%)
           103,300,000   11.00%, 1/21/99.................................    $  14,445,692
            46,300,000   10.25%, 5/5/00..................................        6,655,363
                                                                            --------------
     Total Sweden (Cost -- $22,653,371)..................................       21,101,055
                                                                            --------------
     UNITED STATES (UNITED STATES DOLLAR) (21.1%)
     U.S. Treasury Notes (20.6%)
            12,650,000   5.13%, 3/31/98..................................       12,566,257
             4,700,000   6.13%, 5/15/98..................................        4,706,533
             2,300,000   5.88%, 8/15/98..................................        2,293,675
             6,200,000   5.88%, 10/31/98.................................        6,175,014
             5,900,000   5.50%, 11/15/98.................................        5,843,360
                                                                            --------------
     Total U.S. Treasury Notes...........................................       31,584,839
                                                                            --------------
     Investment Companies (0.5%)
               692,381   Dreyfus Treasury Cash Management................          692,381
                                                                            --------------
     Total Investment Companies..........................................          692,381
                                                                            --------------
     Total United States (Cost -- $32,294,203)...........................       32,277,220
                                                                            --------------
     TOTAL (COST -- $151,149,625) (A) (96.1%)............................    $ 147,884,722
                                                                            ==============

------------

Percentages indicated are based on net assets of $153,877,373.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation.............................................  $   169,251
     Unrealized depreciation.............................................   (3,434,154)
                                                                           -----------
     Net unrealized depreciation.........................................  $(3,264,903)
                                                                           ===========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    27

GLOBAL SHORT BOND FUND
  FORWARD CURRENCY CONTRACTS
April 30, 1997 (Unaudited)

                                                                                 UNREALIZED
                                                CONTRACT      CONTRACT VALUE    APPRECIATION    DELIVERY
                 CURRENCY                        PRICE        (U.S. DOLLARS)   (DEPRECIATION)     DATE
-------------------------------------------  --------------   --------------   --------------   --------
ASSETS:
Australian Dollar (sell)...................      0.787150     $ (18,679,912)     $  211,687     06/24/97
Australian Dollar (sell)...................      0.786300       (10,896,616)        111,584     06/24/97
German Mark (sell).........................      1.695780       (22,322,723)        380,694     06/13/97
German Mark (sell).........................      1.660500       (14,553,256)        562,673     06/13/97
Spanish Peseta (sell)......................    145.507000       (14,377,115)         55,181     05/21/97
British Pound (sell).......................      1.646300        (6,318,624)        101,946     05/12/97
Swedish Krona (sell).......................      7.764180        (3,187,190)         71,498     06/17/97
Swedish Krona (sell).......................      7.648600       (18,165,439)        465,421     06/27/97
                                                              -------------    -------------
                                                              $(108,500,875)     $1,960,684
                                                              =============    =============
LIABILITIES:
British Pound (sell).......................      1.610200     $  (8,748,864)     $  (53,784)    05/12/97
                                                              -------------    -------------
                                                              $  (8,748,864)     $  (53,784)
                                                              =============    =============

                       See notes to financial statements.

 28   PAYDEN & RYGEL INVESTMENT GROUP

GLOBAL FIXED INCOME FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     AUSTRALIA (AUSTRALIAN DOLLAR) (10.0%)
     Government Bonds (10.0%)
            32,430,000   9.50%, 5/15/03..................................    $  27,808,996
            35,725,000   10.00%, 10/15/07................................       32,172,631
                                                                            --------------
     Total Australia (Cost -- $59,443,204)...............................       59,981,627
                                                                            --------------
     GERMANY (GERMAN MARK) (9.0%)
     Government Bonds (9.0%)
            20,000,000   Treuhandanstalt, 6.25%, 3/4/04..................       12,136,091
            66,600,000   Treuhandanstalt, 6.75%, 5/13/04.................       41,436,495
                                                                            --------------
     Total Germany (Cost -- $59,582,347).................................       53,572,586
                                                                            --------------
     GREAT BRITAIN (BRITISH POUND) (14.6%)
     Government Bonds (14.6%)
            17,100,000   UK Gilt, 10.00%, 2/26/01........................       30,331,541
            34,900,000   UK Gilt, 7.25%, 12/7/06.........................       56,862,470
                                                                            --------------
     Total Great Britain (Cost -- $88,761,896)...........................       87,194,011
                                                                            --------------
     SPAIN (SPANISH PESETA) (4.6%)
     Government Bonds (4.6%)
         3,425,000,000   10.30%, 6/15/02.................................       27,679,515
                                                                            --------------
     Total Spain (Cost -- $28,371,416)...................................       27,679,515
                                                                            --------------
     SWEDEN (SWEDISH KRONA) (9.1%)
     Government Bonds (9.1%)
            82,700,000   11.00%, 1/21/99.................................       11,564,944
           137,400,000   10.25%, 5/5/00..................................       19,750,472
           192,700,000   6.00%, 2/9/05...................................       23,158,305
                                                                            --------------
     Total Sweden (Cost -- $59,681,441)..................................       54,473,721
                                                                            --------------
     UNITED STATES (UNITED STATES DOLLAR) (49.9%)
     U.S. Treasury Notes (49.1%)
            20,000,000   5.13%, 3/31/98..................................       19,867,600
           125,200,000   5.88%, 2/15/00..................................      123,467,232
            19,000,000   5.88%, 6/30/00..................................       18,694,860
            32,000,000   6.25%, 8/31/00..................................       31,797,440

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    29

GLOBAL FIXED INCOME FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
            22,000,000   7.88%, 8/15/01..................................    $  23,082,180
            41,200,000   7.50%, 5/15/02..................................       42,847,176
            35,000,000   5.75%, 8/15/03..................................       33,428,150
                                                                            --------------
     Total U.S. Treasury Notes...........................................      293,184,638
                                                                            --------------
                                                UNITED STATES (CONTINUED)
     Investment Companies (0.8%)
             4,902,471   Dreyfus Treasury Cash Management................        4,902,471
                                                                            --------------
     Total Investment Companies..........................................        4,902,471
                                                                            --------------
     Total United States (Cost -- $295,992,649)..........................      298,087,109
                                                                            --------------
     TOTAL (COST -- $591,832,953) (A) (97.2%)............................    $ 580,988,569
                                                                            ==============

------------

Percentages indicated are based on net assets of $597,509,843.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation............................................  $  3,061,774
     Unrealized depreciation............................................   (13,906,158)
                                                                          ------------
     Net unrealized depreciation........................................  $(10,844,384)
                                                                          ============

                       See notes to financial statements.

 30   PAYDEN & RYGEL INVESTMENT GROUP

GLOBAL FIXED INCOME FUND
  FORWARD CURRENCY CONTRACTS
April 30, 1997 (Unaudited)

                                                                                UNREALIZED
                                                 CONTRACT    CONTRACT VALUE    APPRECIATION    DELIVERY
                   CURRENCY                       PRICE      (U.S. DOLLARS)   (DEPRECIATION)     DATE
----------------------------------------------  ----------   --------------   --------------   --------
ASSETS:
Australian Dollar (sell)......................    0.787150   $ (59,153,056)     $  670,344     06/24/97
German Mark (sell)............................    1.695780     (56,241,665)        959,151     06/13/97
Spanish Peseta (sell).........................  145.507000     (28,754,230)   110,361.....     05/21/97
Swedish Krona (sell)..........................    7.671800     (36,333,967)        815,073     06/17/97
Swedish Krona (sell)..........................    7.648600     (17,961,476)        460,195     06/27/97
                                                               -----------       ---------
                                                             $(198,444,394)     $3,015,124
                                                               ===========       =========
LIABILITIES:
British Pound (sell)..........................    1.610200   $ (90,728,960)     $ (557,760)    05/12/97
                                                               -----------       ---------
                                                             $ (90,728,960)     $ (557,760)
                                                               ===========       =========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    31

INTERNATIONAL BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     AUSTRALIA (AUSTRALIAN DOLLAR) (20.2%)
     Government Bonds (20.2%)
             1,250,000   Queensland Treasury Corp., 8.00%, 8/14/01.......     $ 1,003,708
             1,200,000   New South Wales Treasury Note, 8.00%, 12/1/01...         961,685
               950,000   So. Australian Govt Financial Auth., 10.00%,
                          1/15/03........................................         823,838
             1,000,000   Government Bond, 9.50%, 5/15/03.................         857,508
             1,100,000   Western Australia Treasury Corp, 8.00%,
                          7/15/03........................................         873,636
                                                                            --------------
     Total Australia (Cost -- $4,504,331)................................       4,520,375
                                                                            --------------
     DENMARK (DANISH KRONE) (8.6%)
     Government Bonds (8.6%)
            12,200,000   7.00%, 12/15/04.................................       1,934,169
                                                                            --------------
     Total Denmark (Cost -- $2,099,547)..................................       1,934,169
                                                                            --------------
     GERMANY (GERMAN MARK) (18.9%)
     Government Bonds (13.5%)
             2,575,000   Treuhandanstalt, 6.75%, 5/13/04.................       1,602,087
             1,200,000   Austria, 6.00%, 2/1/06..........................         704,945
             1,250,000   Gemeinsame Bundeslaender, 6.25%, 8/21/06........         741,754
                                                                            --------------
                                                                                3,048,786
                                                                            --------------
     U.S. Government Agencies (2.4%)
               870,000   Federal National Mortgage Assn., 6.00%,
                          8/23/00........................................         528,221
                                                                            --------------
     Finance (3.0%)
             1,125,000   KFW International Finance, 6.25%, 10/15/03......         681,160
                                                                            --------------
     Total Germany (Cost -- $4,655,805)..................................       4,258,167
                                                                            --------------
     GREAT BRITAIN (BRITISH POUND) (24.1%)
     Government Bonds (13.0%)
               525,000   UK Gilt, 10.00%, 2/26/01........................         931,232
             1,100,000   UK Gilt, 9.75%, 8/27/02.........................       1,977,918
                                                                            --------------
                                                                                2,909,150
                                                                            --------------

                       See notes to financial statements.

 32   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     GREAT BRITAIN (CONTINUED)
     Finance (11.1%)
               500,000   Abbey National Treasury, 6.00%, 8/10/99.........     $   790,336
               475,000   General Electric Capital Corporation, 8.00%,
                          12/29/00.......................................         788,499
               600,000   Federal Home Loan Bank-Global, 6.88%, 6/7/02....         955,022
                                                                            --------------
                                                                                2,533,857
                                                                            --------------
     Total Great Britain (Cost -- $5,341,828)............................       5,443,007
                                                                            --------------
     ITALY (ITALIAN LIRA) (3.6%)
     Government Bonds (3.6%)
           580,000,000   9.50%, 4/15/99..................................         355,406
           700,000,000   BTPS, 9.00%, 10/1/03............................         440,719
                                                                            --------------
     Total Italy (Cost -- $840,986)......................................         796,125
                                                                            --------------
     NETHERLANDS (DUTCH GUILDER) (2.3%)
     Government Bonds (2.3%)
               875,000   7.75%, 3/1/05...................................         513,221
                                                                            --------------
     Total Netherlands (Cost -- $577,480)................................         513,221
                                                                            --------------
     SPAIN (SPANISH PESETA) (3.8%)
     Government Bonds (3.8%)
           105,000,000   10.30%, 6/15/02.................................         848,569
                                                                            --------------
     Total Spain (Cost -- $869,781)......................................         848,569
                                                                            --------------
     SWEDEN (SWEDISH KRONA) (9.4%)
     Government Bonds (9.4%)
            12,600,000   6.00%, 2/9/05...................................       1,514,243
             4,000,000   10.25%, 5/5/00..................................         574,977
                                                                            --------------
     Total Sweden (Cost -- $2,213,886)...................................       2,089,220
                                                                            --------------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    33

INTERNATIONAL BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     UNITED STATES (UNITED STATES DOLLAR) (6.2%)
     U.S. Treasury Notes (2.2%)
               250,000   5.50%, 11/15/98.................................     $   247,600
               250,000   5.88%, 2/15/00..................................         246,540
                                                                            --------------
                                                                                  494,140
                                                                            --------------
     Investment Companies (4.0%)
               887,388   Dreyfus Treasury Cash Management................         887,388
                                                                            --------------
     Total Investment Companies..........................................         887,388
                                                                            --------------
     Total United States (Cost -- $1,381,588)............................       1,381,528
                                                                            --------------
     TOTAL (COST -- $22,485,232)(A) (97.1%)..............................     $21,784,381
                                                                            ==============

------------

Percentages indicated are based on net assets of $22,431,665.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities is as follows:

     Unrealized appreciation...............................................  $ 136,305
     Unrealized depreciation...............................................   (837,156)
                                                                             ---------
     Net unrealized depreciation...........................................  $(700,851)
                                                                             =========

                       See notes to financial statements.

 34   PAYDEN & RYGEL INVESTMENT GROUP

INTERNATIONAL BOND FUND
  FORWARD CURRENCY CONTRACTS
April 30, 1997 (Unaudited)

                                                                                UNREALIZED
                                                CONTRACT     CONTRACT VALUE    APPRECIATION    DELIVERY
                  CURRENCY                        PRICE      (U.S. DOLLARS)   (DEPRECIATION)     DATE
---------------------------------------------  -----------   --------------   --------------   --------
ASSETS:
Australian Dollar (sell).....................     0.787200    $ (4,436,479)     $   50,276     06/24/97
German Mark (sell)...........................     1.695780        (811,736)         13,844     06/13/97
Danish Krone (sell)..........................     6.339000      (1,517,357)         60,179     05/12/97
Danish Krone (sell)..........................     6.490000        (485,554)          7,512     05/12/97
Italian Lira (sell)..........................    1,702.900        (877,798)          3,052     05/21/97
Dutch Guilder (sell).........................     1.909000        (518,430)          5,404     06/13/97
Swedish Krona (sell).........................     7.671800      (1,529,851)         34,319     06/17/97
Swedish Krona (sell).........................     7.648600        (522,655)         13,391     06/27/97
                                                             -------------    ------------
                                                              $(10,699,860)     $  187,977
                                                             =============    ============
LIABILITIES:
British Pound (sell).........................     1.610200    $ (1,012,600)     $   (6,225)    05/12/97
British Pound (sell).........................     1.597000        (405,040)         (5,790)    05/12/97
British Pound (sell).........................     1.590000      (1,775,911)        (26,911)    06/16/97
Canadian Dollar (buy)........................     1.387750      (2,719,037)        (19,209)    05/07/97
German Mark (buy)............................     1.683920         869,716         (21,062)    06/13/97
Japanese Yen (buy)...........................   122.410000       2,664,963         (71,742)    05/20/97
                                                             -------------    ------------
                                                              $ (2,377,909)     $ (150,939)
                                                             =============    ============

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    35

SHORT DURATION TAX EXEMPT FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     GENERAL OBLIGATIONS (30.5%)
     Limited (12.6%)
             1,000,000   Lewisville, Texas Independent School District,
                          6.25%,
                          8/15/02..........................................   $ 1,066,250
             2,000,000   Massachusetts State, 4.75%, 9/1/98................     2,020,000
             1,000,000   Virginia State, 5.50%, 12/1/98....................     1,021,090
                                                                              -----------
                                                                                4,107,340
                                                                              -----------
     Unlimited (17.9%)
             1,000,000   Illinois State, 6.38%, 8/1/00.....................     1,047,500
             2,000,000   Milwaukee County, Wisconsin, 5.13%, 12/1/97.......     2,014,800
               700,000   Minnesota State, 6.80%, 8/1/00, Pre-refunded
                          8/1/98...........................................       722,750
             1,000,000   New York City Series G, 5.60%, 2/1/02.............     1,018,750
             1,000,000   Washington Suburban Sanitation District, MD,
                          5.00%,
                          6/1/97...........................................     1,000,900
                                                                              -----------
                                                                                5,804,700
                                                                              -----------
     Total General Obligations.............................................     9,912,040
                                                                              -----------
     REVENUE (59.7%)
     Airport (6.2%)
             1,000,000   Denver CO City & County Airport, 4.80%,
                          11/15/00.........................................     1,000,000
             1,000,000   Washoe County, NV, Airport Authority, 5.25%,
                          7/1/00...........................................     1,007,500
                                                                              -----------
                                                                                2,007,500
                                                                              -----------
     Corrections (3.3%)
             1,000,000   OH State Bldg Authority, 7.35%, 8/1/04,
                          Pre-refunded 8/1/99..............................     1,080,000
                                                                              -----------
     Education (3.1%)
             1,000,000   VA State Public School Authority Series C, 5.00%,
                          8/1/98...........................................     1,012,500
                                                                              -----------

                       See notes to financial statements.

 36   PAYDEN & RYGEL INVESTMENT GROUP

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     REVENUE (CONTINUED):
     Electric (12.9%)
               700,000   Georgia Municipal Electric Authority, 4.50%,
                          1/1/98...........................................   $   702,653
             1,000,000   Intermountain Power Agency Utah Power Supply,
                          8.63%, 7/1/21, Pre-refunded 7/1/97...............     1,027,160
             1,000,000   Platte River Power Authority, 5.00%, 6/01/99......     1,011,250
               500,000   San Antonio Electric & Gas, 6.00%, 2/1/98.........       507,355
               900,000   Tacoma, Washington Electric System, 4.90%,
                          1/1/98...........................................       905,724
                                                                              -----------
                                                                                4,154,142
                                                                              -----------
     Health (4.6%)
               500,000   Michigan State Hospital Finance Auth., 4.10%,
                          10/15/97.........................................       500,195
             1,000,000   Missouri State Health & Educ. Facilities, 4.25%,
                          12/1/99..........................................       996,250
                                                                              -----------
                                                                                1,496,445
                                                                              -----------
     Housing (3.4%)
               450,000   Alaska State Housing Finance Corporation, 4.35%,
                          12/1/98..........................................       451,688
               655,000   Maryland State Community Development, 4.45%,
                          4/1/99...........................................       655,000
                                                                              -----------
                                                                                1,106,688
                                                                              -----------
     Lease (1.4%)
               450,000   Phoenix, AZ Civic Plaza Building Corporate, 4.70%,
                          7/1/98...........................................       453,938
                                                                              -----------
     Medical (3.2%)
             1,000,000   New York State Dormitory, 6.00%, 2/15/03..........     1,036,250
                                                                              -----------
     Sales Tax (6.2%)
             2,000,000   Municipal Assistance Corp. for City of NY, 4.00%,
                          7/1/97...........................................     2,000,140
                                                                              -----------
     Sewer (4.5%)
             1,000,000   Portland, Oregon Sewer, 7.00%, 6/1/97.............     1,002,180
               435,000   Portland, Oregon Sewer, 6.50%, 6/1/00.............       459,469
                                                                              -----------
                                                                                1,461,649
                                                                              -----------
     Transportation (5.3%)
             1,000,000   Delaware Transportation Auth., 5.80%, 7/1/99......     1,027,500
               675,000   New Jersey State Turnpike Auth., 6.00%, 1/1/98....       683,168
                                                                              -----------
                                                                                1,710,668
                                                                              -----------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    37

SHORT DURATION TAX EXEMPT FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     REVENUE (CONTINUED):
     Water (5.6%)
               755,000   Ohio State Water Development Auth., 4.95%,
                          12/1/98..........................................   $   763,494
             1,000,000   Orlando, Florida Utilities Commission, 5.70%,
                          10/1/04..........................................     1,043,750
                                                                              -----------
                                                                                1,807,244
                                                                              -----------
     Total Revenue.........................................................    19,327,164
                                                                              -----------
     VARIABLE RATE DEMAND NOTES (6.8%)
               900,000   Brazos River Auth. Texas Pollution Control, 5.10%
                          (a),
                          6/1/31...........................................       900,000
               900,000   Guadalupe-Blanco River Authority Texas Pollution
                          Control Central Power & Light Project, 5.05% (a),
                          11/1/16..........................................       900,000
               400,000   Lincoln County Wyoming Pollution Control Exxon
                          Project Series B, 4.15% (a), 7/1/18..............       400,000
                                                                              -----------
     Total Variable Rate Demand Notes......................................     2,200,000
                                                                              -----------
     INVESTMENT COMPANIES (1.6%)
               530,608   Dreyfus Tax Exempt Cash Management Fund...........       530,608
                                                                              -----------
     Total Investment Companies............................................       530,608
                                                                              -----------
     TOTAL (COST -- $31,982,405) (B) (98.6%)...............................   $31,969,812
                                                                              ===========

------------
AMBAC: AMBAC Indemnity Corporation
FGIC: Financial Guaranty Insurance Company
MBIA: MBIA Insurance Corp.
PSF: Permanent School Fund

Percentages indicated are based on net assets of $32,420,229.

(a) This is a variable rate investment and the rate reflected on the Schedule of Portfolio Investments is the rate in effect at April 30, 1997.

(b) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation................................................  $ 65,631
     Unrealized depreciation................................................   (78,224)
                                                                              --------
     Net unrealized depreciation............................................  $(12,593)
                                                                              ========

                       See notes to financial statements.

 38   PAYDEN & RYGEL INVESTMENT GROUP

TAX EXEMPT BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     GENERAL OBLIGATIONS (34.2%)
     Limited (7.6%)
               700,000   Clark County Nevada School District, 5.88%,
                          6/15/13..........................................   $   708,750
             1,100,000   Dallas, Texas, 5.90%, 2/15/03.....................     1,159,125
               765,000   Du Page County, Illinois, Stormwater, 5.60%,
                          1/1/21...........................................       743,963
             1,000,000   Port of Seattle, Washington, 5.25%, 5/1/03........     1,010,000
                                                                              -----------
                                                                                3,621,838
                                                                              -----------
     Unlimited (26.6%)
             1,500,000   Charleston County, South Carolina, 5.75%,
                          6/1/08...........................................     1,569,375
             1,200,000   Chicago Metropolitan Water Reclamation Dist.,
                          6.30%, 12/1/09 (a)...............................     1,284,000
             1,000,000   Fort Worth, TX, Independent School Dist., 0.00%,
                          2/15/06..........................................       631,250
             1,000,000   Honolulu, Hawaii, City & County, 5.00%, 10/1/02...     1,003,750
             1,000,000   Mississippi State, 5.80%, 6/1/09..................     1,031,250
             1,250,000   Montgomery County, Maryland, 6.88%, 10/1/99.......     1,321,875
             1,000,000   New York, New York, 6.20%, 8/1/07.................     1,027,500
             1,000,000   Pennsylvania State, 5.20%, 6/15/04................     1,010,000
             1,000,000   Texas Public Finance Authority, 5.38%, 10/1/03....     1,026,250
             1,000,000   Texas State, 5.00%, 8/1/21........................       895,000
             1,000,000   Virginia State, 6.10%, 6/1/06.....................     1,071,250
             1,000,000   Washington State, 5.25%, 9/1/05...................     1,012,500
                                                                              -----------
                                                                               12,884,000
                                                                              -----------
     Total General Obligations.............................................    16,505,838
                                                                              -----------
     REVENUE (58.0%)
     Airport (10.4%)
             2,800,000   Los Angeles, California Harbor Dept., 5.00%,
                          8/1/01...........................................     2,824,500
             1,200,000   Los Angeles, CA, City Dept of Airports, 5.50%,
                          5/15/07..........................................     1,213,500
             1,010,000   San Francisco, CA, City & County Airports
                          Commission
                          International Airport, 5.00%, 5/1/07.............       992,325
                                                                              -----------
                                                                                5,030,325
                                                                              -----------
     Education (9.5%)
             1,000,000   Avon, IN Community School Bldg Corp, 5.25%,
                          1/1/22...........................................       925,000

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    39

TAX EXEMPT BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     REVENUE (CONTINUED):
             1,250,000   New York State Dorm Authority, 6.13%, 7/1/07......   $ 1,337,500
             1,100,000   PA State, Higher Ed. Facilities Auth., 5.85%,
                          9/1/13...........................................     1,116,500
             1,160,000   University of Texas Permanent University Fund,
                          5.90%, 7/1/02....................................     1,212,200
                                                                              -----------
                                                                                4,591,200
                                                                              -----------
     Electric (6.0%)
               300,000   City of Knoxville, Tennessee Gas System, 4.85%,
                          3/1/06...........................................       292,125
             2,000,000   Georgia Municipal Electric Authority, 5.55%,
                          1/1/07 (a).......................................     2,050,000
               575,000   IN Municipal Power Agency Power Supply, 5.13%,
                          1/1/01...........................................       581,469
                                                                              -----------
                                                                                2,923,594
                                                                              -----------
     Highway (2.0%)
               900,000   Arapahoe County, CO, Capital Improvement, 6.90%,
                          8/31/15..........................................       955,125
                                                                              -----------
     Housing (6.8%)
               500,000   California Housing Finance Authority, 5.20%,
                          8/1/26...........................................       499,375
             1,000,000   Idaho Housing and Finance Association, 5.20%,
                          7/1/27...........................................       993,750
             3,000,000   Perris, California Single Family, 0.00%, 6/1/23...       607,800
             1,000,000   VA State Housing Development Authority, 6.30%,
                          7/1/11...........................................     1,026,250
               170,000   WI Housing & Economic Development, 5.30%,
                          11/1/05..........................................       168,725
                                                                              -----------
                                                                                3,295,900
                                                                              -----------
     Sales Tax (5.3%)
             5,000,000   Metropolitan Pier & Exposition Authority Illinois,
                          McCormick Place, 0.00%, 6/15/11..................     2,550,000
                                                                              -----------
     Sewer (1.1%)
               500,000   Portland, Oregon Sewer, 6.50%, 6/1/00.............       528,125
                                                                              -----------
     Transportation (7.4%)
             1,000,000   MA Bay Transportation Authority, 5.60%, 3/1/08....     1,027,500
             1,465,000   Port Authority of New York & New Jersey, 5.80%,
                          12/1/12..........................................     1,486,975
             1,000,000   Puerto Rico Highway Auth., 6.75%, 7/1/05,
                          Pre-refunded, 7/1/00.............................     1,081,250
                                                                              -----------
                                                                                3,595,725
                                                                              -----------

                       See notes to financial statements.

 40   PAYDEN & RYGEL INVESTMENT GROUP

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     Water (9.5%)
             1,400,000   California State Dept of Water Resources, 6.00%,
                          12/1/06..........................................   $ 1,503,250
             2,000,000   Cleveland Ohio Waterworks, 5.50%, 1/1/08 (a)......     2,050,000
             1,000,000   Ohio State Water Department Authority, 5.70%,
                          6/1/09...........................................     1,031,250
                                                                              -----------
                                                                                4,584,500
                                                                              -----------
     Total Revenue.........................................................    28,054,494
                                                                              -----------
     SPECIAL TAX (2.2%)
             1,000,000   Connecticut State Special Tax Obligation Revenue,
                          6.25%, 10/1/09, Pre-refunded 10/1/01.............     1,075,000
                                                                              -----------
     Total Special Tax.....................................................     1,075,000
                                                                              -----------
     VARIABLE RATE DEMAND NOTES (3.7%)
               500,000   Anchorage Alaska Electric Utility, 4.50% (b),
                          12/01/26.........................................       500,000
             1,300,000   East Baton Rouge Parish, Louisiana, 4.05% (b),
                          11/1/19..........................................     1,300,000
                                                                              -----------
     Total Variable Rate Demand Notes......................................     1,800,000
                                                                              -----------
     INVESTMENT COMPANIES (0.6%)
               289,924   Dreyfus Tax Exempt Cash Management Fund...........       289,924
                                                                              -----------
     Total Investment Companies............................................       289,924
                                                                              -----------
     TOTAL (COST -- $47,402,771) (C) (98.7%)...............................   $47,725,256
                                                                              ===========

------------

AMBAC: AMBAC Indemnity Corporation

FGIC: Financial Guaranty Insurance Company
MBIA: MBIA Insurance Corp.
PSF: Permanent School Fund

Percentages indicated are based on net assets of $48,364,639.

(a) A portion of the security is held by the custodian in a segregated account as collateral for open futures contracts.

At April 30, 1997, the Fund's open futures contracts were as follows:

Number of                                           Expiration       Current         Unrealized
Contracts               Contract Type                  Date        Market Value     Depreciation
---------     ---------------------------------     ----------     ------------     ------------
   39         30 Year U.S. Treasury Bond Future      06/30/97      ($4,261,969)        $4,969

(b) This is a variable rate investment and the rate reflected on the Schedule of Portfolio Investments is the rate in effect at April 30, 1997.

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    41

TAX EXEMPT BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

(c) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation...............................................  $ 749,988
     Unrealized depreciation...............................................   (427,503)
                                                                             ---------
     Net unrealized appreciation...........................................  $ 322,485
                                                                             =========

                       See notes to financial statements.

 42   PAYDEN & RYGEL INVESTMENT GROUP

U.S. TREASURY FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     U.S. TREASURY NOTES (90.7%)
             7,400,000   5.88%, 8/15/98....................................   $ 7,379,650
             5,500,000   5.88%, 10/31/98...................................     5,477,835
             1,000,000   6.38%, 5/15/99....................................     1,001,360
             1,000,000   7.75%, 2/15/01....................................     1,041,220
             2,600,000   5.75%, 8/15/03....................................     2,483,234
             2,000,000   7.88%, 11/15/04...................................     2,135,940
                                                                              -----------
     Total U.S. Treasury Notes.............................................    19,519,239
                                                                              -----------
     U.S. TREASURY STRIPS (6.8%)
             1,200,000   0.00%, 8/15/99....................................     1,041,156
               550,000   0.00%, 8/15/01....................................       417,681
                                                                              -----------
     Total U.S. Treasury Strips............................................     1,458,837
                                                                              -----------
     INVESTMENT COMPANIES (1.4%)
               307,286   Dreyfus Treasury Cash Management..................       307,286
                                                                              -----------
     Total Investment Companies............................................       307,286
                                                                              -----------
     TOTAL (COST -- $21,341,144) (A) (98.9%)...............................   $21,285,362
                                                                              ===========

------------

Percentages indicated are based on net assets of $21,523,640.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation...............................................  $ 21,744
     Unrealized depreciation...............................................   (77,526)
                                                                             --------
     Net unrealized depreciation...........................................  $(55,782)
                                                                             ========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    43

LIMITED MATURITY FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     ASSET BACKED SECURITIES (8.1%)
               500,000   MBNA Master Credit Card Trust 1992-1, 7.25%,
                          6/15/99..........................................   $   501,210
                78,722   Honda 1994-A Auto Receivables, 4.80%, 8/15/99.....        78,223
             4,990,298   Olympic Automobile Receivables Trust, 7.88%,
                          7/15/01..........................................     5,071,390
               426,757   Chase Manhattan Grantor Trust 1995-A, 6.00%,
                          9/17/01..........................................       425,481
             3,083,816   Contimortgage Home Equity, 6.76%, 2/15/11.........     3,086,225
                                                                              -----------
     Total Asset Backed Securities.........................................     9,162,529
                                                                              -----------
     COLLATERIZED MORTGAGE OBLIGATIONS (17.2%)
             2,000,000   Federal Natl. Mortgage Assoc., 5.42%, 6/18/97.....     1,985,511
             1,500,000   Federal Natl. Mortgage Assoc., 5.48%, 7/7/97......     1,484,702
             1,645,202   Federal Home Loan Mtg Corp 1914-C, 6.50%,
                          12/15/04.........................................     1,645,235
             1,277,050   Residential Funding Mtg. Sec. 1995-S18, 7.00%,
                          11/25/10.........................................     1,275,007
             1,493,763   Federal Natl. Mortgage Assoc., 6.00%, 8/25/13.....     1,489,357
             4,500,000   Federal Natl. Mortgage Assoc., 5.50%, 2/25/14.....     4,460,355
             5,000,000   Federal Home Loan Mtg Corp., 6.11%, 6/17/20.......     5,010,938
             2,017,441   Federal Natl. Mortgage Assoc., 9.50%, 9/1/24......     2,168,104
                                                                              -----------
     Total Collateralized Mortgage Obligations.............................    19,519,209
                                                                              -----------
     COMMERCIAL PAPER (35.6%)
             4,500,000   Unliver Capital, 5.46%, 5/19/97...................     4,487,715
             2,750,000   Toyota Motor Credit, 5.46%, 5/20/97...............     2,742,075
             4,500,000   Xerox Credit Corporation, 5.47%, 5/22/97..........     4,485,641
             4,500,000   American Express, 5.54%, 5/29/97..................     4,500,000
             4,500,000   Canadian Wheat Board, 5.47%, 5/29/97..............     4,480,855
             5,000,000   Unliver Capital, 5.48%, 6/2/97....................     4,975,644
             5,000,000   Coca Cola, 5.48%, 6/5/97..........................     4,973,361
             4,000,000   Amoco Corporation, 5.49%, 6/18/97.................     3,970,720
             6,000,000   General Electric Credit, 5.64%, 7/24/97...........     5,921,040
                                                                              -----------
     Total Commercial Paper................................................    40,537,051
                                                                              -----------
     CORPORATE BONDS (18.9%)
     Banking (3.5%)
             4,000,000   Comerica Bank, 5.80%, 1/15/98.....................     3,995,520
                                                                              -----------

                       See notes to financial statements.

 44   PAYDEN & RYGEL INVESTMENT GROUP

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     CORPORATE BONDS (CONTINUED):
     Computer Hardware (2.6%)
             3,000,000   IBM Credit Corporation, 6.09%, 9/16/97............   $ 3,003,330
                                                                              -----------
     Defense (2.6%)
             3,000,000   Lockheed Martin Corporation, 6.63%, 6/15/98.......     3,012,210
                                                                              -----------
     Financial (5.1%)
               225,000   American General Finance, 7.15%, 5/15/97..........       225,088
              4,500,00   International Lease Finance, 8.13%, 1/15/98.......     4,565,520
             1,000,000   Paccar Financial Corporation, 8.03%, 4/15/98......     1,017,840
                                                                              -----------
                                                                                5,808,448
                                                                              -----------
     Industrial Equipment (1.3%)
             1,500,000   Ingersoll-Rand, 6.54%, 8/24/98....................     1,506,465
                                                                              -----------
     Industrial Food & Beverage (0.9%)
             1,000,000   Pepsi Company Incorporated, 6.13%, 1/15/98........     1,000,190
                                                                              -----------
     Industrial Goods and Services (0.5%)
               600,000   Rockwell International, 7.63%, 2/17/98............       606,624
                                                                              -----------
     Telecommunications (2.4%)
             2,700,000   AT&T Capital Corporation, 6.39%, 1/22/99..........     2,693,250
                                                                              -----------
     Total Corporate Bonds.................................................    21,626,037
                                                                              -----------
     U.S. GOVERNMENT AGENCIES (17.9%)
     Federal Home Loan Mortgage Corporation (4.4%)
             5,000,000   5.51%, 4/14/98....................................     4,996,720
                                                                              -----------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    45

LIMITED MATURITY FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     U.S. GOVERNMENT AGENCIES (CONTINUED):
     Federal National Mortgage Association (13.5%)
             4,000,000   5.21%, 5/20/97....................................   $ 3,989,001
            11,500,000   5.66%, 7/7/97.....................................    11,382,285
                                                                              -----------
                                                                               15,371,286
                                                                              -----------
     Total U.S. Government Agencies........................................    20,368,006
                                                                              -----------
     U.S. TREASURY BILLS (7.0%)
             8,000,000   U.S. Treasury Bill, 5.11%, 7/3/97.................     7,928,460
                                                                              -----------
     Total U.S. Treasury Bills.............................................     7,928,460
                                                                              -----------
     INVESTMENT COMPANIES (2.1%)
             2,333,126   Dreyfus Treasury Cash Management..................     2,333,126
                                                                              -----------
     Total Investment Companies............................................     2,333,126
                                                                              -----------
     TOTAL (COST -- $121,459,441) (A) (106.8%).............................   $121,474,418
                                                                              ===========

------------

Percentages indicated are based on net assets of $113,775,054.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation...............................................  $ 59,932
     Unrealized depreciation...............................................   (44,955)
                                                                             --------
     Net unrealized appreciation...........................................  $ 14,977
                                                                             ========

                       See notes to financial statements.

 46   PAYDEN & RYGEL INVESTMENT GROUP

SHORT BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     ASSET BACKED SECURITIES (13.5%)
               600,000   MBNA Master Credit Card Trust 1992-1, 7.25%,
                          6/15/99..........................................   $   601,452
             5,374,167   Olympic Automobile Receivables Trust, 7.88%,
                          7/15/01..........................................     5,480,414
               426,757   Chase Manhattan Grantor Trust 1995-A, 6.00%,
                          9/17/01..........................................       425,481
             4,533,724   Pacific SW97-1, 6.06%, 6/17/02....................     4,528,057
             2,652,081   Contimortgage Home Equity, 6.76%, 2/15/11.........     2,654,153
             1,140,274   Fleetwood Credit Corp Grantor Trust 1996-A, 6.75%,
                          10/17/11.........................................     1,138,393
                                                                              -----------
     Total Asset Backed Securities.........................................    14,827,950
                                                                              -----------
     COLLATERALIZED MORTGAGE OBLIGATIONS (7.1%)
             2,110,000   Capstead Securities Corp. IV 1992-12D, 7.60%,
                          8/25/07..........................................     2,115,934
             1,915,575   Residential Funding Mtg. Sec. 1995-S18, 7.00%,
                          11/25/10.........................................     1,912,511
               609,523   Federal Home Loan Mtg. Corp. 1394D, 5.50%,
                          4/15/13..........................................       608,139
             1,867,204   Federal Natl. Mortgage Assoc., 6.00%, 8/25/13.....     1,861,696
             1,284,607   Federal Natl. Mortgage Assoc. 1992-65 DA, 7.50%,
                          1/25/18..........................................     1,284,324
                                                                              -----------
     Total Collateralized Mortgage Obligations.............................     7,782,604
                                                                              -----------
     COMMERCIAL PAPER (16.4%)
             5,500,000   Xerox Credit Corporation, 5.47%, 5/22/97..........     5,482,450
             1,500,000   General Electric Credit, 5.35%, 5/28/97...........     1,500,000
             5,500,000   American Express, 5.53%, 5/29/97..................     5,500,000
             5,500,000   Canadian Wheat Board, 5.47%, 5/29/97..............     5,476,601
                                                                              -----------
     Total Commercial Paper................................................    17,959,051
                                                                              -----------
     CORPORATE BONDS (36.4%)
     Banking (4.1%)
             3,600,000   First Chicago NBD, 8.50%, 6/1/98..................     3,681,324
               250,000   Citicorp, 6.65%, 5/15/00..........................       248,438
               500,000   Citicorp, 6.60%, 8/1/00...........................       496,875
                                                                              -----------
                                                                                4,426,637
                                                                              -----------
     Computer Hardware (0.4%)
               400,000   IBM Credit Corporation, 6.38%, 6/15/00............       396,500
                                                                              -----------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    47

SHORT BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     CORPORATE BONDS (CONTINUED):
     Consumer Goods and Services (1.1%)
             1,000,000   Disney Global Bond, 6.38%, 3/30/01................   $   985,000
               200,000   Walmart, 5.50%, 3/1/98............................       199,316
                                                                              -----------
                                                                                1,184,316
                                                                              -----------
     Defense (4.1%)
             4,500,000   Lockheed Martin Corporation, 6.63%, 6/15/98.......     4,518,315
                                                                              -----------
     Financial (8.0%)
             3,500,000   Cit Group Holdings Incorporated, 6.75%, 4/30/98...     3,521,735
             5,000,000   International Lease Finance, 8.13%, 1/15/98.......     5,072,800
               225,000   American General Finance, 7.15%, 5/15/97..........       225,088
                                                                              -----------
                                                                                8,819,623
                                                                              -----------
     Health Care (2.7%)
             2,990,000   Columbia/HCA Health, 6.41%, 6/15/00...............     2,952,625
                                                                              -----------
     Industrial Equipment (6.3%)
             3,500,000   Caterpillar Finance Incorporated, 6.41%,
                          6/11/98..........................................     3,510,710
             2,500,000   Ingersoll-Rand, 6.47%, 8/24/98....................     2,508,625
               900,000   Ingersoll-Rand, 6.55%, 8/7/00.....................       894,375
                                                                              -----------
                                                                                6,913,710
                                                                              -----------
     Industrial Goods and Services (3.9%)
               200,000   Rockwell International, 7.63%, 2/17/98............       202,208
             4,000,000   Honeywell Incorporated, 7.70%, 4/1/98.............     4,055,840
                                                                              -----------
                                                                                4,258,048
                                                                              -----------
     Media (0.5%)
               500,000   R.R. Donneley, 6.03%, 6/22/98.....................       499,630
                                                                              -----------
     Telecommunications (5.3%)
               900,000   AT&T Capital Corporation, 5.90%, 7/10/98..........       894,951
             5,000,000   AT&T Capital Corporation, 6.57%, 1/21/00..........     4,962,500
                                                                              -----------
                                                                                5,857,451
                                                                              -----------
     Total Corporate Bonds.................................................    39,826,855
                                                                              -----------

                       See notes to financial statements.

 48   PAYDEN & RYGEL INVESTMENT GROUP

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     U.S. GOVERNMENT AGENCIES (18.2%)
     Federal Farm Credit Bank (4.6%)
             5,000,000   6.44%, 11/5/99....................................   $ 4,994,150
     Federal National Mortgage Association (3.5%)
             3,460,118   10.00%, 7/1/21....................................     3,788,829
     Government National Mortgage Association (10.1%)
            10,471,042   9.00%, 6/15/09....................................    11,151,660
                                                                              -----------
     Total U.S. Government Agencies........................................    19,934,639
                                                                              -----------
     U.S. TREASURY NOTES (3.2%)
             2,000,000   5.00%, 1/31/99....................................     1,959,900
             1,500,000   5.88%, 2/15/00....................................     1,479,240
                                                                              -----------
     Total U.S. Treasury Notes.............................................     3,439,140
                                                                              -----------
     INVESTMENT COMPANIES (3.9%)
             4,309,554   Dreyfus Treasury Cash Management..................     4,309,554
                                                                              -----------
     Total Investment Companies............................................     4,309,554
                                                                              -----------
     TOTAL (COST -- $108,242,427) (A) (98.7%)..............................   $108,079,793
                                                                              ===========

------------

Percentages indicated are based on net assets of $109,503,565.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities is as follows:

     Unrealized appreciation...............................................  $ 125,261
     Unrealized depreciation...............................................   (287,895)
                                                                             ---------
     Net unrealized depreciation...........................................  $(162,634)
                                                                             =========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    49

INTERMEDIATE BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     ASSET BACKED SECURITIES (10.0%)
               133,223   Honda 1994-A Auto Receivables, 4.80%, 8/15/99.....   $   132,377
             1,600,000   Navistar Financial Corp 1997-AA3, 6.75%,
                         3/15/02...........................................     1,598,500
             1,000,000   First USA Credit Card Master Trust, 5.62%,
                         6/17/02...........................................     1,002,800
               869,352   Merit Securities Corporation, 5.65%, 9/28/30......       869,623
                                                                              -----------
     Total Asset Backed Securities.........................................     3,603,300
                                                                              -----------
     COLLATERIZED MORTGAGE OBLIGATIONS (4.2%)
             1,500,000   Federal Home Loan Mtg. Corp., 6.11%, 6/17/20......     1,503,281
                                                                              -----------
     Total Collateralized Mortgage Obligations.............................     1,503,281
                                                                              -----------
     CORPORATE BONDS (30.3%)
     Banking (9.4%)
             1,000,000   Old Kent Bank, 6.88%, 4/15/98.....................     1,006,500
               850,000   Citicorp, 6.65%, 5/15/00..........................       844,688
             1,500,000   ABN-Amro Bank, 7.25%, 5/31/05.....................     1,501,875
                                                                              -----------
                                                                                3,353,063
                                                                              -----------
     Consumer Goods and Services (2.7%)
             1,000,000   Disney Global Bond, 6.38%, 3/30/01................       985,000
                                                                              -----------
     Electric Utility (4.1%)
             1,500,000   Puget Sound Power & Light, 6.50%, 9/14/99.........     1,492,500
                                                                              -----------
     Financial Services (2.4%)
               850,000   Transamerica Financial Corporation, 7.40%,
                         7/29/99...........................................       861,688
                                                                              -----------
     Industrial Goods and Services (3.4%)
             1,250,000   Honeywell Incorporated, 6.60%, 4/15/01............     1,235,938
                                                                              -----------
     Telecommunications (8.3%)
             1,500,000   AT&T Capital Corporation, 5.90%, 7/10/98..........     1,491,585
             1,500,000   US West Capital Funding Note, 6.85%, 1/15/02......     1,488,750
                                                                              -----------
                                                                                2,980,335
                                                                              -----------
     Total Corporate Bonds.................................................    10,908,524
                                                                              -----------

                       See notes to financial statements.

 50   PAYDEN & RYGEL INVESTMENT GROUP

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     MORTGAGE BACKED SECURITIES (19.8%)
     Federal Home Loan Mortgage Corporation (2.8%)
             1,000,000   7.00%, 5/1/12.....................................   $   990,930
                                                                              -----------
                                                                                  990,930
                                                                              -----------
     Federal National Mortgage Association (7.3%)
               705,899   8.50%, 10/1/19....................................       734,354
             1,730,059   10.00%, 7/1/21....................................     1,894,415
                                                                              -----------
                                                                                2,628,769
                                                                              -----------
     Government National Mortgage Association (9.7%)
             1,454,274   8.00%, 12/15/26...................................     1,473,805
             2,000,000   8.00%, 1/15/27....................................     2,023,740
                                                                              -----------
                                                                                3,497,545
                                                                              -----------
     Total Mortgage Backed Securities......................................     7,117,244
                                                                              -----------
     U.S. GOVERNMENT AGENCIES (6.6%)
     Federal Home Loan Mortgage Corporation (2.8%)
             1,000,000   5.41%, 5/7/97.....................................       999,098
     Other Agencies (3.8%)
             1,400,000   Tennessee Valley Authority, 6.38%, 6/15/05........     1,349,250
                                                                              -----------
     Total U.S. Government Agencies........................................     2,348,348
                                                                              -----------
     U.S. TREASURY NOTES (31.5%)
             2,500,000   6.38%, 3/31/01....................................     2,486,600
             6,000,000   6.13%, 12/31/01...................................     5,896,800
             3,000,000   6.25%, 2/28/02....................................     2,959,770
                                                                              -----------
     Total U.S. Treasury Notes.............................................    11,343,170
                                                                              -----------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    51

INTERMEDIATE BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     INVESTMENT COMPANIES (3.7%)
             1,340,222   Dreyfus Treasury Cash Management..................   $ 1,340,222
                                                                              -----------
     Total Investment Companies............................................     1,340,222
                                                                              -----------
     TOTAL (COST -- $38,291,925)(A) (106.1%)...............................   $38,164,089
                                                                              ===========

------------

Percentages indicated are based on net assets of $35,968,046.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation...............................................  $  91,900
     Unrealized depreciation...............................................   (219,736)
                                                                             ---------
     Net unrealized depreciation...........................................  $(127,836)
                                                                             =========

                       See notes to financial statements.

 52   PAYDEN & RYGEL INVESTMENT GROUP

INVESTMENT QUALITY BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     ASSET BACKED SECURITIES (17.5%)
               750,000   Premier Auto Trust 1996-2 A4, 6.58%, 10/6/00......   $   749,025
             1,000,000   MBNA Master Credit Trust, 5.63%, 12/15/00.........     1,003,400
             3,989,677   Pacific SW97-1, 6.06%, 6/17/02....................     3,984,690
             2,700,000   Green Tree Financial Corp 1996-7 A4, 6.8%,
                          10/15/27.........................................     2,688,188
                                                                              -----------
     Total Asset Backed Securities.........................................     8,425,303
                                                                              -----------
     COLLATERIZED MORTGAGE OBLIGATIONS (19.5%)
             1,624,234   Federal Natl. Mortgage Ass., 6.10%, 5/25/99.......     1,636,887
             2,478,258   Federal Natl. Mortgage Ass., 91-84, 5.87%,
                          2/25/06..........................................     2,484,602
             2,000,000   Federal Home Loan Mortgage Corp 61-F, 6.11%,
                          6/17/20..........................................     2,004,375
             1,546,878   General Electric Capital Mtg. Ser. 92-7A A6,
                          8.30%, 7/25/23...................................     1,567,034
               118,000   Countrywide Funding Corporation, 6.50%, 3/25/24...       107,320
             1,580,639   Merit Securities Corporation 8A-1, 5.65%,
                          9/28/30..........................................     1,581,133
                                                                              -----------
     Total Collateralized Mortgage Obligations.............................     9,381,351
                                                                              -----------
     CORPORATE BONDS (21.9%)
     Banking (2.3%)
               400,000   ABN-Amro Bank, 7.25%, 5/31/05.....................       400,500
               200,000   Citicorp, 6.65%, 5/15/00..........................       198,750
               500,000   Swiss Bank Corporation -- New York, 7.25%,
                          9/1/06...........................................       498,125
                                                                              -----------
                                                                                1,097,375
                                                                              -----------
     Consumer Goods and Services (2.7%)
               300,000   Walmart, 5.50%, 3/1/98............................       298,974
             1,000,000   Walt Disney Company, 6.38%, 3/30/01...............       985,000
                                                                              -----------
                                                                                1,283,974
                                                                              -----------
     Electric Utility (2.1%)
               500,000   Union Electric, 6.88%, 8/1/04.....................       492,500
               500,000   Virginia Electric Power Company, 7.38%, 7/1/02....       509,375
                                                                              -----------
                                                                                1,001,875
                                                                              -----------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    53

INVESTMENT QUALITY BOND FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     CORPORATE BONDS (CONTINUED):
     Financial (8.1%)
             1,500,000   General Electric Capital Corp, 8.13%, 5/15/12.....   $ 1,601,250
               500,000   General Motors Acceptance Corporation, 8.63%,
                          6/15/99..........................................       520,000
             1,500,000   Grand Metropolitan PLC, 8.63%, 8/15/01............     1,590,000
               190,000   Transamerica Financial Corporation, 7.40%,
                          7/29/99..........................................       192,613
                                                                              -----------
                                                                                3,903,863
                                                                              -----------
     Industrial Goods and Services (1.5%)
               500,000   Hanson Overseas, PLC, 6.75%, 9/15/05..............       481,875
               250,000   Rockwell International, 7.63%, 2/17/98............       252,760
                                                                              -----------
                                                                                  734,635
                                                                              -----------
     Telecommunications (5.2%)
             2,500,000   US West Capital Funding Note, 6.85%, 1/15/02......     2,481,250
                                                                              -----------
     Total Corporate Bonds.................................................    10,502,972
                                                                              -----------
     FOREIGN GOVT. BONDS -- U.S. DOLLAR DENOMINATED (1.8%)
             1,000,000   British Columbia, Canada, 6.50%, 1/15/26..........       890,000
                                                                              -----------
     Total Foreign Govt. Bonds -- U.S. Dollar Denominated..................       890,000
                                                                              -----------
     MORTGAGE BACKED SECURITIES (31.9%)
     Federal Home Loan Mortgage Corporation (13.7%)
             2,700,000   7.00%, 5/1/12.....................................     2,675,511
             1,127,325   8.50%, 6/1/17.....................................     1,174,526
             2,743,207   7.50%, 3/1/26.....................................     2,727,763
                                                                              -----------
                                                                                6,577,800
                                                                              -----------
     Federal National Mortgage Association (12.0%)
             5,700,000   8.00%, 6/01/27....................................     5,778,375
     Government National Mortgage Association (6.2%)
             3,000,000   7.50%, 3/15/27....................................     2,970,000
                                                                              -----------
     Total Mortgage Backed Securities......................................    15,326,175
                                                                              -----------

                       See notes to financial statements.

 54   PAYDEN & RYGEL INVESTMENT GROUP

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     U.S. GOVERNMENT AGENCIES (7.4%)
     U.S. Govt. Agency Debentures (6.2%)
             3,000,000   Federal National Mortgage Ass., 5.21%, 5/20/97....   $ 2,991,751
     Other Agencies (1.2%)
               600,000   Tennessee Valley Authority, 6.38%, 6/15/05........       578,250
                                                                              -----------
     Total U.S. Government Agencies........................................     3,570,001
                                                                              -----------
     U.S. TREASURY NOTES (12.5%)
             5,000,000   6.88%, 8/31/99....................................     5,055,500
             1,000,000   6.50%, 10/15/06...................................       982,730
                                                                              -----------
     Total U.S. Treasury Notes.............................................     6,038,230
                                                                              -----------
     U.S. TREASURY BONDS (9.2%)
               500,000   8.13%, 8/15/19....................................       558,950
             4,300,000   6.25%, 8/15/23....................................     3,892,403
                                                                              -----------
     Total U.S. Treasury Bonds.............................................     4,451,353
                                                                              -----------
     INVESTMENT COMPANIES (0.9%)
               418,659   Dreyfus Treasury Cash Management..................       418,659
                                                                              -----------
     Total Investment Companies............................................       418,659
                                                                              -----------
     TOTAL (COST -- $59,224,044)(A) (122.6%)...............................   $59,004,044
                                                                              ===========

------------

Percentages indicated are based on net assets of $48,140,741.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation...............................................  $ 174,462
     Unrealized depreciation...............................................   (394,462)
                                                                             ---------
     Net unrealized depreciation...........................................  $(220,000)
                                                                             =========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    55

TOTAL RETURN FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     AUSTRALIA (AUSTRALIAN DOLLAR) (3.0%)
     Government Bonds (3.0%)
               425,000   10.00%, 10/15/07................................     $   382,739
                                                                            --------------
     Total Australia (Cost -- $376,019)..................................         382,739
                                                                            --------------
     SWEDEN (SWEDISH KRONA) (2.7%)
     Government Bonds (2.7%)
             2,400,000   10.25%, 5/5/00..................................         344,986
                                                                            --------------
     Total Sweden (Cost -- $351,211).....................................         344,986
                                                                            --------------
     UNITED STATES (UNITED STATES DOLLAR) (112.0%)
     Asset Backed Securities (21.3%)
               360,474   Nationsbank Auto Owner Trust 96A-A2, 6.13%,
                          7/15/99 (a)....................................         360,247
               226,686   Pacific Southwest 97-1, 6.06%, 6/17/02 (a)......         226,403
               599,419   Daimler-Benz Vehicle Trust, 5.85%, 7/20/03......         597,626
               354,857   Student Loan Marketing Ass. 96-4A1, 5.60%,
                          7/25/04........................................         354,964
               215,867   Contimortgage Home Equity, 6.76%, 2/15/11.......         216,036
               600,000   Green Tree Financial Corporation, 7.15%,
                          7/15/27........................................         606,938
               316,128   Merit Securities Corporation 8-A1, 5.65%,
                          9/28/30........................................         316,227
                                                                            --------------
     Total Asset Backed Securities.......................................       2,678,441
                                                                            --------------
     Collaterized Mortgage Obligations (23.3%)
               395,958   Federal Natl. Mortgage Ass. 92-62F, 6.10%,
                          5/25/99 (a)....................................         399,042
               390,000   Capstead Securities Corporation IV, 7.60%,
                          8/25/07 (a)....................................         391,097
               600,000   Merrill Lynch Mortgage Investors 91-F A2, 6.28%,
                          6/15/16........................................         608,040
               500,000   Federal Home Loan Mtg. Corp. 61-F, 6.11%,
                          6/17/20........................................         501,094
               200,000   Residential Funding Mtg. Sec I 3-530 A6, 7.00%,
                          8/25/23........................................         189,238
               488,797   Residential Funding Corp. 93-539 A1, 6.25%,
                          10/25/23.......................................         489,139
               200,000   Prudential Home Mtg. Security 93-47 A10, 6.75%,
                          12/25/23.......................................         173,586
               200,000   Countrywide Funding Corp. 94-7 A7, 6.50%,
                          3/25/24........................................         181,898
                                                                            --------------
     Total Collateralized Mortgage Obligations...........................       2,933,134
                                                                            --------------

                       See notes to financial statements.

 56   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     UNITED STATES (CONTINUED):
     Corporate Bonds (17.0%)
     Airlines (2.0%)
               250,000   Northwest Airlines Corporation, 8.375%,
                          03/15/04.......................................     $   246,250
     Banking (3.7%)
               200,000   First Nationwide, 9.13%, 12/1/03................         201,500
               250,000   Coast Savings Financial, 10.00%, 3/1/00 (a).....         263,750
                                                                            --------------
                                                                                  465,250
                                                                            --------------
     Energy (2.1%)
               250,000   Gulf Canada Resources Limited, 9.63%, 7/1/05....         261,875
     Financial (3.4%)
               200,000   Contifinancial Corporation, 8.38%, 8/15/03......         202,500
               225,000   Salomon Incorporated, 6.25%, 11/30/00 (a).......         221,906
                                                                            --------------
                                                                                  424,406
                                                                            --------------
     Health (1.7%)
               200,000   Tenet Healthcare Corporation, 9.63%, 9/1/02.....         212,000
     Multimedia (1.9%)
               250,000   Time Warner Note, 6.10%, 12/30/01...............         236,250
     Retail (2.2%)
               250,000   Barnes & Noble Notes, 11.88%, 1/15/03...........         272,500
                                                                            --------------
     Total Corporate Bonds...............................................       2,118,531
                                                                            --------------
     Mortgage Backed Securities (21.1%)
     Federal Home Loan Mortgage Corporation (21.1%)
               700,000   7.00%, 5/1/12...................................         693,651
               494,897   7.50%, 12/1/26..................................         492,111
               498,950   7.50%, 1/1/27...................................         496,141
             1,000,000   7.00%, 1/15/27..................................         969,680
                                                                            --------------
     Total Mortage Backed Securities.....................................       2,651,583
                                                                            --------------
     U.S. Government Agency Debentures (27.1%)
     Federal Home Loan Mortgage Corporation (7.9%)
             1,000,000   5.33%, 5/13/97 (a)..............................         998,223

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    57

TOTAL RETURN FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                       MARKET VALUE IN
     IN LOCAL CURRENCY                 SECURITY DESCRIPTION                  U.S. DOLLARS
     -----------------   ------------------------------------------------   ---------------
     UNITED STATES (CONTINUED):
     Federal Home Loan Bank (7.9%)
             1,000,000   5.32%, 5/5/97 (a)...............................     $   999,409
     Federal National Mortgage Association (3.2%)
               400,000   5.37%, 5/02/97..................................         399,940
     Government National Mortgage Association (8.1%)
             1,000,000   8.00%, 1/15/27..................................       1,011,870
                                                                            --------------
     Total U.S. Government Agencies......................................       3,409,442
                                                                            --------------
     U.S. Treasury Bills (0.8%)
               100,000   5.20%, 06/5/97 (a)..............................          99,503
                                                                            --------------
     Total U.S. Treasury Bills...........................................          99,503
                                                                            --------------
     Investment Companies (1.4%)
               190,069   Dreyfus Treasury Cash Management................         190,069
                                                                            --------------
     Total Investment Companies..........................................         190,069
                                                                            --------------
     Total United States (Cost -- $14,101,662)...........................      14,080,703
                                                                            --------------
     TOTAL (COST -- $14,828,892)(B) (117.7%).............................     $14,808,428
                                                                            ==============

------------
Percentages indicated are based on net assets of $12,583,127.

(a) A portion of the security is held by the custodian in a segregated account as collateral for open futures contracts.

At April 30, 1997, the Fund's open futures contracts were as follows:

Number of                                 Expiration       Current         Unrealized
Contracts          Contract Type             Date        Market Value     Appreciation
---------     ------------------------    -----------    ------------     ------------
     5        5 Year U.S. Treasury          6/19/97       $  526,406        $  3,750
                Note Future
     5        5 Year U.S. Treasury          6/19/97         (526,406)         (4,531)
                Note Future
    10        10 Year U.S. Treasury         6/19/97        1,069,688           5,219
                Note Future
    13        20 Year U.S. Treasury         6/19/97        1,420,656            (594)
                Bond Future
                                                         ------------       --------
                                                          $2,490,344        $  3,844
                                                         ============       ========

                       See notes to financial statements.

 58   PAYDEN & RYGEL INVESTMENT GROUP

(b) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation................................................  $ 40,532
     Unrealized depreciation................................................   (60,996)
                                                                              --------
     Net unrealized depreciation............................................  $(20,464)
                                                                              ========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    59

TOTAL RETURN FUND
  FORWARD CURRENCY CONTRACTS
April 30, 1997 (Unaudited)

                                                                                  UNREALIZED
                                                    CONTRACT   CONTRACT VALUE    APPRECIATION    DELIVERY
                    CURRENCY                         PRICE     (U.S. DOLLARS)   (DEPRECIATION)     DATE
------------------------------------------------    --------   --------------   --------------   --------
ASSETS:
Australian Dollar (sell)........................    0.787150     $ (389,165)       $  4,410       6/24/97
Swedish Krona (sell)............................    7.851000        (31,371)          8,819       6/27/97
                                                               ------------     -----------
                                                                 $ (420,536)       $ 13,229
                                                               ============     ===========

                       See notes to financial statements.

 60   PAYDEN & RYGEL INVESTMENT GROUP

GLOBAL BALANCED FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT
     IN LOCAL CURRENCY                                                        MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     COMMON STOCKS (44.7%)
     AEROSPACE & DEFENSE (0.9%)
                 4,228   British Aerospace PLC............................     $    89,917
                                                                             --------------
     Total Aerospace & Defense............................................          89,917
                                                                             --------------
     BASIC INDUSTRIES (2.8%)
     Chemicals (2.4%)
                 1,168   Air Products & Chemicals Incorporated............          83,804
                 1,085   CIBA Specialty Chemicals.........................          93,547
                 6,620   Laporte PLC......................................          71,360
                                                                             --------------
                                                                                   248,711
                                                                             --------------
     Packaging & Containers (0.4%)
                 7,240   Low & Bonar PLC..................................          45,393
                                                                             --------------
     Total Basic Industries...............................................         294,104
                                                                             --------------
     CONGLOMERATES & HOLDING COMPANIES (2.2%)
     Diversified Operations (1.0%)
                 9,000   Hutchison Whampoa................................          66,809
                 6,000   United Engineers (Malaysia)......................          42,558
                                                                             --------------
                                                                                   109,367
                                                                             --------------
     Business & Public Service (1.2%)
                   243   Adecco SA........................................          81,165
                 1,000   Nichii Gakkan Company............................          45,010
                                                                             --------------
                                                                                   126,175
                                                                             --------------
     Total Conglomerates & Holding Companies..............................         235,542
                                                                             --------------
     CONSTRUCTION & REAL ESTATE (0.3%)
                 8,500   Land & House Public Company Limited..............          26,034
                                                                             --------------
     Total Construction & Real Estate.....................................          26,034
                                                                             --------------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    61

GLOBAL BALANCED FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT
     IN LOCAL CURRENCY                                                        MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
          -------                                                              -----------
     DURABLES (3.6%)
     Automobiles (2.2%)
                 1,236   Daimler-Benz AG-Rights...........................     $       107
                 1,236   Daimler-Benz Ag..................................          91,386
                 1,908   Scania AB - B Shares.............................          49,271
                 3,000   Toyota Motor.....................................          87,025
                                                                             --------------
                                                                                   227,789
                                                                             --------------
     Consumer Products (0.8%)
                   700   Sony Corporation.................................          50,985
                 6,495   Srithai Superware Company Limited................          29,839
                                                                             --------------
                                                                                    80,824
                                                                             --------------
     Transportation (0.6%)
                48,000   Cosco Pacific Limited............................          67,235
                                                                             --------------
     Total Durables.......................................................         375,848
                                                                             --------------
     ENERGY (2.7%)
                 2,096   Exxon Corporation................................         118,686
                 5,005   Shell Transporting & Trading Company PLC.........          88,498
                 2,400   Tosco Corporation................................          71,100
                                                                             --------------
     Total Energy.........................................................         278,284
                                                                             --------------

                       See notes to financial statements.

 62   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT
     IN LOCAL CURRENCY                                                        MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
          -------                                                              -----------
     FINANCE (5.6%)
     Banking (4.1%)
                 3,369   Banco Galicia Y Bueno -- Sp ADR..................     $    81,961
                 6,285   Bangkok Bank Company Limited.....................          41,387
                19,029   Bank Of East Asia................................          65,469
                 1,663   Banque Nationale De Paris........................          70,964
                12,024   Lloyds TSB Group PLC.............................         110,008
                11,000   Sakura Bank Ltd. ................................          58,182
                                                                             --------------
                                                                                   427,971
                                                                             --------------
     Financial Services (1.5%)
                 1,500   Catalana Occidente SA............................          78,872
                 1,435   ING Group N.V....................................          56,363
                 2,000   Nomura Securities Corporation Limited............          22,387
                                                                             --------------
                                                                                   157,622
                                                                             --------------
     Total Finance........................................................         585,593
                                                                             --------------
     HEALTH (5.1%)
     Health Related (4.6%)
                 1,340   Bristol-Myers Squibb Company.....................          87,770
                 1,763   Columbia/HCA Healthcare Corporation..............          61,705
                 5,700   Glaxo Wellcome PLC...............................         112,207
                    85   Novartis AG......................................         112,064
                     6   Roche Holding AG.................................          50,713
                 2,000   Sankyo Corporation Limited.......................          53,602
                                                                             --------------
                                                                                   478,061
                                                                             --------------
     Medical Equipment & Supplies (0.5%)
                 2,300   Laboratorio Chile-Sponsored ADR..................          50,600
                                                                             --------------
     Total Health.........................................................         528,661
                                                                             --------------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    63

GLOBAL BALANCED FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT
     IN LOCAL CURRENCY                                                        MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
          -------                                                              -----------
     INDUSTRIAL MACHINERY & EQUIPMENT (2.1%)
                 2,866   Atlas Copco AB-B Shares..........................     $    71,086
                 2,050   KCI Konecranes International.....................          78,829
                11,000   Mitsubishi Heavy Industries Limited..............          72,663
                                                                             --------------
     Total Industrial Machinery & Equipment...............................         222,578
                                                                             --------------
     MEDIA & LEISURE (4.3%)
     Hotels & Motels (0.9%)
                 5,400   Scandic Hotels AB................................          90,210
                                                                             --------------
     Multimedia (3.4%)
                 6,527   Granada Group PLC................................          94,234
                12,394   News Corporation Limited.........................          57,236
                 1,400   Polygram NFLO 50.................................          68,645
                 6,000   Shochiku.........................................          49,188
                 6,000   Toppan Printing Corporation Limited..............          77,566
                                                                             --------------
                                                                                   346,869
                                                                             --------------
     Total Media & Leisure................................................         437,079
                                                                             --------------
     NONDURABLES (1.1%)
     Beverage & Tobacco (0.5%)
                12,500   PT Hanjaya Mandala Sampoerna.....................          50,283
     Auto Tires & Accessories (0.6%)
                 1,065   Valeo SA.........................................          65,705
                                                                             --------------
     Total Nondurables....................................................         115,988
                                                                             --------------

                       See notes to financial statements.

 64   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT
     IN LOCAL CURRENCY                                                        MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
          -------                                                              -----------
     RETAIL & WHOLESALE (3.6%)
     Drug Stores (0.9%)
                 2,000   Walgreen Company.................................     $    92,000
                                                                             --------------
     Retail (1.5%)
                 1,000   Seven-Eleven Japan...............................          63,456
                 1,000   Metro AG.........................................          97,505
                                                                             --------------
                                                                                   160,961
                                                                             --------------
     Distributors (0.6%)
                 8,680   Premier Farnell PLC..............................          65,968
                                                                             --------------
     Restaurants (0.6%)
                14,000   KFC Holding (Malaysia) Bhd.......................          57,462
                                                                             --------------
     Total Retail & Wholesale.............................................         376,391
                                                                             --------------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    65

GLOBAL BALANCED FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT
     IN LOCAL CURRENCY                                                        MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
          -------                                                              -----------
     TECHNOLOGY (10.4%)
     Data Processing (0.9%)
                 7,000   Ines.............................................     $    90,493
                                                                             --------------
     Electrical & Electronics (5.9%)
                 1,040   General Electric Company.........................         115,310
                 3,200   Micron Technology Inc............................         112,800
                 2,000   Murata Manufacturing Corporation Limited.........          73,782
                 2,948   Philips Electronics..............................         153,931
                 1,000   Rohm Company.....................................          77,566
                 1,412   Schneider Sa (Ex Spie Batig).....................          79,611
                                                                             --------------
                                                                                   613,000
                                                                             --------------
     Telecommunications (3.6%)
                   755   Alcatel Alsthom..................................          83,972
                 6,000   Nippon Comsys Corporation........................          68,580
                     9   Nippon Telegraph & Telephone Corporation.........          63,495
                   675   Telecel-Communicacoes Pessoai....................          58,140
                40,000   Telecom Italia...................................         105,303
                                                                             --------------
                                                                                   379,490
                                                                             --------------
     Total Technology.....................................................       1,082,983
                                                                             --------------
     Total Common Stocks (Cost -- $4,531,288).............................       4,649,002
                                                                             --------------
     BONDS AND NOTES (54.1%)
     AUSTRALIA (AUSTRALIAN DOLLAR) (5.2%)
     Government Bonds (5.2%)
               600,000   10.00%, 10/15/07.................................         540,338
                                                                             --------------
     Total Australia (Cost -- $530,851)...................................         540,338
                                                                             --------------
     GERMANY (GERMAN MARK) (5.2%)
     Government Bonds (5.2%)
               895,000   Treuhandanstalt, 6.25%, 3/4/04...................         543,090
                                                                             --------------
     Total Germany (Cost -- $581,989).....................................         543,090
                                                                             --------------

                       See notes to financial statements.

 66   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT
     IN LOCAL CURRENCY                                                        MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
          -------                                                              -----------
     GREAT BRITAIN (BRITISH POUND) (8.6%)
     Government Bonds (8.6%)
               100,000   UK Gilt, 10.00%, 2/26/01.........................     $   177,377
               440,000   UK Gilt, 7.50%, 12/7/06..........................         716,891
                                                                             --------------
     Total Great Britain (Cost -- $906,698)...............................         894,268
                                                                             --------------
     ITALY (ITALIAN LIRA) (2.8%)
     Government Bonds (2.8%)
           475,000,000   9.50%, 4/15/99...................................         291,065
                                                                             --------------
     Total Italy (Cost -- $310,039).......................................         291,065
                                                                             --------------
     SPAIN (SPANISH PESETA) (3.9%)
     Government Bonds (3.9%)
            50,000,000   10.30%, 6/15/02..................................         404,081
                                                                             --------------
     Total Spain (Cost -- $408,869).......................................         404,081
                                                                             --------------
     SWEDEN (SWEDISH KRONA) (2.8%)
     Government Bonds (2.8%)
             2,400,000   6.00%, 2/9/05....................................         288,427
                                                                             --------------
     Total Sweden (Cost -- $321,033)......................................         288,427
                                                                             --------------
     UNITED STATES (UNITED STATES DOLLAR) (25.6%)
     U.S. Government Agency (1.2%)
                 3,041   Federal National Mortgage Association............         125,061
     U.S. Treasury Notes (22.8%)
             2,400,000   5.88%, 6/30/00 (a)...............................       2,361,456
     Investment Companies (1.6%)
               167,256   Dreyfus Treasury Cash Management.................         167,256
                                                                             --------------
     Total United States (Cost -- $2,640,499).............................       2,653,773
                                                                             --------------
     Total Bonds and Notes (Cost -- $5,699,978)...........................       5,615,042
                                                                             --------------
     TOTAL (COST -- $10,231,266) (B) (98.8%)..............................     $10,264,044
                                                                             ==============

------------

Percentages indicated are based on net assets of $10,392,531.

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    67

GLOBAL BALANCED FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

Distribution of investments by country of issue, as a percentage of total value of investment securities, is as follows:

                United States                                           33.3%
                Great Britain                                           15.3%
                Japan                                                    9.3%
                Germany                                                  7.1%
                Australia                                                5.8%
                Spain                                                    5.5%
                Sweden                                                   4.9%
                Italy                                                    3.9%
                Switzerland                                              3.3%
                France                                                   2.9%
                Netherlands                                              2.7%
                Hong Kong                                                1.9%
                Malaysia                                                 1.0%
                Thailand                                                 0.9%
                Other, less than 1%                                      2.2%
                                                                      -------
                                                                       100.0%
                                                                      =======

(a) A portion of the security is held by the custodian in a segregated account as collateral for open futures contracts.

At April 30, 1997, the Fund's open futures contracts were as follows:

NUMBER OF                                         EXPIRATION        CURRENT        UNREALIZED
CONTRACTS              CONTRACT TYPE                 DATE        MARKET VALUE     APPRECIATION
----------    --------------------------------    -----------    -------------    -------------
    3          S&P 500 Future September 1997        9/16/97       $1,216,200         $49,950

(b) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation...............................................  $ 352,726
     Unrealized depreciation...............................................   (319,948)
                                                                             ---------
     Net unrealized appreciation...........................................  $  32,778
                                                                             =========

                       See notes to financial statements.

 68   PAYDEN & RYGEL INVESTMENT GROUP

GLOBAL BALANCED FUND
  FORWARD CURRENCY CONTRACTS
April 30, 1997 (Unaudited)

                                                                                UNREALIZED
                                                 CONTRACT    CONTRACT VALUE    APPRECIATION    DELIVERY
                   CURRENCY                       PRICE      (U.S. DOLLARS)   (DEPRECIATION)     DATE
----------------------------------------------  ----------   --------------   --------------   --------
ASSETS:
Australian Dollar (sell)......................    0.787150    $   (544,831)      $  6,174      6/24/97
Australian Dollar (sell)......................    0.785300         (62,266)           558      6/24/97
Spanish Peseta (sell).........................  145.507000        (171,156)           657      5/21/97
Italian Lira (sell)...........................   1,702.900        (292,599)         1,017      5/21/97
Italian Lira (sell)...........................   1,702.900         (96,558)           336      5/21/97
Swedish Krona (sell)..........................    7.671800        (127,488)         2,860      6/17/97
Swedish Krona (sell)..........................    7.671800        (254,975)         5,720      6/17/97
Swedish Krona (sell)..........................    7.648600        (165,720)         4,246      6/27/97
                                                              ------------    -----------
                                                              $ (1,715,593)      $ 21,568
                                                              ============    ===========
LIABILITIES:
Canadian Dollar (buy).........................    1.387750    $    465,098       $ (3,286)     5/07/97
German Mark (buy).............................    1.683920         115,962         (2,808)     6/13/97
British Pound (sell)..........................    1.610200        (356,435)        (2,191)     5/12/97
British Pound (sell)..........................    1.590000        (161,447)        (2,447)     6/16/97
Japanese Yen (buy)............................  122.410000        (357,980)        (9,637)     5/20/97
Japanese Yen (buy)............................  119.830000         119,327         (5,851)     5/20/97
Japanese Yen (buy)............................  119.902000         119,327         (5,775)     5/20/97
                                                              ------------    -----------
                                                              $    (56,148)      $(31,995)
                                                              ============    ===========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    69

INTERNATIONAL EQUITY FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                         MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     COMMON STOCKS (87.0%)
     AEROSPACE & DEFENSE (1.8%)
                 7,448   British Aerospace PLC............................     $   158,397
                                                                             -------------
     Total Aerospace & Defense............................................         158,397
                                                                             -------------
     BASIC INDUSTRIES (4.1%)
     Chemicals (3.0%)
                 1,879   CIBA Specialty Chemicals.........................         162,005
                 9,328   Laporte PLC......................................         100,551
                                                                             -------------
                                                                                   262,556
                                                                             -------------
     Packaging & Containers (1.1%)
                15,287   Low & Bonar PLC..................................          95,846
                                                                             -------------
     Total Basic Industries...............................................         358,402
                                                                             -------------
     CONGLOMERATES & HOLDING COMPANIES (5.9%)
     Diversified Operations (2.3%)
                18,000   Hutchison Whampoa................................         133,617
                10,000   United Engineers (Malaysia)......................          70,930
                                                                             -------------
                                                                                   204,547
                                                                             -------------
     Business & Public Service (3.6%)
                   546   Adecco SA........................................         182,371
                 3,000   Nichii Gakkan Company............................         135,031
                                                                             -------------
                                                                                   317,402
                                                                             -------------
     Total Conglomerates & Holding Companies..............................         521,949
                                                                             -------------
     CONSTRUCTION & REAL ESTATE (0.3%)
                 9,700   Land & House Public Company Limited..............          29,709
                                                                             -------------
     Total Construction & Real Estate.....................................          29,709
                                                                             -------------

                       See notes to financial statements.

 70   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT                                                         MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     DURABLES (9.0%)
     Automobiles (5.0%)
                 2,608   Daimler-Benz AG-Rights...........................     $       226
                 2,608   Daimler-Benz Ag..................................         192,828
                 4,026   Scania AB - B Shares.............................         103,965
                 5,000   Toyota Motor.....................................         145,042
                                                                             -------------
                                                                                   442,061
                                                                             -------------
     Consumer Products (2.8%)
                 2,500   Sony Corporation.................................         182,090
                13,605   Srithai Superware Company Limited................          62,504
                                                                             -------------
                                                                                   244,594
                                                                             -------------
     Transportation (1.2%)
                75,000   Cosco Pacific Limited............................         105,054
                                                                             -------------
     Total Durables.......................................................         791,709
                                                                             -------------
     ENERGY (3.1%)
                 4,000   Petroleo Brasileiro S.A. -- ADR..................          84,811
                10,565   Shell Transporting & Trading Company PLC.........         186,810
                                                                             -------------
     Total Energy.........................................................         271,621
                                                                             -------------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    71

INTERNATIONAL EQUITY FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                         MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     FINANCE (12.6%)
     Banking (7.9%)
                 3,102   Banco Galicia Y Bueno -- Sp ADR..................     $    75,466
                13,300   Bangkok Bank Company Limited.....................          87,580
                28,567   Bank Of East Asia................................          98,284
                 2,631   Banque Nationale De Paris........................         112,270
                25,393   Lloyds TSB Group PLC.............................         232,326
                17,000   Sakura Bank Ltd. ................................          89,918
                                                                             -------------
                                                                                   695,844
                                                                             -------------
     Financial Services (4.7%)
                 3,500   Catalana Occidente SA............................         184,034
                 4,040   ING Group N.V. ..................................         158,679
                 6,000   Nomura Securities Corporation Limited............          67,161
                                                                             -------------
                                                                                   409,874
                                                                             -------------
     Total Finance........................................................       1,105,718
                                                                             -------------
     HEALTH (7.2%)
                 8,000   Glaxo Wellcome PLC...............................         157,483
                   179   Novartis AG......................................         235,993
                    12   Roche Holding AG.................................         101,426
                 5,000   Sankyo Corporation Limited.......................         134,006
                                                                             -------------
     Total Health.........................................................         628,908
                                                                             -------------
     INDUSTRIAL MACHINERY & EQUIPMENT (5.6%)
                 6,049   Atlas Copco AB - B Shares........................         150,035
                 4,600   KCI Konecranes International.....................         176,886
                25,000   Mitsubishi Heavy Industries Limited..............         165,143
                                                                             -------------
     Total Industrial Machinery & Equipment...............................         492,064
                                                                             -------------

                       See notes to financial statements.

 72   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT                                                         MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     MEDIA & LEISURE (9.4%)
     Hotels & Motels (1.7%)
                 9,000   Scandic Hotels AB................................     $   150,350
                                                                             -------------
     Multimedia (7.7%)
                 9,557   Granada Group PLC................................         137,980
                20,124   News Corporation Limited.........................          92,934
                 3,800   Polygram NFLO....................................         186,322
                14,000   Shochiku.........................................         114,772
                11,000   Toppan Printing Corporation Limited..............         142,204
                                                                             -------------
                                                                                   674,212
                                                                             -------------
     Total Media & Leisure................................................         824,562
                                                                             -------------
     NONDURABLES (2.8%)
     Beverage & Tobacco (0.8%)
                18,500   PT Hanjaya Mandala Sampoerna.....................          74,419
     Auto Tires & Accessories (2.0%)
                 2,812   Valeo SA.........................................         173,485
                                                                             -------------
     Total Nondurables....................................................         247,904
                                                                             -------------
     RETAIL & WHOLESALE (4.8%)
     Retail (3.7%)
                 1,400   Metro AG.........................................         136,506
                 3,000   Seven - Eleven Japan.............................         190,367
                                                                             -------------
                                                                                   326,873
                                                                             -------------
     Restaurants (1.1%)
                23,000   KFC Holding (Malaysia) Bhd.......................          94,401
                                                                             -------------
     Total Retail & Wholesale.............................................         421,274
                                                                             -------------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    73

INTERNATIONAL EQUITY FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                         MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     TECHNOLOGY (20.4%)
     Data Processing (1.6%)
                11,000   Ines.............................................     $   142,204
                                                                             -------------
     Electrical & Electronics (8.3%)
                 4,000   Murata Manufacturing Corporation Limit...........         147,564
                 4,322   Philips Electronics..............................         225,675
                 3,000   Rohm Company.....................................         232,697
                 2,235   Schneider Sa (Ex Spie Batig).....................         126,014
                                                                             -------------
                                                                                   731,950
                                                                             -------------
     Telecommunications (10.5%)
                 2,000   Alcatel Alsthom..................................         222,443
                14,000   Nippon Comsys Corporation........................         160,019
                    21   Nippon Telegraph & Telephone Corporation.........         148,155
                 1,000   Telebras-Sponsored ADR...........................         114,750
                 1,400   Telecel -- Communicacoes Pessoai.................         120,587
                59,500   Telecom Italia...................................         156,638
                                                                             -------------
                                                                                   922,592
                                                                             -------------
     Total Technology.....................................................       1,796,746
                                                                             -------------
     Total Common Stocks (Cost -- $7,417,249).............................       7,648,963
                                                                             -------------
     INVESTMENT COMPANIES (11.5%)
             1,016,259   Dreyfus Treasury Cash Management.................       1,016,259
                                                                             -------------
     Total Investment Companies...........................................       1,016,259
                                                                             -------------
     TOTAL (COST -- $8,433,508)(A) (98.5%)................................     $ 8,665,222
                                                                             =============

------------

Percentages indicated are based on net assets of $8,800,278.

                       See notes to financial statements.

 74   PAYDEN & RYGEL INVESTMENT GROUP

Distribution of investments by country of issue, as a percentage of total value of investment securities, is as follows:

                Japan................................................   25.3%
                Great Britain........................................   12.3%
                United States (cash).................................   11.7%
                Switzerland..........................................    7.9%
                France...............................................    7.3%
                Netherlands..........................................    6.6%
                Sweden...............................................    4.7%
                Hong Kong............................................    3.9%
                Germany..............................................    3.8%
                Spain................................................    3.0%
                Brazil...............................................    2.3%
                Thailand.............................................    2.1%
                Finland..............................................    2.0%
                Malaysia.............................................    1.9%
                Italy................................................    1.8%
                Portugal.............................................    1.4%
                Australia............................................    1.1%
                Indonesia............................................    0.9%
                                                                       -----
                                                                       100.0%
                                                                       =====

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation...............................................  $ 571,237
     Unrealized depreciation...............................................   (339,523)
                                                                             ---------
     Net unrealized appreciation...........................................  $ 231,714
                                                                             =========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    75

GROWTH & INCOME FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

     PRINCIPAL AMOUNT                                                         MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     COMMON STOCKS (48.7%)
     BASIC INDUSTRIES (9.3%)
     Chemicals (4.5%)
                34,350   Du Pont (E.I.) De Nemours & Company..............     $ 3,645,394
                                                                             --------------
     PAPER AND RELATED PRODUCTS (4.8%)
                92,935   International Paper Company......................       3,926,504
                                                                             --------------
     Total Basic Industries...............................................       7,571,898
                                                                             --------------
     CONGLOMERATES & HOLDING COMPANIES (6.4%)
                14,495   Eastman Kodak Company............................       1,210,333
                45,730   Minnesota Mining & Manufacturing Company.........       3,978,510
                                                                             --------------
     Total Conglomerates & Holding Companies..............................       5,188,843
                                                                             --------------
     AUTOMOBILES (4.8%)
                68,325   General Motors Corporation.......................       3,954,309
                                                                             --------------
     Total Automobiles....................................................       3,954,309
                                                                             --------------
     ENERGY (13.0%)
                58,360   Chevron Corporation..............................       3,997,660
                76,935   Exxon Corporation................................       4,356,444
                21,308   Texaco Incorporated..............................       2,247,994
                                                                             --------------
     Total Energy.........................................................      10,602,098
                                                                             --------------
     FINANCE (4.9%)
                39,070   J.P. Morgan & Company............................       3,980,256
                                                                             --------------
     Total Finance........................................................       3,980,256
                                                                             --------------
     NONDURABLES (5.9%)
     TOBACCO (4.9%)
               100,195   Phillip Morris Companies Incorporated............       3,945,178
     AUTO TIRES & ACCESSORIES (1.0%)
                16,195   Goodyear Tire & Rubber Company...................         852,262
                                                                             --------------
     Total Nondurables....................................................       4,797,440
                                                                             --------------

                       See notes to financial statements.

 76   PAYDEN & RYGEL INVESTMENT GROUP

     PRINCIPAL AMOUNT                                                         MARKET VALUE
         OR SHARES                     SECURITY DESCRIPTION                  IN U.S. DOLLARS
     -----------------   -------------------------------------------------   ---------------
     TELECOMMUNICATIONS (4.4%)
               107,290   AT&T Corporation.................................     $ 3,594,215
                                                                             --------------
     Total Telecommunications.............................................       3,594,215
                                                                             --------------
     Total Common Stocks (Cost -- $38,795,952)............................      39,689,059
                                                                             --------------
     INVESTMENT COMPANIES (53.5%)
               519,365   S&P 500 Depository Receipt.......................      41,597,890
             2,052,139   Dreyfus Treasury Cash Management.................       2,052,139
                                                                             --------------
     Total Investment Companies...........................................      43,650,029
                                                                             --------------
     TOTAL (COST -- $80,832,028)(A) (102.2%)..............................     $83,339,088
                                                                             ==============

------------

Percentages indicated are based on net assets of $81,567,393.

(a) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation..............................................  $2,778,432
     Unrealized depreciation..............................................    (271,372)
                                                                            ----------
     Net unrealized appreciation..........................................  $2,507,060
                                                                            ==========

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    77

MARKET RETURN FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     ASSET BACKED SECURITIES (4.9%)
               317,361   Pacific Southwest 97-1, 6.06%, 6/17/02 (a)........   $   316,964
               215,867   Contimortgage Home Equity 1996-3 A1, 6.76%,
                         2/15/11 (a).......................................       216,036
                                                                              -----------
     Total Asset Backed Securities.........................................       533,000
                                                                              -----------
     COLLATERIZED MORTGAGE OBLIGATIONS (16.0%)
               400,000   Merrill Lynch Mortgage Investors 91-F A2, 6.28%,
                          6/15/06 (a)......................................       405,360
               450,000   Federal National Mortgage Assn. 93-155D, 5.50%,
                          2/25/14 (a)......................................       446,036
               125,397   Federal National Mortgage Assn. 89-48 G, 8.00%,
                         3/25/18 (a).......................................       126,151
                99,726   Federal Home Loan Mtg. Corp. 80-E, 8.60%, 6/15/19
                         (a)...............................................       100,300
               400,000   Federal Home Loan Mtg. Corp. 61-F, 6.11%,
                         6/17/20...........................................       400,875
               247,423   Federal National Mortgage Assn. G92-25F, 6.17%,
                         4/25/21 (a).......................................       247,974
                 3,217   Salomon Brothers Mtg. Securities 1994-9, 7.00%,
                         7/25/24 (a).......................................         3,215
                                                                              -----------
     Total Collateralized Mortgage Obligations.............................     1,729,911
                                                                              -----------
     CORPORATE BONDS (9.7%)
     Automobiles (1.0%)
               100,000   General Motors, 9.13%, 7/15/01 (a)................       107,625
                                                                              -----------
     Bankings (1.3%)
               150,000   Nationsbank Corporation, 5.75%, 1/17/01 (a).......       144,563
                                                                              -----------
     Financial (7.4%)
               300,000   AT & T Capital Corporation, 5.61%, 2/1/99 (a).....       295,125
               100,000   Commercial Credit, 5.55%, 2/15/01 (a).............        95,375
               100,000   Lehman Brothers Holding, 8.38%, 2/15/99 (a).......       102,875
               300,000   Lehman Brothers Holdings, 7.63%, 7/15/99 (a)......       305,625
                                                                              -----------
                                                                                  799,000
                                                                              -----------
     Total Corporate Bonds.................................................     1,051,188
                                                                              -----------

                       See notes to financial statements.

 78   PAYDEN & RYGEL INVESTMENT GROUP

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     U.S. GOVERNMENT DEBENTURES (13.8%)
     Federal Home Loan Mortgage Corporation (13.8%)
             1,500,000   5.33%, 5/13/97 (a)................................   $ 1,497,335
                                                                              -----------
     U.S. GOVERNMENT AGENCIES (43.4%)
     Federal Home Loan Bank (27.8%)
             1,500,000   5.32%, 5/5/97 (a).................................     1,499,113
             1,500,000   5.37%, 5/6/97.....................................     1,498,881
                                                                              -----------
                                                                                2,997,994
                                                                              -----------
     Federal National Mortgage Association (14.3%)
             1,000,000   5.37%, 5/02/97....................................       999,851
               229,504   11.00%, 10/1/06 (a)...............................       246,758
               293,268   ARM, 7.59%, 6/1/25 (a)............................       307,474
                                                                              -----------
                                                                                1,554,083
                                                                              -----------
     Government National Mortgage Association (1.3%)
               134,262   ARM, 7.13%, 6/20/18...............................       136,821
                                                                              -----------
     Total U.S. Government Agencies........................................     4,688,898
                                                                              -----------
     U.S. TREASURY NOTES (3.0%)
               320,000   5.50%, 7/31/97 (a)................................       320,112
                                                                              -----------
     Total U.S. Treasury Notes.............................................       320,112
                                                                              -----------
     U.S. TREASURY BILLS (3.7%)
               400,000   5.015%, 5/22/97...................................       398,830
                                                                              -----------
     Total U.S. Treasury Bills.............................................       398,830
                                                                              -----------

                       See notes to financial statements.

                                                        SEMI-ANNUAL REPORT    79

MARKET RETURN FUND
  SCHEDULE OF PORTFOLIO INVESTMENTS (CONTINUED)
April 30, 1997 (Unaudited)

         SHARES OR
     PRINCIPAL AMOUNT                   SECURITY DESCRIPTION                  MARKET VALUE
     -----------------   --------------------------------------------------   ------------
     INVESTMENT COMPANIES (4.7%)
                 1,900   Standard & Poor 500 Depositary Receipt............   $   152,178
               357,648   Dreyfus Treasury Cash Management..................       357,648
                                                                              -----------
     Total Investment Companies............................................       509,826
                                                                              -----------
     TOTAL (COST -- $10,717,500) (B) (99.2%)...............................   $10,729,100
                                                                              ===========

------------

Percentages indicated are based on net assets of $10,813,804.

(a) A portion of the security is held by the custodian in a segregated account as collateral for open futures contracts.

At April 30, 1997, the Fund's open futures contracts were as follows:

NUMBER OF                                   EXPIRATION        CURRENT        UNREALIZED
CONTRACTS           CONTRACT TYPE              DATE        MARKET VALUE     APPRECIATION
----------    --------------------------    -----------    -------------    ------------
     1        S & P 500 Future June 1998     06/19/97           $401,400       $3,350
    25         S&P 500 Future September      09/18/97         10,135,000        2,475
                         1998
                                                             -----------       ------
                                                             $10,536,400       $5,825
                                                             ===========       ======

(b) This represents cost for federal income tax purposes and differs from value by unrealized appreciation (depreciation) of securities as follows:

     Unrealized appreciation............................................  $16,928
     Unrealized depreciation............................................   (5,328)
                                                                          -------
     Net unrealized appreciation........................................  $11,600
                                                                          =======

                       See notes to financial statements.

 80   PAYDEN & RYGEL INVESTMENT GROUP

  NOTES TO FINANCIAL STATEMENTS
April 30, 1997 (Unaudited)
         1.   ORGANIZATION

         Payden & Rygel Global Short Bond Fund, Payden & Rygel Global Fixed Income Fund, Payden & Rygel International Bond Fund, Payden & Rygel Short Duration Tax Exempt Fund, Payden & Rygel Tax Exempt Bond Fund, Payden & Rygel U.S. Treasury Fund, Payden & Rygel Limited Maturity Fund, Payden & Rygel Short Bond Fund, Payden & Rygel Intermediate Bond Fund, Payden & Rygel Investment Quality Bond Fund (formerly the Opportunity Fund), Payden & Rygel Market Return Fund, Payden & Rygel Total Return Fund, Payden & Rygel Global Balanced Fund, Payden & Rygel International Equity Fund and Payden & Rygel Growth & Income Fund (the "Funds") are non-diversified series of Payden & Rygel Investment Group ("Group"), a no-load, open-end management investment company organized as a Massachusetts business trust on January 22, 1992 and registered under the Investment Company Act of 1940, as amended.

         The objective of the Global Short Bond, Global Fixed Income, International Bond, U.S. Treasury, Limited Maturity, Short Bond, Intermediate Bond, Investment Quality Bond and Total Return Funds is to realize a high level of total return consistent with preservation of capital. The Limited Maturity Fund further seeks to earn a total return that, over time, is greater than that available from money market funds. In order to achieve these objectives, each Fund invests primarily in debt obligations. The Limited Maturity, Short Bond, Intermediate Bond, Investment Quality Bond and Total Return Funds invest in debt obligations of the U.S. Treasury, U.S. government agencies, U.S. dollar-denominated foreign and domestic public corporations and mortgage-backed securities. The U.S. Treasury Fund primarily invests in U.S. Treasury securities guaranteed by the full faith and credit of the United States Government.

         The Global Short Bond, Global Fixed Income and International Bond Funds invest primarily in U.S. and foreign government notes and bonds and U.S. and foreign corporate debt securities. The Global Short Bond, Global Fixed Income, International Bond and Total Return Funds can also have substantial investments in foreign currency contracts. The objective of the Short Duration Tax Exempt and Tax Exempt Bond Funds is to earn federal tax-free income by investing in debt obligations which are exempt from federal income tax and consistent with preservation of capital. The objective of the Market Return Fund is to provide a total return in excess of the Standard & Poor's 500 Stock Index. To achieve this objective, the Market Return Fund invests primarily in equity-based investments, such as stock index futures contracts and equity swap contracts, as well as in fixed income securities.

                                                        SEMI-ANNUAL REPORT    81

April 30, 1997 (Unaudited)

         The objective of the Global Balanced Fund is to realize a high level of total return consistent with preservation of capital. The Global Balanced Fund can also have investments in foreign currency contracts. This Fund invests in common stocks, bonds and money market instruments of both domestic and foreign issuers. The objective of the International Equity Fund is long-term capital appreciation. This Fund invests in equity securities (common and preferred stock) of issuers whose corporate headquarters are outside the United States ("foreign equities").

         The Growth & Income Fund seeks to provide growth of capital and some current income. To achieve these objectives the Growth & Income Fund normally invests approximately half of its assets in the ten stocks in the Dow Jones Industrial Average with the highest dividend yields. The remaining assets are invested in securities intended to replicate the total return of the Standard & Poor's 500 Stock Price Index ("S&P 500 Index"), normally Standard & Poor's Depository Receipts or additional common stocks. There can, however, be no assurance that any of the Funds' investment objectives will be achieved.

         The Funds offer both Class A and Class B shares; however, as of April 30, 1997, there have been no Class B shares issued. Class B shares are subject to certain fees under a shareholder service plan (the "Plan"); Class A shares do not participate in the Plan. Both classes of shares have identical rights and privileges except with respect to the shareholder service fees borne by Class B and voting rights on matters affecting a single class. The Group is authorized to issue an unlimited number of shares of each class which are units of beneficial interest with a par value of $.001 per share.

         2.   SIGNIFICANT ACCOUNTING POLICIES

         The following is a summary of significant accounting policies followed by the Funds:

         SECURITIES VALUATION
         ---------------------------------

         Domestic and foreign fixed income securities and other assets for which market quotations are readily available (other than obligations with remaining maturities of 60 days or less) are valued on the basis of quotations obtained from dealers or pricing services with consideration of such factors as institutional-sized trading in similar groups of securities, quality, yield, coupon rate, maturity, type of issue, trading characteristics and other market data. Options, futures, swaps and other similar assets are valued at the last available bid price in the case of listed securities or on the basis of information provided by the institution with which the Fund entered into the transaction in the case of other securities. Investments in investment companies are valued at their net asset values as reported by such companies.

 82   PAYDEN & RYGEL INVESTMENT GROUP

         Securities for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to guidelines established by the Board of Trustees with reference to fixed income securities the prices of which are more readily obtainable and the durations of which are comparable to the securities being valued. Debt securities with remaining maturities of sixty days or less are valued on an amortized cost basis unless Payden & Rygel (the "Adviser") determines that such basis does not represent fair value. Non-U.S. dollar securities are translated into U.S. dollars using the spot exchange rate at the close of the London market. The differences between cost and market of investments are reflected as either unrealized appreciation or depreciation.

         Equity securities listed or traded on any domestic (U.S.) securities exchange are valued at the last sale price or, if there have been no sales during the day, at the last bid prices. Securities traded only on the over-the-counter market are valued at the latest bid prices. Foreign equity securities are valued based upon the last sale price on the foreign exchange or market on which they are principally traded as of the close of the appropriate exchange or, if there have been no sales during the day, at the last bid prices.

         INVESTMENT TRANSACTIONS AND RELATED INCOME
         ----------------------------------------------------------------

         Investment transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis. All premiums and discounts are amortized or accreted for both financial statement and tax reporting purposes as required by Federal income tax regulations. Dividend income is recorded on the ex-dividend date. Realized gains or losses on investment transactions are determined on the identified cost basis.

         FOREIGN CURRENCY TRANSLATION
         ---------------------------------------------

         The accounting records of the Funds are maintained in U.S. dollars. The Global Short Bond, Global Fixed Income, International Bond and Total Return Funds may purchase debt obligations that are payable in a foreign currency. For these four Funds, investment securities, other assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

         Each of these four Funds isolates that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuation arising from changes in market prices of securities held.

                                                        SEMI-ANNUAL REPORT    83

April 30, 1997 (Unaudited)

         Reported net realized foreign exchange gains or losses arise from sales and maturities of securities, purchases and sales of foreign currencies, currency gains or losses realized between the trade and settlement dates of securities transactions, and the difference between the amount of interest or expenses recorded on each of these Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in the exchange rates.

         REPURCHASE AGREEMENTS
         -------------------------------------

         Any of the Funds may enter into repurchase agreements (agreements to purchase U.S. Treasury notes and bills, subject to the seller's agreement to repurchase them at a specified time and price) with well-established registered securities dealers or banks. Repurchase agreements are the equivalent of loans by the Funds. With respect to such agreements, it is each Fund's policy to take possession of the underlying securities and, on a daily basis, mark-to-market such securities to ensure that the value, including accrued interest, is at least equal to the amount to be repaid to each Fund under each agreement.

         OPTIONS TRANSACTIONS
         ----------------------------------

         When any of the Funds (except the U.S. Treasury Fund which does not invest in any option transactions) writes a covered call or put option, an amount equal to the premium received is included in that Fund's statement of assets and liabilities as a liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. If an option expires on its stipulated expiration date or if the Fund enters into a closing purchase transaction, a gain or loss is realized. If a written call option is exercised, a gain or loss is realized for the sale of the underlying security and the proceeds from the sale are increased by the premium originally received. If a written put option is exercised, the cost of the security acquired is decreased by the premium originally received.

         When any of the Funds (except the U.S. Treasury Fund which does not invest in any option transactions) purchases a call or put option, an amount equal to the premium paid is included in that Fund's statement of assets and liabilities as an investment, and is subsequently marked-to-market to reflect the current market value of the option. If an option expires on the stipulated expiration date or if a Fund enters into a closing sale transaction, a gain or loss is realized. If a Fund exercises a call option, the cost of the security acquired is increased by the premium paid for the call. If a Fund exercises a put option, a gain or loss is realized from the sale of the underlying

 84   PAYDEN & RYGEL INVESTMENT GROUP
         security, and the proceeds from such sale are decreased by the premium originally paid. Written and purchased options are non-income producing securities.

         The option techniques utilized are to hedge against changes in interest rates, foreign currency exchange rates or securities prices in order to establish more definitely the effective return on securities or currencies held or intended to be acquired by a Fund, to reduce the volatility of the currency exposure associated with investment in non-U.S. securities, or as an efficient means of adjusting exposure to the bond, equity and currency markets and not for speculation.

         FUTURES CONTRACTS
         -------------------------------

         Any Fund (except the U.S. Treasury Fund) may purchase or sell futures contracts and options on futures contracts which provide for the future sale by one party and purchase by another party of a specified quantity of a financial instrument or foreign currency at a fixed price on a future date. Upon entering into such a contract, a Fund is required to deposit and maintain as collateral such initial margin as required by the exchange on which the contract is traded. Pursuant to the contract, that Fund agrees to receive from or pay to the broker an amount equal to the daily fluctuations in the value of the contract. Such receipts or payments are known as variation margin and are recorded as unrealized gains or losses by that Fund. When the contract is closed, that Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The Funds invest in futures contracts to hedge against anticipated future changes in interest or exchange rates or security prices. The potential risk to the Funds is that the change in value of the underlying securities may not correlate to the change in value of the contracts.

         The Market Return, Total Return, Global Balanced, Growth & Income and International Equity Funds may invest in stock index futures contracts which are an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Variation margin accounting procedures as discussed above apply to these index futures contracts. Each Fund invests in these futures contracts to permit a Fund to meet its objectives at a lower cost than investing directly in equity securities, while permitting the equivalent of an investment in a portfolio of equity securities. The potential risk to a Fund is that the change in value of the underlying index may not correlate to the change in value of the contracts.

                                                        SEMI-ANNUAL REPORT    85

April 30, 1997 (Unaudited)

         EQUITY SWAP CONTRACTS
         -------------------------------------

         The Market Return, Total Return, Global Balanced, Growth & Income and International Equity Funds may enter into equity swap transactions which involve an agreement between the Fund and another party to exchange payments calculated as if they were interest on a fictitious ("notional") principal amount. A Fund will typically pay a floating rate of interest and receive the total return of a specified equity index. A Fund usually enters into such transactions on a "net" basis, with the Fund receiving or paying, as the case may be, only the net amounts of the two payment streams. The net amount of the excess or deficiency, if any, of the Fund's obligations over its entitlements with respect to each swap is accrued on a daily basis and is recorded as an unrealized gain or loss by that Fund.

         These Funds invest in swap transactions to permit the Funds to meet their objectives at a lower cost than investing directly in equity securities, while permitting the equivalent of an investment in a portfolio of equity securities. The potential risk to a Fund is that the swap position may correlate imperfectly with the markets or the asset or liability being hedged.

         FORWARD CURRENCY CONTRACTS
         --------------------------------------------

         The Global Short Bond, Global Fixed Income, International Bond, Total Return, Global Balanced and International Equity Funds each may enter into forward foreign currency exchange contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date. Risks may arise upon entering these contracts from the potential inability of counter parties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. These six Funds will enter into forward contracts as a hedge against specific transactions or portfolio positions to protect against adverse currency movements. The forward foreign currency exchange contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized until the contract settlement date, at which time a Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

         DELAYED DELIVERY TRANSACTIONS
         ----------------------------------------------

         Any of the Funds may purchase securities on a when issued or delayed delivery basis and sell securities on a delayed delivery basis. These transactions involve a commitment by a Fund to purchase or sell securities for a predetermined price or yield with payment and delivery taking place more than three days in the future, or

 86   PAYDEN & RYGEL INVESTMENT GROUP
         after a period longer than the customary settlement period for that type of security. No interest will be earned by a Fund on such purchases until the securities are delivered; however, the market value may change prior to delivery.

         DISTRIBUTIONS TO SHAREHOLDERS
         --------------------------------------------

         Distributions to shareholders are recorded on the ex-dividend date. Dividends from net investment income and net realized gains on foreign currency transactions are declared and paid monthly, except for the International Bond Fund which are paid quarterly, and net realized gains on investments, if any, are declared and distributed at least annually. All distributions are paid in the form of additional shares unless cash payment is requested.

         Distributions to shareholders are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

         FEDERAL INCOME TAXES
         -----------------------------------

         It is the policy of each Fund to meet the requirements for qualification as a regulated investment company as defined in applicable sections of the Internal Revenue Code (the "Code"), and to make distributions of net investment income and net realized gains sufficient to relieve it from all Federal income or excise taxes. Accordingly, no provision for Federal income or excise tax is necessary.

         Each Fund files a tax return annually using tax accounting methods required under provisions of the Code which may differ from generally accepted accounting principles, the basis on which these financial statements are prepared. The differences arise primarily from the treatment of foreign currency transactions and futures contracts and the deferral of certain losses under Federal income tax regulations. Accordingly, the amount of net investment income and net realized gains or losses reported in these financial statements may differ from that reported in each Fund's tax return and, consequently, the character of distributions to shareholders reported in the financial highlights may differ from that reported to shareholders for Federal income tax purposes. Distributions which exceed net investment income and net realized gains for financial reporting purposes but not for tax purposes, if any, are shown as distributions in excess of net investment income and net realized gains from investments in the accompanying statements.

         ESTIMATES
         --------------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that

                                                        SEMI-ANNUAL REPORT    87

April 30, 1997 (Unaudited)

         affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         OTHER
         ---------------

         Shared expenses incurred by the Group are allocated among the series of the Group on the basis of relative net assets. Series-specific expenses are charged to each series as incurred. Fund expenses not specific to any class will be allocated between the classes based upon net assets of each class. Class-specific expenses will be charged to each class as incurred.

         3.   PURCHASES AND SALES OF INVESTMENTS

         Purchases and sales of investments (excluding short-term investments and long-term U.S. Government securities) for the period ended April 30, 1997 were as follows:

                                                     PURCHASES        SALES
                                                    ------------   ------------
        Global Short Bond Fund..................... $172,244,182   $ 71,098,180
        Global Fixed Income Fund...................  449,094,212    517,517,932
        International Bond Fund....................   23,757,292     19,537,726
        Short Duration Tax Exempt Fund.............    4,609,965      9,632,770
        Tax Exempt Bond Fund.......................    4,621,641      6,683,102
        U.S. Treasury Fund.........................            0              0
        Limited Maturity Fund......................   29,338,234      4,200,000
        Short Bond Fund............................   42,514,704      3,957,960
        Intermediate Bond Fund.....................   26,349,640     31,172,517
        Investment Quality Bond Fund...............   90,295,590     65,606,915
        Total Return Fund..........................   21,155,157      8,784,017
        Global Balanced Fund.......................    9,864,770      2,108,548
        International Equity Fund..................    8,895,473      1,454,221
        Growth & Income Fund.......................   79,530,524        750,230
        Market Return Fund.........................    4,860,515      2,511,555

 88   PAYDEN & RYGEL INVESTMENT GROUP

         Purchases and sales of long-term U.S. Government securities for the period ended April 30, 1997 were as follows:

                                                     PURCHASES        SALES
                                                    ------------   ------------
        Global Short Bond Fund....................  $ 30,975,429   $  4,477,574
        Global Fixed Income Fund..................   312,880,141    257,390,545
        International Bond Fund...................     1,046,355        777,768
        Short Duration Tax Exempt Fund............             0              0
        Tax Exempt Bond Fund......................             0              0
        U.S. Treasury Fund........................    26,555,891     28,144,604
        Limited Maturity Fund.....................    50,467,062     56,005,430
        Short Bond Fund...........................    52,724,414     92,394,719
        Intermediate Bond Fund....................    19,944,805     29,514,121
        Investment Quality Bond Fund..............    30,265,668     24,821,231
        Total Return Fund.........................             0              0
        Global Balanced Fund......................     5,352,563      2,933,965
        International Equity Fund.................             0              0
        Growth & Income Fund......................             0              0
        Market Return Fund........................     2,947,936      5,062,193

         The Global Balanced Fund's activity in written options for the period ended April 30, 1997 was as follows:

                                                         NUMBER OF   CONTRACTS
                                                         CONTRACTS    PREMIUM
                                                         ---------   ---------
        Options outstanding at beginning of period......      0       $     0
        Options sold....................................     38        29,391
        Options canceled in closing transactions........     38         5,344
        Options expired prior to exercise...............      0             0
                                                             --      --------
        Options outstanding at end of period............      0       $     0


         None of the other Funds had activity in written options for the period ended April 30, 1997.

         4.   UNAMORTIZED ORGANIZATION COSTS

         The organization costs incurred on behalf of the Funds listed below are being reimbursed to Payden & Rygel and are being amortized on a straight-line basis over

                                                        SEMI-ANNUAL REPORT    89

April 30, 1997 (Unaudited)

         a period not exceeding five years. The organization costs and the amounts reimbursed as of April 30, 1997 are as follows:

                                                      CUMULATIVE     AMORTIZED
                                                     ORGANIZATION   ORGANIZATION
                                                        COSTS         EXPENSES
                                                     ------------   ------------
        Global Short Bond Fund......................   $  2,046       $    792
        Global Fixed Income Fund....................     90,199         84,014
        International Bond Fund.....................      5,322          2,648
        Short Duration Tax Exempt Fund..............      6,170          4,527
        Tax Exempt Bond Fund........................     15,168         11,271
        U.S. Treasury Fund..........................      3,926          2,342
        Total Return Fund...........................      3,254            597
        Global Balanced Fund........................      4,063            678
        International Equity Fund...................      3,798            654
        Growth & Income Fund........................     11,447          1,345
        Market Return Fund..........................     49,138         15,441

         Any redemption by Payden & Rygel of its initial investment of $100,000 will reduce the reimbursement by a prorata portion of any of the then unamortized organization costs.

         5.   RELATED PARTY TRANSACTIONS

         Investment advisory services are provided to the Funds by Payden & Rygel. Under the terms of the investment advisory agreement Payden & Rygel is entitled to receive fees monthly, computed on the average daily net assets of each of the Funds separately at an annualized rate. The rate for the Global Short Bond, Global Fixed Income and International Bond Funds is .30% on net assets up to $2 billion, decreasing to .25% on net assets over $2 billion. The rate for the Short Duration Tax Exempt and Tax Exempt Bond Funds is .32% on net assets up to $500 million, decreasing in increments to .25% on net assets over $1 billion. The rate for the U.S. Treasury, Limited Maturity, Short Bond, Intermediate Bond, Investment Quality Bond, Market Return and Total Return Funds is .28% on net assets up to $1 billion, decreasing to .25% on net assets over $1 billion. The rate for the Global Balanced Fund is 0.50% on net assets up to $1 billion and 0.40% on net assets over $1 billion. The rate for the International Equity Fund is 0.60% on net assets up to $1 billion and 0.45% on net assets over $1 billion. The rate for the Growth & Income Fund is 0.50% on net assets up to $2 billion and 0.30% on net assets over $2 billion.

 90   PAYDEN & RYGEL INVESTMENT GROUP

         Payden & Rygel has voluntarily agreed to permanently waive 0.20% of its fee for advisory services for the Growth & Income Fund through at least October 31, 1997. In addition, Payden & Rygel has agreed to guarantee that, for so long as it acts as investment adviser to a Fund, the expenses of a Fund attributable to Class A Shares, including advisory fees (but excluding interest, taxes, portfolio transaction expenses, blue sky fees, 12b-1 plan fees [if any such plan is adopted in the future] and extraordinary expenses) will not exceed the percentage indicated below of that Fund's average daily net assets on an annualized basis. In addition, Payden & Rygel has voluntarily agreed to temporarily limit each Fund's total expenses, including advisory fees, to the percentage indicated below of that Fund's average daily net assets on an annualized basis through April 30, 1997 (exclusive of interest, taxes, portfolio transaction expenses, blue sky fees, 12b-1 plan fees [if any such plan is adopted in the future] and extraordinary expenses).

                                                                      VOLUNTARY
                                                           EXPENSE     EXPENSE
                                                          GUARANTEE     LIMIT
                                                          ---------   ---------
        Global Short Bond Fund..........................    0.70%       0.45%
        Global Fixed Income Fund........................    0.70%       0.70%
        International Bond Fund.........................    0.70%       0.70%
        Short Duration Tax Exempt Fund..................    0.60%       0.45%
        Tax Exempt Bond Fund............................    0.60%       0.45%
        U.S. Treasury Fund..............................    0.60%       0.45%
        Limited Maturity Fund...........................    0.60%       0.30%
        Short Bond Fund.................................    0.60%       0.40%
        Intermediate Bond Fund..........................    0.60%       0.45%
        Investment Quality Bond Fund....................    0.60%       0.45%
        Total Return Fund...............................    0.60%       0.45%
        Global Balanced Fund............................    0.85%       0.70%
        International Equity Fund.......................    1.05%       0.90%
        Growth & Income Fund............................    0.80%       0.54%
        Market Return Fund..............................    0.60%       0.45%

         Each Fund remains liable to Payden & Rygel for expenses subsidized in any fiscal year so long as any reimbursement will not cause the annual expense ratio for the year in which it is made to exceed the amount of the expense guarantee or expense limit (whichever is in effect at the time of reimbursement). The deferred expense subsidies, as identified in the statements of assets and liabilities, represent the cumulative amount of expenses subsidized for the Funds and will be recognized as

                                                        SEMI-ANNUAL REPORT    91

April 30, 1997 (Unaudited)

         net expense in the statements of operations in future periods, if expense limits permit.

         Payden & Rygel has incurred certain expenses in connection with the offering of multiple class shares that will be charged to the Group upon the initial sale of Class B shares to the public. Such expenses, approximately $41,000 as of April 30, 1997, will be allocated to all series of the Group that are included in the initial offering of Class B shares and amortized as a class specific expense over a three year period.

         For the Global Balanced and International Equity Funds, Payden & Rygel has entered into a sub-advisory agreement with Scottish Widows Investment Management ("Sub-advisor"). The Sub-Advisor is a wholly owned subsidiary of Scottish Widows Fund and Life Assurance Society, a mutual company chartered in 1815. Under terms of the sub-advisor agreement, the SubAdvisor receives fees monthly from Payden & Rygel at a rate of 0.40% on the first $1 billion of average daily net assets and 0.30% on the average daily net assets over $1 billion. In the case of the Global Balanced Fund, fees are based on the average daily net assets allocated to the Sub-Advisor. The Sub-Advisor's fee does not represent a separate or additional charge against the Funds.

         Payden & Rygel Distributors, a subsidiary of Payden & Rygel, serves as the distributor for the Funds and is not entitled to receive any fees from the Group under the distribution agreement.

         Treasury Plus, Inc., a wholly owned subsidiary of Payden & Rygel, serves as administrator to the Group. Under the terms of the administration agreement, Treasury Plus, Inc. receives fees monthly, computed on the average daily net assets of the Group at an annualized rate of .06%.

         Investors Fiduciary Trust Company ("IFTC"), a Missouri trust company, serves as transfer agent to the Funds. Under the terms of the transfer agency agreement, IFTC is entitled to receive fees based upon a specified amount per shareholder with specified minimum-per-Fund amounts and surcharges, plus certain out-of-pocket expenses. IFTC also serves as fund accountant. Under the terms of the fund accounting agreement, IFTC receives fees based on specified minimum-per-Group amounts, plus certain out-of-pocket expenses.

         All expenses incurred by the Funds are paid directly by Payden & Rygel subject to subsequent reimbursement by the Funds. For Funds which have not fully reimbursed Payden & Rygel for expenses paid on their behalf as of April 30, 1997, the

 92   PAYDEN & RYGEL INVESTMENT GROUP
         cumulative amounts of expenses paid by Payden & Rygel and the reimbursement of expenses by the Funds are as follows:

                                         CUMULATIVE TOTAL OF   CUMULATIVE TOTAL OF
                                          EXPENSES PAID BY        REIMBURSEMENT
                                           PAYDEN & RYGEL          OF EXPENSES
                                         -------------------   -------------------
        U.S. Treasury Fund.............       $ 185,009               163,088
        Investment Quality Bond Fund...         268,400               145,913
        Total Return Fund..............          27,473                13,500
        Global Balanced Fund...........          34,584                21,000
        International Equity Fund......          36,218                24,500
        Market Return Fund.............         150,941                15,100

         Certain officers and/or trustees of the Group are affiliated with Payden & Rygel, Payden & Rygel Distributors and/or Treasury Plus, Inc. Such officers and trustees receive no fees from the Funds for serving as officers and/or trustees of the Group.

                                                        SEMI-ANNUAL REPORT    93

  FINANCIAL HIGHLIGHTS
(For a share outstanding throughout the period)

                                                                               GLOBAL SHORT
                                                                                BOND FUND
                                                                      ==============================
                                                                        SIX MONTHS
                                                                           ENDED           PERIOD
                                                                         APRIL 30,          ENDED
                                                                           1997          OCTOBER 31,
                                                                        (UNAUDITED)       1996 (A)
                                                                      ===============    ===========
Net asset value -- beginning of period..............................     $   10.07         $ 10.00
                                                                      ------------       ----------
Income (loss) from investment activities:
  Net investment income.............................................          0.50            0.05
  Net realized and unrealized gains (losses)........................         (0.18)           0.06
                                                                      ------------       ----------
       Total from investment activities.............................          0.32            0.11
                                                                      ------------       ----------
Distributions to shareholders:
  From net investment income........................................         (0.29)          (0.04)
  In excess of net investment income................................
  From net realized gains...........................................
  In excess of net realized gains...................................
                                                                      ------------       ----------
       Total distributions to shareholders..........................         (0.29)          (0.04)
                                                                      ------------       ----------
Net asset value -- end of period....................................     $   10.10         $ 10.07
                                                                      ============       ==========
Total return........................................................          3.25%*          1.10%*
                                                                      ============       ==========
Ratios/supplemental data:
  Net assets, end of period (000)...................................     $ 153,877         $28,913
  Ratio of expenses to average net assets...........................          0.45%**         0.45%**
  Ratio of net investment income to average net assets..............          4.95%**         4.86%**
  Ratio of expenses to average net assets prior to subsidies........          0.54%**         2.31%**
  Ratio of net investment income to average net assets prior to
     subsidies......................................................          4.86%**         3.00%**
  Portfolio turnover rate...........................................        218.34%**         0.00%**
------------
(a)  The Fund commenced operations on September 18, 1996.
(b) The Fund commenced operations on September 1, 1992.
 * Not annualized
** Annualized

                       See notes to financial statements.

 94   PAYDEN & RYGEL INVESTMENT GROUP

                                     GLOBAL FIXED INCOME FUND
    ===========================================================================================
    SIX MONTHS
      ENDED           YEAR            YEAR            YEAR            YEAR            PERIOD
    APRIL 30,         ENDED           ENDED           ENDED           ENDED           ENDED
       1997        OCTOBER 31,     OCTOBER 31,     OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
    (UNAUDITED)       1996            1995            1994            1993           1992 (B)
    ==========     ===========     ===========     ===========     ===========     ============
     $  10.35       $   10.32       $    9.77       $   10.62       $    9.96        $  10.00
    ----------     ----------      ----------      ----------      ----------      ----------
         0.70            0.54            0.89            0.44            0.46            0.05
        (0.48)           0.19            0.53           (0.65)           0.69           (0.02)
    ----------     ----------      ----------      ----------      ----------      ----------
         0.22            0.73            1.42           (0.21)           1.15            0.03
    ----------     ----------      ----------      ----------      ----------      ----------
        (0.43)          (0.70)          (0.87)          (0.42)          (0.46)          (0.05)
                                                                                        (0.02)
                                                        (0.22)          (0.03)
    ----------     ----------      ----------      ----------      ----------      ----------
        (0.43)          (0.70)          (0.87)          (0.64)          (0.49)          (0.07)
    ----------     ----------      ----------      ----------      ----------      ----------
     $  10.14       $   10.35       $   10.32       $    9.77       $   10.62        $   9.96
    ==========     ==========      ==========      ==========      ==========      ==========
         2.18%*          7.41%          15.10%          -2.09%          11.88%           0.31%*
    ==========     ==========      ==========      ==========      ==========      ==========
     $597,510       $ 651,165       $ 540,041       $ 430,210       $ 296,958        $ 20,097
         0.49%**         0.53%           0.50%           0.55%           0.70%           0.70%**
         5.77%**         5.67%           8.94%           4.24%           4.22%           4.62%**
         0.49%**         0.53%           0.50%           0.55%           0.68%           2.29%**
         5.77%**         5.67%           8.94%           4.24%           4.24%           3.03%**
       254.87%**       175.68%         226.72%         348.12%         252.97%          53.98%**

                                                        SEMI-ANNUAL REPORT    95

(For a share outstanding throughout the period)

                                                           INTERNATIONAL BOND FUND
                                               ================================================
                                                 SIX MONTHS
                                               ENDED APRIL 30,     YEAR ENDED      PERIOD ENDED
                                                    1997           OCTOBER 31,     OCTOBER 31,
                                                 (UNAUDITED)          1996           1995 (C)
                                               ===============     ===========     ============
Net asset value -- beginning of period.......      $ 10.39           $ 10.04         $  10.00
                                               ------------        ----------      ----------
Income (loss) from investment activities:
  Net investment income......................         0.25              0.03             0.15
  Net realized and unrealized gains
     (losses)................................        (0.58)             0.42             0.09
                                               ------------        ----------      ----------
       Total from investment activities......        (0.33)             0.45             0.24
                                               ------------        ----------      ----------
Distributions to shareholders:
  From net investment income.................        (0.10)            (0.03)           (0.15)
  In excess of net investment income.........
  From net realized gains....................        (0.07)            (0.01)           (0.04)
  In excess of net realized gains............                          (0.06)           (0.01)
                                               ------------        ----------      ----------
       Total distributions to shareholders...        (0.17)            (0.10)           (0.20)
                                               ------------        ----------      ----------
Net asset value -- end of period.............      $  9.89           $ 10.39         $  10.04
                                               ============        ==========      ==========
Total return.................................        -3.20%*            4.47%            2.43%*
                                               ============        ==========      ==========
Ratios/supplemental data:
  Net assets, end of period (000)............      $22,432           $18,364         $ 19,194
  Ratio of expenses to average net assets....         0.70%**           0.70%            0.70%**
  Ratio of net investment income to average
     net assets..............................         5.83%**           5.61%            5.24%**
  Ratio of expenses to average net assets
     prior to subsidies......................         0.78%**           0.98%            1.64%**
  Ratio of net investment income to average
     net assets prior to subsidies...........         5.75%**           5.33%            4.30%**
  Portfolio turnover rate....................       218.63%**         216.80%           96.62%**
------------
 (c)  The Fund commenced operations on April 1, 1995.
 (d)  The Fund commenced operations on September 1, 1994.
  *  Not annualized
 **  Annualized

 96   PAYDEN & RYGEL INVESTMENT GROUP

                     SHORT DURATION TAX EXEMPT FUND
    ================================================================
      SIX MONTHS
    ENDED APRIL 30,     YEAR ENDED      YEAR ENDED      PERIOD ENDED
         1997           OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
      (UNAUDITED)          1996            1995           1994 (D)
    ===============     ===========     ===========     ============
        $ 10.01           $ 10.08         $  9.93         $  10.00
    ------------        ----------      ----------      ----------
           0.19              0.38            0.42             0.04
          (0.01)            (0.06)           0.15            (0.07)
    ------------        ----------      ----------      ----------
           0.18              0.32            0.57            (0.03)
    ------------        ----------      ----------      ----------
          (0.19)            (0.38)          (0.42)           (0.04)
                            (0.01)
    ------------        ----------      ----------      ----------
          (0.19)            (0.39)          (0.42)           (0.04)
    ------------        ----------      ----------      ----------
        $ 10.00           $ 10.01         $ 10.08         $   9.93
    ============        ==========      ==========      ==========
           1.82%*            3.28%           5.88%           -0.35%*
    ============        ==========      ==========      ==========
        $32,420           $36,336         $16,019         $ 20,150
           0.45%**           0.45%           0.45%            0.45%**
           3.84%**           3.81%           4.12%            3.20%**
           0.66%**           0.70%           0.91%            2.87%**
           3.63%**           3.56%           3.66%            0.78%**
          29.95%**          34.72%          79.81%            0.00%**

                                                        SEMI-ANNUAL REPORT    97

(For a share outstanding throughout the period)

                                                       TAX EXEMPT BOND FUND
                                  ===============================================================
                                    SIX MONTHS           YEAR            YEAR           PERIOD
                                  ENDED APRIL 30,        ENDED           ENDED           ENDED
                                       1997           OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
                                    (UNAUDITED)          1996            1995          1994 (E)
                                  ===============     ===========     ===========     ===========
Net asset value -- beginning of
  period........................      $  9.47           $  9.59         $  8.90         $ 10.00
                                  ------------        ----------      ----------      ----------
Income (loss) from investment
  activities:
  Net investment income.........         0.22              0.45            0.46            0.33
  Net realized and unrealized
     gains (losses).............        (0.06)            (0.12)           0.69           (1.10)
                                  ------------        ----------      ----------      ----------
       Total from investment
          activities............         0.16              0.33            1.15           (0.77)
                                  ------------        ----------      ----------      ----------
Distributions to shareholders:
  From net investment income....        (0.22)            (0.45)          (0.46)          (0.33)
  In excess of net investment
     income.....................
  From net realized gains.......
  In excess of net realized
     gains......................
                                  ------------        ----------      ----------      ----------
       Total distributions to
          shareholders..........        (0.22)            (0.45)          (0.46)          (0.33)
                                  ------------        ----------      ----------      ----------
Net asset value -- end of
  period........................      $  9.41           $  9.47         $  9.59         $  8.90
                                  ============        ==========      ==========      ==========
Total return....................         1.74%*            3.52%          13.25%          -7.85%*
                                  ============        ==========      ==========      ==========
Ratios/supplemental data:
  Net assets, end of period
     (000)......................      $48,365           $49,862         $40,052         $25,474
  Ratio of expenses to average
     net assets.................         0.45%**           0.45%           0.45%           0.50%**
  Ratio of net investment income
     to average net assets......         4.75%**           4.73%           4.97%           4.47%**
  Ratio of expenses to average
     net assets prior to
     subsidies..................         0.60%**           0.61%           0.74%           1.07%**
  Ratio of net investment income
     to average net assets prior
     to subsidies...............         4.60%**           4.57%           4.69%           3.90%**
  Portfolio turnover rate.......        19.52%**          23.04%          41.87%          97.53%**
------------
(e)  The Fund commenced operations on December 21, 1993.
(f)  The Fund commenced operations on January 1, 1995.
 * Not annualized
** Annualized

                       See notes to financial statements.

 98   PAYDEN & RYGEL INVESTMENT GROUP

                      U.S. TREASURY FUND
        ===============================================
          SIX MONTHS           YEAR           PERIOD
        ENDED APRIL 30,        ENDED           ENDED
             1997           OCTOBER 31,     OCTOBER 31,
          (UNAUDITED)          1996          1995 (F)
        ===============     ===========     ===========
            $ 10.54           $ 10.61         $ 10.00
        ------------        ----------      ----------
               0.30              0.58            0.53
              (0.14)            (0.04)           0.61
        ------------        ----------      ----------
               0.16              0.54            1.14
        ------------        ----------      ----------
              (0.30)            (0.58)          (0.53)
                                (0.03)
        ------------        ----------      ----------
              (0.30)            (0.61)          (0.53)
        ------------        ----------      ----------
            $ 10.40           $ 10.54         $ 10.61
        ============        ==========      ==========
               1.50%*            5.20%          11.61%*
        ============        ==========      ==========
            $21,524           $22,114         $10,894
               0.45%**           0.45%           0.45%*
               5.49%**           5.59%           6.31%**
               0.63%**           0.78%           1.84%*
               5.31%**           5.26%           4.92%**
             154.57%**         151.83%          87.10%**

                                                        SEMI-ANNUAL REPORT    99

(For a share outstanding throughout the period)

                                                        LIMITED MATURITY FUND
                                    =============================================================
                                      SIX MONTHS
                                    ENDED APRIL 30,    YEAR ENDED     YEAR ENDED     PERIOD ENDED
                                         1997          OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                      (UNAUDITED)         1996           1995          1994 (G)
                                    ===============    ===========    ===========    ============
Net asset value -- beginning of
  period..........................     $   10.06         $ 10.06        $ 10.00        $  10.00
                                     -----------       ----------     ----------     ----------
Income (loss) from investment
  activities:
  Net investment income...........          0.27            0.53           0.56            0.19
  Net realized and unrealized
     gains (losses)...............         (0.02)                          0.07           (0.01)
                                     -----------       ----------     ----------     ----------
       Total from investment
          activities..............          0.25            0.53           0.63            0.18
                                     -----------       ----------     ----------     ----------
Distributions to shareholders:
  From net investment income......         (0.27)          (0.53)         (0.57)          (0.18)
  In excess of net investment
     income.......................
  From net realized gains.........
  In excess of net realized
     gains........................
                                     -----------       ----------     ----------     ----------
       Total distributions to
          shareholders............         (0.27)          (0.53)         (0.57)          (0.18)
                                     -----------       ----------     ----------     ----------
Net asset value -- end of
  period..........................     $   10.04         $ 10.06        $ 10.06        $  10.00
                                     ===========       ==========     ==========     ==========
Total return......................          2.51%*          5.41%          6.43%           1.84%*
                                     ===========       ==========     ==========     ==========
Ratios/supplemental data:
  Net assets, end of period
     (000)........................     $ 113,775         $50,771        $18,414        $ 14,248
  Ratio of expenses to average net
     assets.......................          0.30%**         0.30%          0.33%           0.41%**
  Ratio of net investment income
     to average net assets........          5.47%**         5.45%          5.59%           4.74%**
  Ratio of expenses to average net
     assets prior to subsidies....          0.51%**         0.62%          0.83%           2.92%**
  Ratio of net investment income
     to average net assets prior
     to subsidies.................          5.26%**         5.13%          5.09%           2.23%**
  Portfolio turnover rate.........        317.96%**       216.68%        166.07%          86.35%**
------------
 (g)  The Fund commenced operations on May 1, 1994.
 (h)  The Fund commenced operations on January 1, 1994.
  *  Not annualized
 **  Annualized

 100   PAYDEN & RYGEL INVESTMENT GROUP

                            SHORT BOND FUND
    ================================================================
      SIX MONTHS
    ENDED APRIL 30,     YEAR ENDED      YEAR ENDED      PERIOD ENDED
         1997           OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
      (UNAUDITED)          1996            1995           1994 (H)
    ===============     ===========     ===========     ============
       $    9.97          $ 10.04         $  9.68         $  10.00
     -----------        ----------      ----------      ----------
            0.29             0.54            0.54             0.34
           (0.07)           (0.06)           0.36            (0.32)
     -----------        ----------      ----------      ----------
            0.22             0.48            0.90             0.02
     -----------        ----------      ----------      ----------
           (0.29)           (0.54)          (0.54)           (0.34)
                            (0.01)
     -----------        ----------      ----------      ----------
           (0.29)           (0.55)          (0.54)           (0.34)
     -----------        ----------      ----------      ----------
       $    9.90          $  9.97         $ 10.04         $   9.68
     ===========        ==========      ==========      ==========
            2.23%*           4.86%           9.56%            0.21%*
     ===========        ==========      ==========      ==========
       $ 109,504          $97,966         $19,157         $  2,592
            0.40%**          0.40%           0.40%            0.48%**
            5.80%**          5.67%           5.72%            4.47%**
            0.50%**          0.57%           1.03%            4.56%**
            5.70%**          5.50%           5.09%            0.39%**
          191.79%**        212.44%         170.27%          186.85%**

                                                       SEMI-ANNUAL REPORT    101

  FINANCIAL HIGHLIGHTS
(For a share outstanding throughout the period)

                                                               INTERMEDIATE BOND FUND
                                            ============================================================
                                              SIX MONTHS          YEAR           YEAR          PERIOD
                                            ENDED APRIL 30,       ENDED          ENDED          ENDED
                                                 1997          OCTOBER 31,    OCTOBER 31,    OCTOBER 31,
                                              (UNAUDITED)         1996           1995         1994 (H)
                                            ===============    ===========    ===========    ===========
Net asset value -- beginning of period....      $  9.60          $  9.85        $  9.30        $ 10.00
                                            ------------       ----------     ----------     ----------
Income (loss) from investment activities:
  Net investment income...................         0.30             0.56           0.57           0.35
  Net realized and unrealized gains
     (losses).............................        (0.11)           (0.17)          0.55          (0.70)
                                            ------------       ----------     ----------     ----------
       Total from investment activities...         0.19             0.39           1.12          (0.35)
                                            ------------       ----------     ----------     ----------
Distributions to shareholders:
  From net investment income..............        (0.30)           (0.56)         (0.57)         (0.35)
  In excess of net investment income......
  From net realized gains.................                         (0.08)
  In excess of net realized gains.........
                                            ------------       ----------     ----------     ----------
       Total distributions to
          shareholders....................        (0.30)           (0.64)         (0.57)         (0.35)
                                            ------------       ----------     ----------     ----------
Net asset value -- end of period..........      $  9.49          $  9.60        $  9.85        $  9.30
                                            ============       ==========     ==========     ==========
Total return..............................         2.02%*           4.06%         12.43%         -3.52%*
                                            ============       ==========     ==========     ==========
Ratios/supplemental data:
  Net assets, end of period (000).........      $35,968          $52,767        $34,391        $14,312
  Ratio of expenses to average net
     assets...............................         0.45%**          0.45%          0.45%          0.46%**
  Ratio of net investment income to
     average
     net assets...........................         6.03%**          5.90%          6.10%          5.39%**
  Ratio of expenses to average net assets
     prior to subsidies...................         0.62%**          0.58%          0.68%          2.03%**
  Ratio of net investment income to
     average net assets prior to
     subsidies............................         5.86%**          5.77%          5.87%          3.82%**
  Portfolio turnover rate.................       279.72%**        195.63%        189.00%        358.23%**
------------
 * Not annualized
** Annualized

                       See notes to financial statements.

 102   PAYDEN & RYGEL INVESTMENT GROUP

                     INVESTMENT QUALITY BOND FUND
    ===============================================================
      SIX MONTHS           YEAR            YEAR           PERIOD
    ENDED APRIL 30,        ENDED           ENDED           ENDED
         1997           OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
      (UNAUDITED)          1996            1995          1994 (H)
    ===============     ===========     ===========     ===========
        $  9.81           $  9.96         $  9.09         $ 10.00
    ------------        ----------      ----------      ----------
           0.30              0.63            0.57            0.37
          (0.15)            (0.17)           0.87           (0.91)
    ------------        ----------      ----------      ----------
           0.15              0.46            1.44           (0.54)
    ------------        ----------      ----------      ----------
          (0.30)            (0.61)          (0.57)          (0.37)
    ------------        ----------      ----------      ----------
          (0.30)            (0.61)          (0.57)          (0.37)
    ------------        ----------      ----------      ----------
        $  9.66           $  9.81         $  9.96         $  9.09
    ============        ==========      ==========      ==========
           1.50%*            4.86%          16.39%          -5.49%*
    ============        ==========      ==========      ==========
        $48,141           $32,304         $25,822         $ 3,030
           0.45%**           0.00%           0.45%           0.49%**
           5.89%**           6.41%           6.20%           5.25%**
           0.58%**           0.64%           1.11%           4.52%**
           5.76%**           5.77%           5.55%           1.22%**
         395.57%**         196.78%         252.09%         513.35%**

                                                       SEMI-ANNUAL REPORT    103

  FINANCIAL HIGHLIGHTS
(For a share outstanding throughout the period)

                                                                   TOTAL RETURN      GLOBAL BALANCED
                                                                       FUND               FUND
                                                                  ===============    ===============
                                                                      PERIOD             PERIOD
                                                                  ENDED APRIL 30,    ENDED APRIL 30,
                                                                     1997 (J)           1997 (J)
                                                                    (UNAUDITED)        (UNAUDITED)
                                                                  ===============    ===============
Net asset value -- beginning of period..........................      $ 10.00            $ 10.00
                                                                  ------------       ------------
Income (loss) from investment activities:
  Net investment income.........................................         0.20               0.05
  Net realized and unrealized gains (losses)....................        (0.17)             (0.03)
                                                                  ------------       ------------
       Total from investment activities.........................         0.03               0.02
                                                                  ------------       ------------
Distributions to shareholders:
  From net investment income....................................        (0.16)             (0.01)
  In excess of net investment income............................
  From net realized gains.......................................
  In excess of net realized gains...............................
                                                                  ------------       ------------
       Total distributions to shareholders......................        (0.16)             (0.01)
                                                                  ------------       ------------
Net asset value -- end of period................................      $  9.87            $ 10.01
                                                                  ============       ============
Total return....................................................         0.31%*             0.22%*
                                                                  ============       ============
Ratios/supplemental data:
  Net assets, end of period (000)...............................      $12,583            $10,393
  Ratio of expenses to average net assets.......................         0.45%**            0.69%**
  Ratio of net investment income to average net assets..........         6.06%**            3.67%**
  Ratio of expenses to average net assets prior to subsidies....         1.45%**            1.87%**
  Ratio of net investment income to average net assets prior to
     subsidies..................................................         5.06%**            2.49%**
  Portfolio turnover rate.......................................       292.49%**          186.95%**
------------
(i)  The Fund commenced operations on December 1, 1995.
(j)  The Fund commenced operations on December 9, 1996.
(k) The Fund commenced operations on November 1, 1996.
 * Not annualized
** Annualized

                       See notes to financial statements.

 104   PAYDEN & RYGEL INVESTMENT GROUP

     INTERNATIONAL         GROWTH &
      EQUITY FUND         INCOME FUND             MARKET RETURN FUND
    ===============     ===============     ===============================
        PERIOD              PERIOD            SIX MONTHS          PERIOD
    ENDED APRIL 30,     ENDED APRIL 30,     ENDED APRIL 30,        ENDED
       1997 (J)            1997 (K)              1997           OCTOBER 31,
      (UNAUDITED)         (UNAUDITED)         (UNAUDITED)        1996 (I)
    ===============     ===============     ===============     ===========
        $ 10.00             $ 10.00             $ 10.86           $ 10.00
     ----------         ------------        ------------         --------
           0.05                0.08                0.30              0.50
           0.17                1.29                1.13              0.86
     ----------         ------------        ------------         --------
           0.22                1.37                1.43              1.36
     ----------         ------------        ------------         --------
          (0.01)              (0.08)              (0.30)            (0.50)
                                                  (0.45)
     ----------         ------------        ------------         --------
          (0.01)              (0.08)              (0.75)            (0.50)
     ----------         ------------        ------------         --------
        $ 10.21             $ 11.29             $ 11.54           $ 10.86
     ==========         ============        ============         ========
           2.18%*             13.69%*             13.50%*           14.06%*
     ==========         ============        ============         ========
        $ 8,800             $81,567             $10,814           $ 5,789
           0.89%**             0.53%**             0.45%**           0.00%**
           1.35%**             1.66%**             5.55%**           5.95%**
           2.12%**             0.90%**             1.24%**           4.14%**
           0.12%**             1.29%**             4.76%**           1.81%**
          60.56%**             4.89%**           293.99%**         146.31%**

                                                       SEMI-ANNUAL REPORT    105

PAYDEN & RYGEL INVESTMENT GROUP
333 SOUTH GRAND AVENUE, LOS ANGELES, CALIFORNIA 90071
1-800-5-PAYDEN


IMPORTANT INFORMATION: The information contained in this report is intended for shareholders of the Payden & Rygel Funds only. It is not authorized for distribution to prospective investors unless accompanied or preceded by a current prospectus which provides further details.

   The performance numbers presented in this report are derived from historical market data. There is no guarantee of future performance nor are Fund shares guaranteed. Investment return and principal value of an investment in a Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost. Fund shares are sold through Payden & Rygel Distributors, member NASD.